SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐
Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

RECON TECHNOLOGY, LTD

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

    Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: ordinary shares, par value $0.0185 per share

(2)	Aggregate number of securities to which transaction applies: 2,686,567

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): The aggregate value was determined as follows: (i) 2,686,567 ordinary shares of the Company multiplied by $1.34 per share and (ii) a cash payment of up to $4.8 million. In accordance with Section 14(g) of the Securities Exchanges Act of 1934, as amended, the filing fee was determined by multiplying 0.0001007 by the sum calculated in the preceding sentence.

(4)	Proposed maximum aggregate value of transaction: $8,399,999

(5)	Total fee paid: $845.88

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

RECON TECHNOLOGY, LTD

Room 1902, Building C, King Long International Mansion

No. 9 Fulin Road, Beijing 100107

People’s Republic of China

Notice of 2015 Annual Meeting of Stockholders

To Be Held on [*], 2016

To the Stockholders:

Recon Technology, Ltd. (the “Company,” or “we”) will hold the 2015 annual meeting of stockholders (the “Annual Meeting”) on [*], 2016 at 9:00 a.m., Eastern Time, at Room 1902, King Long International Mansion, 9 Fulin Road, Beijing, China, for the following purposes:

1.	To elect two Class III members of the board of directors, to serve a term expiring at the Annual Meeting following the fiscal year ending June 30, 2018, or until his successor is duly elected and qualified;

2.	To ratify the appointment of Friedman LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2016;
3.	To approve and adopt the Share Purchase Agreement, dated as of December 1, 2015 (as it may be amended from time to time), by and between the Company, Qinghai Hua You Downhole Technology Co., Ltd., a P.R. China limited liability company (“QHHY”), the shareholders of QHHY (“QHHY Shareholders”), and Recon Hengda Technology (Beijing) Co., Ltd., the Company’s wholly owned P.R. China subsidiary (“Recon BJ”), a copy of which is attached as Annex A to this proxy statement, pursuant to which the Company will issue 2,686,567 ordinary shares and make a cash payment of up to $4.8 million to the QHHY Shareholders in exchange for the control and eventual acquisition of QHHY by Recon BJ through a series of agreements, including an exclusive equity interest purchase agreement, an equity interest pledge agreement, an exclusive technical consulting and service agreement and powers of attorney for each of the QHHY Shareholders (collectively, the “Control Agreements” and, together with the Share Purchase Agreement, the “Transactions”), which are attached as appendices to the Share Purchase Agreement;

4.	To approve the issuance of an aggregate of 2,686,567 ordinary shares of the Company to QHHY Shareholders pursuant to the Share Purchase Agreement;
5.	To approve the adjournment of the Annual Meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to approve the proposal described above; and

6.	To transact any other business as may properly come before the meeting.

The foregoing items of business are more completely described in the proxy statement accompanying this notice. The board of directors has determined that the Share Purchase Agreement and the Transactions contemplated thereunder are advisable and in the best interests of the Company and its stockholders and has unanimously approved the other proposals described herein. The board of directors unanimously recommends that the stockholders vote “FOR” the proposal to approve and adopt the Share Purchase Agreement, vote “FOR” the proposal to approve the issuance of the ordinary shares of the Company pursuant to the Share Purchase Agreement and vote “FOR” the proposal to adjourn the Annual Meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to approve and adopt the proposals described above.

The board of directors has established the close of business on [*] as the “record date” that will determine the stockholders who are entitled to receive notice of, and to vote at, the Annual Meeting or at any adjournment or postponement of the Annual Meeting. The notice of the Annual Meeting, this proxy statement, the proxy card and a copy of our 2015 Annual Report on Form 10-K will be first sent or made available to stockholders on or before [*], 2016.

Attendance at the Annual Meeting is limited to the Company’s stockholders, their proxies and invited guests of the Company.

By order of the Board of Directors,

/s/ Yin Shenping
Yin Shenping,
Chairman and Chief Executive Officer

Table of Contents

Page No.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND THE ACQUISITION	1
PROPOSAL 1: ELECTION OF DIRECTORS	5
Director Biographies	5
Board Of Directors and Corporate Governance Information	8
Management — Business History Of Executive Officers	14
Employment Agreements with the Company’s Named Executive Officers	14
Summary Executive Compensation Table	15
Outstanding Equity Awards at Fiscal Year-End	15
Equity Compensation Plan Information	16
PROPOSAL 2: TO RATIFY THE APPOINTMENT OF FRIEDMAN LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2016	17
Audit Committee Report and Fees Paid to Independent Registered Public Accounting Firm	17
We Recommend That You Vote for the Ratification of Friedman LLP as the Company's Fiscal 2016 Independent Registered Public Accounting Firm	19
General	20
STOCKHOLDERS SHARING AN ADDRESS	20
OTHER MATTERS TO COME BEFORE THE MEETING	20
DOCUMENTS INCORPORATED BY REFERENCE	20
SUMMARY OF INFORMATION RELATED TO PROPOSAL 3 AND PROPOSAL 4	21
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	24
PROPOSAL 3: TO APPROVE AND ADOPT THE SHARE PURCHASE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY	24
Background	24
Interests of Directors and Executive Officers in the Transactions	25
Ownership of Ordinary Shares of the Company after the Transactions	25
Regulatory Approvals Required for the Transactions	25
Restrictions on Sales of Ordinary Shares Received in the Transactions	25
Listing of Ordinary Issued in the Transactions	26
Anticipated Accounting Treatment	26
Appraisal Rights	26
The Share Purchase Agreement	27
The Control Agreements	30
Information About The Company	31
Information About QHHY	50
Vote Required; Recommendation of the Board of Directors	60
PROPOSAL 4: APPROVAL OF THE ISSUANCE OF ORDINARY SHARES PURSUANT TO THE SHARE PURCHASE AGREEMENT	60
Relationship to the Share Purchase Agreement	60
Vote Required; Recommendation of the Board of Directors	60
PROPOSAL 5: APPROVAL TO ADJOURN THE ANNUAL MEETING	60
Vote Required; Recommendation of the Board of Directors	61
SUPPORTING DOCUMENTS
Annex A
Annex B
Annex C

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND THE ACQUISITION

The following questions and answers are intended to address briefly some commonly asked questions regarding the Annual Meeting, the Share Purchase Agreement, the related Control Agreements contemplated thereunder, and the stockholder meeting in general. These questions and answers may not address all of the questions that may be important to you as a stockholder. To better understand these matters, and for a description of the legal terms governing the Transactions, you should carefully read this entire proxy statement, including the annexes thereto.

Q: Why am I receiving this proxy statement?

A: The Company is holding its Annual Meeting to elect two Class III directors, ratify the appointment of the Company’s auditiors, and approve the Company’s entrance into a Share Purchase Agreement with Recon BJ, QHHY and the QHHY Shareholders pursuant to which the Company will issue an aggregate of 2,686,567 ordinary shares and make a cash payment of up to $4.8 million to the QHHY Shareholders in exchange for the control and eventual acquisition (upon receipt of certain government approval) of QHHY through a series of agreements, including an exclusive equity interest purchase agreement, an equity interest pledge agreement, an exclusive technical consulting and service agreement, and powers of attorney for each of the QHHY Shareholders (collectively, the “Control Agreements”), which are attached as appendices to the Share Purchase Agreement (the Control Agreements and Share Purchase Agreement, hereinafter referred to as the “Transactions”). A copy of the Share Purchase Agreement is included as Annex A to this proxy statement. In order to complete the Transactions, among other things, the stockholders must approve the Share Purchase Agreement and the Control Agreements, including the issuance of 2,686,567 ordinary shares of the Company and the payment of up to $4.8 million in cash for Recon BJ’s control and eventual acquisition of QHHY.

We have included in this proxy statement important information about the Transactions and the Annual Meeting. You should read this information carefully and in its entirety. The enclosed voting materials allow you to vote your shares without attending the applicable stockholder meeting. Your vote is very important and we encourage you to submit your proxy as soon as possible.

Q: What proposals are the stockholders being asked to consider?

A: The stockholders are being asked to:

1.	elect two Class III members of the board of directors, to serve a term expiring at the Annual Meeting of Shareholders following the fiscal year ending June 30, 2018, or until his successor is duly elected and qualified;

2.	ratify the appointment of Friedman LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2016;

3.	approve and adopt the Share Purchase Agreement, a copy of which is attached as Annex A to this proxy statement, and the Transactions contemplated thereby;

4.	approve the issuance of 2,686,567 ordinary shares of the Company to QHHY Shareholders pursuant to the Share Purchase Agreement;

5.	approve the adjournment of the Annual Meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to approve the proposals described above; and

6.	transact any other business properly coming before the meeting.

Q: What are the recommendations of the boards of directors?

A: The board of directors has approved the Share Purchase Agreement and the Transactions contemplated thereby and determined that the Share Purchase Agreement and the Transactions are advisable and in the best interests of the stockholders.

THE BOARD OF DIRECTORS HAS DETERMINED THAT THE ELECTION OF TWO CLASS III MEMBERS OF THE BOARD OF DIRECTORS, THE RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S FIRM AUDITORS AND SHARE PURCHASE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREUNDER ARE ADVISABLE AND IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND HAS UNANIMOUSLY APPROVED THE OTHER PROPOSALS DESCRIBED HEREIN. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF DIRECTORS, “FOR” THE RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S AUDITORS, VOTE “FOR” THE PROPOSAL TO APPROVE AND ADOPT THE SHARE PURCHASE AGREEMENT, VOTE “FOR” THE PROPOSAL TO APPROVE THE ISSUANCE OF THE ORDINARY SHARES OF THE COMPANY PURSUANT TO THE SHARE PURCHASE AGREEMENT AND VOTE “FOR” THE PROPOSAL TO ADJOURN THE ANNUAL MEETING FOR ANY PURPOSE, INCLUDING TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE ANNUAL MEETING TO APPROVE AND ADOPT THE PROPOSALS DESCRIBED ABOVE.

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Q: When and where will the Annual Meeting be held?

A: The Annual Meeting of stockholders will be held [*], 2016 at 9:00 a.m., Beijing Time, at Room 1902, King Long International Mansion, 9 Fulin Road, Beijing, China.

Q: Who is entitled to vote at the Annual Meeting?

A: The record date for the Annual Meeting is [*], 2016. Only holders of ordinary shares of the Company as of the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. As of the record date there were [*] ordinary shares outstanding.

Q: What constitutes a quorum for the Annual Meeting?

A: At the Annual Meeting, the presence in person or by proxy of one-third (1/3) of our outstanding ordinary shares as of the record date will constitute a quorum at such Annual Meeting. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting.

Q: How many votes are required to approve the proposals?

A: Nomination of Class III Directors: The nominees receiving the highest number of “For” votes will be elected as a directors. This number is called a plurality. Shares not voted will have no impact on the election of directors. The proxy given will be voted “For” the nominee for director unless a properly executed proxy card is marked “Withhold” as to the nominee for director.

Ratification of Appointment of Auditors: The ratification of the appointment of Friedman LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2016 requires that a majority of the votes cast at the meeting be voted “For” the proposal. A properly executed proxy card marked “Abstain” with respect to this proposal will not be voted.

Proposal to Approve and Adopt the Share Purchase Agreement: If a quorum is present, the approval and adoption of the Share Purchase Agreement, and the Transactions contemplated thereby, will require the affirmative vote of a majority of the shares present in person or represented by proxy at a duly called meeting.

Proposal to Issue Ordinary Shares Pursuant to the Share Purchase Agreement: If a quorum is present, the approval of the issuance of ordinary shares pursuant to the Share Purchase Agreement requires the affirmative vote of a majority of the shares present in person or represented by proxy at a duly called meeting.

Proposal to Adjourn the Annual Meeting: If a quorum is present, the Annual Meeting may be adjourned by the affirmative vote of a majority of the shares present in person or represented by proxy at a duly called meeting.

Q: Is cumulative voting permitted for the election of directors?

A: No. You may not cumulate your votes for the election of directors.

Q: How do the stockholders vote?

A: The stockholders have four voting options. You may vote using one of the following methods:

•	Internet. You can vote over the Internet by accessing the website at www.proxyvote.com, and following the instructions on the website. Internet voting is available 24 hours a day. If you vote over the Internet, do not return your proxy card.
•	Telephone. If you hold shares directly in your own name and are the holder of record, you can vote by telephone by calling the toll-free number 1-800-690-6903 in the United States, Canada or Puerto Rico on a touch-tone phone. You will then be prompted to enter the control number printed on your proxy card and to follow the subsequent instructions. Telephone voting is available 24 hours a day. If, however, you hold the shares through a broker (“street name”) and not in your own name, then follow the specific instructions included in your proxy materials, including the specific phone number to use, to vote your shares by phone.

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•	Mail. You can vote by mail by simply completing, signing, dating and mailing your proxy card in the postage-paid envelope included with this proxy statement.
•	In Person. You may also come to the Annual Meeting and cast your vote there. The board of directors recommends that you vote by proxy even if you plan to attend the meeting. If your shares are held in a stock brokerage account or through a bank, broker or other nominee, or, in other words, in street name, and you wish to vote in person at the meeting, you must bring a letter from your bank, broker or nominee identifying you as the beneficial owner of the shares and authorizing you to vote such shares at the meeting.

Q: How can I attend the meeting?

A: The meeting is open to all holders of the Company’s ordinary shares as of the record date. You may attend the meeting in person or at the Internet location listed on your proxy card. In addition, you may call in to the conference call for the meeting. The dial-in number in the United States is 1-866-620-9467, and the dial-in number in China is 010-95057. The password for the meeting is 97399962. Shareholders living in other countries are welcome to attend the conference call by contacting our Company at info@recon.cn.

Q: May stockholders ask questions at the meeting?

A: Yes. Representatives of the Company will answer questions of general interest at the end of the meeting. In addition, a representative of Friedman LLP, our independent registered public accounting firm, is expected to be present at the Annual Meeting and will be allowed the opportunity to make a statement if desired and respond to appropriate questions.

Q: If my shares are held in “street name” by a broker or other nominee, will my broker or nominee vote my shares for me?

A: Your broker or other nominee does not have authority to vote on non-routine matters. All of the proposals presented at the Annual meeting are considered non-routine matters. Your broker or other nominee will vote your shares held by it in “street name” with respect to these matters only if you provide instructions to it on how to vote. You should follow the directions your broker or other nominee provides.

Q: What if I do not vote on the matters relating to the proposals?

A: If you fail to vote or fail to instruct your broker or other nominee how to vote on any of the proposals, it will have no effect on such proposals. It will be treated as a “non-vote” and not count toward a quorum.

Q: May I change my vote after I have delivered my proxy or voting instruction card?

A: Yes. You may change your vote at any time before your proxy is voted at the Annual meeting. You may do this in one of four ways:

•	by sending a notice of revocation to the corporate secretary of the Company, dated as of a later date than the date of the proxy and received prior to the Annual Meeting;
•	by sending a completed proxy card bearing a later date than your original proxy card and mailing it so that it is received prior to the Annual Meeting;
•	by logging on to the Internet website specified on your proxy card in the same manner you would to submit your proxy electronically or by calling the telephone number specified on your proxy card, in each case if you are eligible to do so and following the instructions on the proxy card; or
•	by attending your annual or Annual Meeting, as applicable, and voting in person.

Your attendance alone will not revoke any proxy.

If your shares are held in an account at a broker or other nominee, you should contact your broker or other nominee to change your vote.

Q: Do I have appraisal rights?

A: The stockholders do not have appraisal rights with respect to the matters to be voted upon at the Annual Meeting.

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Q: Whom should I call if I have questions about the proxy materials or voting procedures?

A: If you have questions about the proposals, or if you need assistance in submitting your proxy or voting your shares or need additional copies of this proxy statement or the enclosed proxy card, you should contact Recon Technology Ltd., Room 1902, Building C, King Long International Mansion, No. 9 Fulin Road, Beijing 100107, People’s Republic of China. If your shares are held in a stock brokerage account or by a bank or other nominee, you should contact your broker, bank or other nominee for additional information.

Q: What do I need to do now?

A: After carefully reading and considering the information contained in this proxy statement, including the annexes, please vote your shares as soon as possible so that your shares will be represented at the Annual Meeting. Please follow the instructions set forth on the proxy card or on the voting instruction form provided by the record holder if your shares are held in the name of your broker or other nominee.

Q: Who is paying for the expenses involved in preparing and mailing this proxy statement?

A: All of the expenses involved in preparing, assembling and mailing these proxy materials and all costs of soliciting proxies will be paid for by the Company.  In addition to the solicitation by mail, proxies may be solicited by our officers and other employees by telephone or in person.  Such persons will receive no compensation for their services other than their regular salaries.  Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in so doing.

Q: What Interest Do Officers and Directors Have in Matters to Be Acted Upon?

A: Members of the board of directors and executive officers of the Company do not have any interest in any other proposal that is not shared by all other stockholders of the Company, other than Proposal 1, the election to our board of the two nominees set forth herein.

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PROPOSAL 1

ELECTION OF DIRECTORS

(ITEM 1 ON THE PROXY CARD)

Director Biographies

A brief biography of each director in each Class follows. You are asked to vote for two nominees to serve as Class III members of the board of directors. The candidates for the board of directors have consented to serve if elected. The terms of the Class II members of the board of directors continue until the Annual Meeting of Stockholders following the fiscal year ending June 30, 2017 and the terms of the Class I member of the board of directors continues until the Annual Meeting of Stockholders following the fiscal year ending June 30, 2016.

Nominees for election as Class III members of the board of directors to serve for three-year terms, whose terms continue until the Annual Meeting of Stockholders following the fiscal year ending June 30, 2018:

Yin Shenping
Chief Executive Officer and Director Nominee
Age – 46

Director since 2007

In 2003, Mr. Yin founded Nanjing Recon, a Chinese company that provides services to automate and enhance the extraction of petroleum in the PRC, and has been the Chief Executive Officer since that time. Prior to founding Nanjing Recon, Mr. Yin served as a sales manager for Fujian Haitian Network Company from 1992 through 1994. Mr. Yin has founded and operated a number of companies: Xiamen Hengda Haitian Computer Network Co., Ltd. (1994), Baotou Hengda Haitian Computer Network Co., Ltd. (1997) and Beijing Jingke Haitian Electronic Technology Development Co., Ltd. (1999), and Jingsu Huasheng Information Technology Co., Ltd. (2000). In 2000, Mr. Yin merged the former Nanjing Kingsley Software Engineering Co., Ltd. into Nanjing Recon. Mr. Yin received his bachelor’s degree in 1991 from Nanjing Agricultural University in information systems. Mr. Yin was chosen as a director, and serves as Chairman of the board, because he is one of the founders of our company and we believe his knowledge of our company and years of experience in our industry give him the ability to guide our company as a director.

Chen Guangqiang
Chief Technology Officer and Director Nominee
Age – 52

Director since 2007

Mr. Chen has served as our Chief Technology Officer since 2003. Mr. Chen was a geological engineer for the Fourth Oil Extraction Plant of Huabei Oil Field from 1985 through 1993. From 1993 through 1999, Mr. Chen was a chief engineer for Xinda Company, CNPC Development Bureau. From 1999 through 2003, Mr. Chen served as the general manager of Beijing Adar. Mr. Chen received his bachelor’s degree in 1985 from Southwest Petroleum Institute. Mr. Chen was chosen as a director because he is one of the founders of our company and we believe we can benefit from his years of engineering experience and management experience in the oil extraction industry.

Class II members of the board of directors, whose terms continue until the Annual Meeting of Stockholders following the fiscal year ending June 30, 2017:

Hu Jijun
Independent Director
Age – 50

Director since 2008

Mr. Hu joined our Board of Directors in 2008. From 1988 to 2003, Mr. Hu served in a variety of positions at our No. 2 test-drill plant, including technician of installation, assets equipment work, electrical installation, control room production dispatcher, Deputy Chief Engineer of the Technology Battalion and Deputy Director of Production. From 2003 to 2005, Mr. Hu served as Head of the Integrated Battalion and he is currently the Head of the Transport Battalion, Senior Electric Engineer. Mr. Hu graduated as an automated professional from the China University of Petroleum in 1988. Mr. Hu was chosen as a director because we believe his years of experience and knowledge gained while working at our No. 2 test-drill plant will prove beneficial to the guidance of our company.

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Nelson N.S. Wong

Independent Director

Age – 53

Director since 2008

Mr. Wong joined our board of directors in 2008. In 1990 Mr. Wong joined the Vigers Group, a real estate company that provides services in valuation, corporate property services, investment advisory services, general practice surveying, building surveying, commercial, retail and industrial agency, and property and facilities management. Mr. Wong became the Vice Chairman and CEO of the Vigers Group in 1993. In 1995 Mr. Wong established the ACN Group, a business consulting firm, where he has worked continuously and continues to serve as the Chairman and Managing Partner. Mr. Wong received a bachelor’s degree in arts from the PLA Institute of International Relations in Nanjing in 1983. Mr. Wong was chosen as a director because we believe we can benefit from his leadership skills and management experience.

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Class I member of the board of directors, whose term continues until to the Annual Meeting of Stockholders following the fiscal year ending June 30, 2016:

Zhao Shudong

Independent Director

Age – 69

Before retiring in 2006, Mr. Zhao spent over 30 years working in the oilfield industry. From 1970 to 1976, Mr. Zhao worked as a technician in the Daqing oilfield. From 1976 to 1982, Mr. Zhao served as the vice director of the Hubei Oilfield Generalized Geologic Technical Research Institute. Mr. Zhao then spent 11 years as a director and section chief at the Scientific and Technological Development Department of the Huabei Petroleum Administrative Bureau. He was subsequently appointed Chief Geologist of the bureau, a position he held from 1993 to 1999. From 1999 to 2006, Mr. Zhao served as the General Manager of the Huabei Oilfield Company of CNPC. Mr. Zhao studied at the Northeast Petroleum Institute from 1965 to 1970. Mr. Zhao was chosen as a director because of his extensive experience in the oilfield industry.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities or commodities laws, any laws respecting financial institutions or insurance companies, any law or regulation prohibiting mail or wire fraud in connection with any business entity or been subject to any disciplinary sanctions or orders imposed by a stock, commodities or derivatives exchange or other self-regulatory organization, except for matters that were dismissed without sanction or settlement. None of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Leadership Structure of the Board of Directors

Mr. Yin Shenping currently holds both the positions of Chief Executive Officer and Chairman of the board of directors. The board of directors believes that Mr. Yin’s service as both Chief Executive Officer and Chairman of the board of directors is in the best interests of the Company and its shareholders. Mr. Yin possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company and its business and is thus best positioned to develop agendas that ensure that the board’s time and attention are focused on the most critical matters. His combined role enables decisive leadership, ensures clear accountability, and enhances the Company’s ability to communicate its message and strategy clearly and consistently to the Company’s stockholders, employees, customers and suppliers.

We do not have a lead independent director because of the foregoing reasons and also because we believe our independent directors are encouraged to freely voice their opinions on a relatively small company board. We believe this leadership structure is appropriate because we are a smaller reporting company that recently became listed on a public exchange; as such, we deem it appropriate to be able to benefit from the guidance of Mr. Yin as both our Chief Executive Officer and Chairman of the board of directors.

Risk Oversight

Our board of directors plays a significant role in our risk oversight. The board of directors makes all relevant Company decisions. As such, it is important for us to have our Chief Executive Officer serve on the board as he plays a key role in the risk oversight of the Company. As a smaller reporting company with a small board of directors, we believe it is appropriate to have the involvement and input of all of our directors in risk oversight matters.

There are no material proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of the Company’s shares of common stock, or any associate of such persons is a party adverse to Company or has a material interest adverse to the Company.

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WE RECOMMEND THAT YOU VOTE FOR THE ELECTION OF THE
CLASS III NOMINEES TO THE BOARD OF DIRECTORS.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE INFORMATION

What if a nominee is unwilling or unable to serve?

The two nominees listed in the Proxy Statement have agreed to serve as directors, if elected. If for some unforeseen reason either nominee becomes unwilling or unable to serve, proxies will be voted for a substitute nominee selected by the board of directors.

How are directors compensated?

All directors hold office until the expiration of their respective terms and until their successors have been duly elected and qualified. There are no family relationships among our directors or executive officers. Officers are elected by and serve at the discretion of the board of directors. Employee directors and non-voting observers do not receive any compensation for their services. Non-employee directors are entitled to receive $2,000 per each board of directors meeting attended. In addition, non-employee directors are entitled to receive compensation for their actual travel expenses for each board of directors meeting attended.

Summary Director Compensation Table

Name(1)	Fees earned or paid in cash	Option Awards	Total(2)
Nelson N.S. Wong	$8,000	$5,728	$13,728
Hu Jijun	$8,000	$5,728	$13,728
Zhao Shudong	$8,000	$4,124	$12,124

(1)	Compensation for our directors Yin Shenping and Chen Guangqiang, who also serve as executive officers, is fully disclosed in the executive compensation discussion on pages 15-16 of this Proxy Statement.
(2)	None of the directors received any ordinary share awards, nonqualified deferred compensation earnings or non-equity incentive plan compensation in fiscal year 2015.
(3)	On January 31, 2015, the Company granted 25,000 options to Mr. Nelson N.S. Wong, which options vest over a period of three years, one third of which vest on January 31 of each year beginning in 2016. The grant date fair value of such options was $1.65.
(4)	On January 31, 2015, the Company granted 25,000 options to Mr. Hu Jijun, which options vest over a period of three years, one third of which vest on January 31 of each year beginning in 2016. The grant date fair value of such options was $1.65.
(5)	On January 31, 2015, the Company granted 18,000 options to Zhao Shudong, which options vest over a period of three years, one third of which vest on January 31 of each year beginning in 2016. The grant date fair value of such options was $1.65.

How does the Board of Directors determine which directors are independent?

The board of directors reviews the independence of each director yearly. During this review, the board of directors considers transactions and relationships between each director (and his or her immediate family and affiliates) and the Company and its management to determine whether any such relationships or transactions are inconsistent with a determination that the director is independent in light of applicable law, listing standards and the Company’s director independence standards. The Company believes that it maintains a majority of independent directors who are deemed to be independent under the definition of independence provided by NASDAQ Listing Rule 5605(a)(2).

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What role does the Nominating Committee play in selecting nominees to the board of directors?

Two of the primary purposes of the Nominating Committee of the board of directors are (i) to develop and implement policies and procedures that are intended to ensure that the board of directors will be appropriately constituted and organized to meet its fiduciary obligations to the Company and its shareholders and (ii) to identify individuals qualified to become members of the board of directors and to recommend to the board of directors the director nominees for the annual meeting of shareholders. The Nominating Committee is also responsible for considering candidates for membership on the board of directors submitted by eligible shareholders. The Nominating Committee’s charter is available on the Company’s website at www.recon.cn under Investor Relations and in print upon request. The Nominating Committee of the Company’s board of directors was the only entity or person to nominate and/or recommend any of the director nominees.

Are the members of the Nominating Committee independent?

Yes. All members of the Nominating Committee have been determined to be independent by the board of directors.

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How does the Nominating Committee identify and evaluate nominees for director?

The Nominating Committee considers candidates for nomination to the board of directors from a number of sources. Current members of the board of directors are considered for re-election unless they have notified the Company that they do not wish to stand for re-election. The Nominating Committee also considers candidates recommended by current members of the board of directors, members of management or eligible shareholders. From time to time the Board may engage a firm to assist in identifying potential candidates, although the Company did not engage such a firm to identify any of the nominees for director proposed for election at the meeting.

The Nominating Committee evaluates all candidates for director, regardless of the person or firm recommending such candidate, on the basis of the length and quality of their business experience, the applicability of such candidate’s experience to the Company and its business, the skills and perspectives such candidate would bring to the board of directors and the personality or “fit” of such candidate with existing members of the board of directors and management. The nominating committee does not have a specific policy in place with regard to the consideration of diversity when identifying director nominees, however, the nominating committee does consider diversity of opinion and experience when nominating directors.

What are the Nominating Committee’s policies and procedures for considering director candidates recommended by stockholders?

The Nominating Committee will consider all candidates recommended by stockholders. A shareholder wishing to recommend a candidate must submit the following documents to the Secretary of the Company at Recon Technology, Ltd, Room 1902, Building C, King Long International Mansion, 9 Fulin Road, Beijing 100107 China:

•	a recommendation that identifies the name and address of the shareholder and the person to be nominated;

•	the written consent of the candidate to serve as a director of the Company, if elected;

•	a description of all arrangements between the stockholders and such nominee pursuant to which the nomination is to be made; and

•	such other information regarding the nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC.

If the candidate is to be evaluated by the Nominating Committee, the Secretary will request a detailed resume, an autobiographical statement explaining the candidate’s interest in serving as a director of the Company, a completed statement regarding conflicts of interest, and a waiver of liability for a background check from the candidate.

What are the minimum qualifications required to serve on the Company’s board of directors?

All members of the board of directors must possess the following minimum qualifications as determined by the Nominating Committee:

•	A director must demonstrate integrity, accountability, informed judgment, financial literacy, creativity and vision;

•	A director must be prepared to represent the best interests of all Company shareholders, and not just one particular constituency;

•	A director must have a record of professional accomplishment in his or her chosen field; and

•	A director must be prepared and able to participate fully in board activities, including membership on committees.

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What other considerations does the Nominating Committee consider?

The Nominating Committee believes it is important to have directors from various backgrounds and professions in order to ensure that the board of directors has a wealth of experiences to inform its decisions. Consistent with this philosophy, in addition to the minimum standards set forth above, business and managerial experience and an understanding of financial statements and financial matters are very important.

How may stockholders communicate with the members of the board of directors?

Stockholders and others who are interested in communicating directly with members of the board of directors, including communication of concerns relating to accounting, internal accounting controls or audit matters, or fraud or unethical behavior, may do so by writing to the directors at the following address:

Name of Director or Directors
c/o Secretary
Recon Technology, Ltd.
Room 1902, Building C

King Long International Mansion

9 Fulin Road

Beijing 100107 China

Does the Company have a Code of Business Ethics and Conduct?

The Company has adopted a Code of Business Ethics and Conduct, which is applicable to all directors, officers and associates of the Company, including the principal executive officer and the principal financial and accounting officer. The complete text of the Code of Business Ethics and Conduct is available on the Company’s web site at www.recon.cn and is also available in print upon request. The Company intends to post any amendments to or waivers from its Code of Business Ethics and Conduct (to the extent applicable to the Company’s principal executive officer and principal financial and accounting officer) at this location on its web site.

How often did the board of directors meet in fiscal 2015?

The board of directors met a total of five times, including one regularly scheduled meeting and four Annual Meetings, during fiscal 2015. The Compensation Committee, the Audit Committee and the Nominating Committee each met five times during fiscal 2015. The board of directors invites, but does not require, directors to attend the Annual Meeting of stockholders. All of our directors attended Company’s last Annual Meeting of stockholders.

What are the committees of the board of directors?

During fiscal 2015 the board of directors had standing Audit, Nominating, and Compensation Committees. The members of each of the Committees as of February 16, 2016, their principal functions and the number of meetings held during the fiscal year ended June 30, 2015, are shown below.

Compensation Committee

The members of the Compensation Committee are:

Hu Jijun, Chairman

Nelson N.S. Wong

Zhao Shudong

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The Compensation Committee held five meetings during the fiscal year ended June 30, 2015. The Compensation Committee’s charter is available on the Company’s website at www.recon.cn under Investor Relations and in print upon request. The Compensation Committee’s principal responsibilities include:

•	Making recommendations to the board of directors concerning executive management organization matters generally;

•	In the area of compensation and benefits, making recommendations to the board of directors concerning employees who are also directors of the Company, consult with the CEO on matters relating to other executive officers, and make recommendations to the board of directors concerning policies and procedures relating to executive officers;

•	Making recommendations to the board of directors regarding all contracts of the Company with any officer for remuneration and benefits after termination of regular employment of such officer;

•	Making recommendations to the board of directors concerning policy matters relating to employee benefits and employee benefit plans, including incentive compensation plans and equity based plans; and

•	Administering the Company’s formal incentive compensation programs, including equity based plans.

The Compensation Committee may not delegate its authority to other persons. Similarly, the Compensation Committee has not engaged a compensation consultant to assist in the determination of executive compensation issues. While the Company’s executives will communicate with the Compensation Committee regarding executive compensation issues, the Company’s executive officers do not participate in any executive compensation decisions.

Audit Committee

The members of the Audit Committee are:

Nelson N.S. Wong, Chairman

Zhao Shudong

Hu Jijun

The Audit Committee held five meetings during the fiscal year ended June 30, 2015. The primary responsibility of the Audit Committee is to assist the board of directors in monitoring the integrity of the Company’s financial statements and the independence of its external auditors. The Company believes that each of the members of the Audit Committee is “independent” and that Mr. Wong qualifies as an “audit committee financial expert” in accordance with applicable NASDAQ Capital Market listing standards. In carrying out its responsibility, the Audit Committee undertakes to:

•	Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the Company;

•	Meet with the independent auditors and management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors;

•	Review with the independent auditors and financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls of the Company. The Audit Committee elicits recommendations for the improvement of internal control procedures or particular areas where new or more detailed controls or procedures are desirable. The Audit Committee emphasizes developing and maintaining the adequacy of such internal controls to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper;

•	Review the internal accounting functions of the Company, the proposed audit plans for the coming year and the coordination of such plans with the Company’s independent auditors;

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·	Review the financial statements contained in the annual report to stockholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and contents of the financial statements to be presented to the stockholders;

·	Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present. Among the items discussed in these meetings are the independent auditors’ evaluation of the Company’s financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit;

·	Review accounting and financial human resources and succession planning within the Company;

·	Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors; and

·	Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose, if, in its judgment, that is appropriate.

The Audit Committee has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and auditing matters, including procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Nominating Committee

The members of the Nominating Committee are:

Zhao Shudong, Chairman

Nelson N.S. Wong

Hu Jijun

The Nominating Committee had five meetings during the fiscal year ended June 30, 2015. All members of the Nominating Committee are independent, as such term is defined by the NASDAQ Capital Market listing standards. The Nominating Committee undertakes to:

·	Identify individuals qualified to become members of the board of directors and to make recommendations to the board of directors with respect to candidates for nomination for election at the next annual meeting of shareholders or at such other times when candidates surface and, in connection therewith, consider suggestions submitted by shareholders of the Company;

·	Determine and make recommendations to the board of directors with respect to the criteria to be used for selecting new members of the Board of Directors;

·	Oversee the process of evaluation of the performance of the Company’s board of directors and committees;

·	Make recommendations to the board of directors concerning the membership of committees of the board and the chairpersons of the respective committees;

·	Make recommendations to the board of directors with respect to the remuneration paid and benefits provided to members of the board in connection with their service on the board or on its committees; and

·	Evaluate board and committee tenure policies as well as policies covering the retirement or resignation of incumbent directors.

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The board of directors has determined to provide a process by which stockholders may communicate with the Board as a whole, a board committee or individual director. Stockholders wishing to communicate with the board as a whole, a board committee or an individual member may do so by sending a written communication addressed to the board of directors of the Company or to the committee or to an individual director, c/o Secretary, Recon Technology Ltd, Room 1902, Building C, King Long International Mansion, 9 Fulin Road, Beijing 100107 China. All communications will be compiled by the Secretary of the Company and submitted to the board of directors or the addressee not later than the next regular board meeting.

MANAGEMENT — BUSINESS HISTORY OF EXECUTIVE OFFICERS

For information as to the business history of our Chief Executive Officer, Mr. Yin, see the section “Proposal One: Election of Directors” elsewhere in this Proxy Statement.

Liu Jia

Chief Financial Officer

Age –33

Ms. Liu has served as our Chief Financial Officer since 2008. Prior to that, Ms. Liu assisted various companies, including Heilongjiang Province Jintian Group, with financial due diligence, field surveys and data analysis. While in college Ms. Liu served internships in Xinghua Certified Public Accountants, Ltd.; Beijing Zhongweihuahao Accountants Affairs Office; Tiantong Securities Co., Ltd. and Industrial and Commercial Bank of China, which internships focused on auditing, accounting and data analysis. Ms. Liu received her bachelor’s degree in 2006 from Beijing University of Chemical Technology, School of Economics and Management and her master’s degree in industrial economics in 2009 from Beijing Wuzi University.

EMPLOYMENT AGREEMENTS WITH THE COMPANY’S
NAMED EXECUTIVE OFFICERS

We have employment agreements with each of our Chief Executive Officer, Chief Technology Officer and Chief Financial Officer. With the exception of the employment agreement with our Chief Financial Officer, each of these employment agreements provides for an indefinite term. Such employment agreements may be terminated (1) if the employee gives written notice of his or her intention to resign, (2) the employee is absent from three consecutive meetings of the board of directors, without special leave of absence from the other members of the board of directors, and the board of directors passes a resolution that such employee has vacated his office, or (3) the death, bankruptcy or mental incapacity of the employee. The employment agreement for our Chief Financial Officer provides for a one-year term, currently expiring on March 12, 2016. Such employment agreement may be terminated if Ms. Liu gives thirty days’ written notice of her intention to resign, or if the board of directors determines she can no longer perform her duties as Chief Financial Officer and provides her with thirty days’ written notice of termination.

Under Chinese law, we may only terminate employment agreements without cause and without penalty by providing notice of non-renewal one month prior to the date on which the employment agreement is scheduled to expire. If we fail to provide this notice or if we wish to terminate an employment agreement in the absence of cause, then we are obligated to pay the employee one month’s salary for each year we have employed the employee. We are, however, permitted to terminate an employee for cause without penalty to our company, where the employee has committed a crime or the employee’s actions or inactions have resulted in a material adverse effect to us.

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SUMMARY EXECUTIVE COMPENSATION TABLE

The following table shows the annual compensation paid by us to Mr. Yin Shenping, our Chief Executive Officer, Mr. Chen Guangqiang, our Chief Technology Officer, and Ms. Liu, our Chief Financial Officer, for the years ended June 30, 2015 and 2014. No other employee’s total salary exceeded $100,000.

Name and principal position	Year	Salary	Bonus	Option Awards		Restricted Stock Awards		Total
Yin Shenping, Principal Executive Officer	2015	$126,347	$10,000		$—	$129,239	(1,2)	$265,586
	2014	$125,463	$10,455	$		$47,432	(1)	$183,350

Chen Guangqiang, Chief Technology Officer	2015	$117,343	$10,000		$—	$169,105	(1,2)	$296,448
	2014	$113,593	$10,000		$—	$67,365	(1)	$190,958

Liu Jia Chief Financial Officer	2015	$80,000	$7,390		$—	$7,332	(3)	$94,722
	2014	$80,000	$6,500	$		$—		$86,500

(1) On December 13, 2013, the Company granted 95,181 restricted shares to Mr. Yin Shenping and 135,181 restricted shares to Mr. Chen Guangqiang at an aggregate value of ¥4,207,496 ($688,782), based on the stock closing price of $2.99 at December 13, 2013. These restricted shares will be vested over three years with one third of the shares vesting every year from the grant date.

(2) On January 31, 2015, the Company granted 150,000 restricted shares to Mr. Yin Shenping and 150,000 restricted shares to Mr. Chen Guangqiang at an aggregate value of ¥3,038,558($495,000), based on the stock closing price of $1.65 at January 31, 2015. These restricted shares will vest over three years with one third of the shares vesting every year from the grant date.

(3) On January 31, 2015, the Company granted 32,000 options to Ms. Liu Jia, which options vest over a period of three years, one third of which vest on January 31 of each year beginning in 2016. The grant date fair value of such options was $1.65.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards				Shares Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Weighted Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout of value of unearned shares, units or other rights that have not vested
(a)	(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
Yin Shenping	60,000	-	6.00	July 29, 2019 (2)	31,727	94,864	31,727	94,864	(4)
Principal Executive Officer	32,000	16,000	2.96	March 25, 2022 (3)	50,000	82,500	100,000	165,000	(5)
					-	-	320,000	281,600	(6)
Total	92,000	88,000	4.65		81,727	177,364	451,727	541,464

Chen Guangqiang	50,000	-	6.00	July 29, 2019 (2)	45,060	134,729	45,061	134,732	(4)
Chief Technology Officer	20,000	10,000	2.96	March 25, 2022 (3)	50,000	82,500	100,000	165,000	(5)
					-	-	320,000	281,600	(6)
Total	40,000	10,000	4.86		95,060	217,229	465,061	581,332

(2)	Options granted on July 30, 2009, which vest at a rate of 20% per year on the anniversary of the grant date and which are exercisable for $6.00 per share.
(3)	Options granted on March 26, 2012, which vest at a rate of 20% per year on the anniversary of the grant date and which are exercisable for $2.96 per share.
(4)	Based on the share price of Oct. 13, 2013.
(5)	Based on the share price of Jan 31, 2015.
(6)	Based on the share price of Oct. 16, 2015.

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EQUITY COMPENSATION PLAN INFORMATION

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted- average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	815,600	$3.04	-
Equity compensation plans not approved by security holders	-	$-	-
Total	815,600	$3.04	-

Certain Relationships and Related Transactions, and Director Independence.

Transactions with Related Persons

Because we do not have access certification to Jidong Oilfield, Nanjing Recon, one of our Domestic Companies, conducted transactions with Jidong Oilfield through Beijing Yabei Nuoda Science and Technology Co. Ltd. (“Yabei Nuoda”), which has access certification to the oilfield and wherein one of the Founders, Mr. Yin Shenping, was the legal representative of before December 2013 and Chairman as of September 30, 2014. On October 30, 2014, Mr. Yin resigned from the chairman position and at that point Yabei Nuoda was no longer a related party of the Company after October 30, 2014. Mr. Yin does not have any equity interest in this company currently. Below is a summary of trade accounts receivable with related parties as of June 30, 2014 and 2015, respectively.

	June 30, 2014	June 30, 2015	June 30, 2015
Related Party	RMB	RMB	U.S. Dollars

Beijing Yabei Nuoda Science and Technology Co. Ltd. *	¥5,441,498	¥-	$-

Beijing Langchen Construction Company	726,800	726,800	119,367

Xiamen Huangsheng Hitek Computer Network Co.Ltd.	100,000	980,000	160,951

Xiamen Henda Hitek Computer Network Co. Ltd.	1,211,000	3,063,000	503,055

Total - related-parties, net	¥7,479,298	¥4,769,800	$783,373

Related Party	June 30, 2014	June 30, 2015	June 30, 2014
Non-current portion	RMB	RMB	U.S. Dollars

Beijing Yabei Nuoda Science and Technology Co. Ltd.	¥16,062,574	¥4,934,072	$810,352

Allowance for doubtful accounts	(1,606,257)	(493,407)	(81,035)

Total - related-parties, net	¥14,456,317	¥4,440,665	$729,317

Below is a summary of purchase advances to related parties as of June 30, 2014 and 2015, respectively

	June 30, 2014	June 30, 2015	June 30, 2015
Related Party	RMB	RMB	U.S. Dollars

Xiamen Huangsheng Hitek Computer Network Co. Ltd.	¥394,034	¥394,034	$64,715

Total	¥394,034	¥394,034	$64,715

In addition, included in the Company’s other receivables as of June 30, 2015 were amounts “due from ENI” after ENI ceased to be a VIE of the Company on December 16, 2010. In January 2012, ENI agreed to repay the loan on a determined payment schedule, and interest is accrued during the period at an annual rate of 4%. In accordance with the payment schedule, the principal plus accrued interest was to be repaid over three years on a quarterly basis beginning March 2012. The first four payments are RMB 1.2 million each. In March, June, September and December of 2012, the Company received RMB 4.8 million. Starting March 2013, installments for each quarter would be ¥1,777,653. The Company received the payments on time in March and June, 2013. On September 30, 2013, ENI proposed to extend the payment period and signed a new contract with the Company. According to the new arrangement, the remaining balance of this loan will be repaid over four years with quarterly installments of ¥699,147. The Company has continued to receive the payments under the agreement.

Accordingly, the current and non-current portion of the amount due from ENI at June 30, 2015 is RMB 2,624,071 ($430,967) and RMB 2,729,033 ($448,205), respectively.

The Company also had short-term borrowings from related parties. Below is a summary of the Company’s short-term borrowings due to related parties as of June 30, 2014 and 2015, respectively.

	June 30, 2014	June 30, 2015	June 30, 2015
Short-term borrowings due to related parties:	RMB	RMB	U.S. Dollars
Short-term borrowing from a Founder, 6.6% annual interest, due on December 25, 2014	¥5,007,728	¥-	-
Short-term borrowing from a Founder, 7.2% annual interest, due on October 20, 2015		6,013,200	987,584
Short-term borrowing from a Founder, 6.0% annual interest, due on October 2, 2015		3,403,431	558,966
Short-term borrowing from a Founder, 6.16% annual interest, due on October 12, 2015		1,600,274	262,822
Short-term borrowing from a Founder's family member, no interest, due on various dates.		5,700,000	936,145
Short-term borrowings from Xiamen Huasheng Haitian Computer Network Co. Ltd., no interest, due on November 14, 2015	200,000	200,000	32,847

Total short-term borrowings due to related parties	¥5,207,728	¥16,916,905	$2,778,364

Other than as described herein, no transactions required to be disclosed under Item 404 of Regulation S-K have occurred since the beginning of the Company’s last fiscal year.

Director Independence

The Board of Directors maintains a majority of independent directors who are deemed to be independent under the definition of independence provided by NASDAQ Stock Market Rule 4200(a)(15). Mr. Wong, Mr. Hu and Mr. Zhao are our independent directors.

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PROPOSAL 2:

TO RATIFY THE APPOINTMENT OF FRIEDMAN LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2016

(ITEM 2 ON THE PROXY CARD)

AUDIT COMMITTEE REPORT AND FEES PAID TO
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Who served on the Audit Committee of the board of directors during fiscal year 2015?

The members of the Audit Committee as of June 30, 2015 were Nelson N.S. Wong, Zhao Shudong and Hu Jijun. Each member of the Audit Committee is independent under the rules of the SEC and the NASDAQ Capital Market. The board of directors has determined that Mr. Wong, who is an independent director, is an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K promulgated under the Exchange Act.

What document governs the activities of the Audit Committee?

The Audit Committee acts under a written charter, which sets forth its responsibilities and duties, as well as requirements for the Audit Committee’s composition and meetings. The Audit Committee Charter is available on the Company’s website at www.recon.cn under Investor Relations.

How does the Audit Committee conduct its meetings?

During fiscal 2015, the Audit Committee met with the senior members of the Company’s financial management team and the Company’s independent registered public accounting firm. The Audit Committee’s agenda was established by the Chairman. At each meeting, the Audit Committee reviewed and discussed various financial and regulatory issues. The Audit Committee also had private, separate sessions from time to time with representatives of the Company’s independent registered public accounting firm, at which meetings candid discussions of financial management, accounting and internal control issues took place.

Does the Audit Committee review the periodic reports and other public financial disclosures of the Company?

The Audit Committee reviews each of the Company’s quarterly and annual reports, including Management’s Discussion of Results of Operations and Financial Condition. As part of this review, the Audit Committee discusses the reports with the Company’s management and considers the audit and review reports prepared by the independent registered public accounting firm about the Company’s quarterly and annual reports, as well as related matters such as the quality (and not just the acceptability) of the Company’s accounting principles, alternative methods of accounting under generally accepted accounting principles and the preferences of the independent registered public accounting firm in this regard, the Company’s critical accounting policies and the clarity and completeness of the Company’s financial and other disclosures.

What is the role of the Audit Committee in connection with the financial statements and controls of the Company?

Management of the Company has primary responsibility for the financial statements and internal control over financial reporting. The independent registered public accounting firm has responsibility for the audit of the Company’s financial statements and internal control over financial reporting. The responsibility of the Audit Committee is to oversee financial and control matters, among other responsibilities fulfilled by the Audit Committee under its charter. The Audit Committee meets regularly with the independent registered public accounting firm, without the presence of management, to ensure candid and constructive discussions about the Company’s compliance with accounting standards and best practices among public companies comparable in size and scope to the Company. The Audit Committee also regularly reviews with its outside advisors material developments in the law and accounting literature that may be pertinent to the Company’s financial reporting practices.

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What has the Audit Committee done with regard to the Company’s audited financial statements for fiscal 2015?

The Audit Committee has:

·	reviewed and discussed the audited financial statements with the Company’s management; and

·	discussed with Friedman LLP, the Company’s independent registered public accounting firm for the 2015 fiscal year, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

Has the Audit Committee considered the independence of the Company’s auditors?

Friedman LLP has supplied the Audit Committee with written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee has discussed Friedman LLP’s independence with Friedman LLP. The Audit Committee has concluded that Friedman LLP is independent from the Company and its management.

Has the Audit Committee made a recommendation regarding the audited financial statements for fiscal 2015?

Based upon its review and the discussions with management and the Company’s independent registered public accounting firm, the Audit Committee recommended to the board of directors that the audited consolidated financial statements for the Company be included in the Company’s Annual Report on Form 10-K for fiscal 2015.

Has the Audit Committee reviewed the fees paid to the independent registered public accounting firm during fiscal 2015?

The Audit Committee has reviewed and discussed the fees paid to Friedman LLP during fiscal 2015 for audit, audit-related, tax and other services, which are set forth below under “Fees Paid to Independent Registered Public Accounting Firm.” The Audit Committee has determined that the provision of non-audit services is compatible with Friedman LLP’s independence.

What is the Company’s policy regarding the retention of the Company’s auditors?

The Audit Committee has adopted a policy regarding the retention of the independent registered public accounting firm that requires pre-approval of all services by the Audit Committee.

Who prepared this report?

This report has been furnished by the members of the Audit Committee as of June 30, 2015:

Nelson N.S. Wong, Chairman

Zhao Shudong

Hu Jijun

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Fees

During fiscal 2014 and 2015, Friedman LLP’s fees for the annual audit of our financial statements and the quarterly reviews of the financial statements included in Forms 10-Q were $185,000 and $190,000, respectively.

Audit-Related Fees

During fiscal 2014 and 2015, Friedman LLP billed the Company $0 for audit-related services.

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Tax Fees

The Company was not billed by Friedman LLP for tax services in fiscal 2014 and 2015.

All Other Fees

The Company was not billed by Friedman LLP for any other services in fiscal 2014 and 2015.

Audit Committee Pre-Approval Policies

Before Friedman LLP was engaged by the Company to render audit or non-audit services, the engagement was approved by the Company’s audit committee. All services rendered by Friedman LLP have been so approved.

WE RECOMMEND THAT YOU VOTE FOR THE RATIFICATION OF FRIEDMAN LLP
AS THE COMPANY'S FISCAL 2016 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

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GENERAL

Compensation Committee Interlocks and Insider Participation

None of the members of the board of directors who served on the Compensation Committee during the fiscal year ended June 30, 2015 were officers or employees of the Company or any of its subsidiaries or had any relationship with the Company requiring disclosure under SEC regulations.

Compliance with Section 16(a) Beneficial Ownership Reporting Requirements

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own more than ten percent of a registered class of the Company’s equity securities to file with the Securities and Exchange Commission reports of ownership and changes in beneficial ownership of the Company’s ordinary shares. Directors, executive officers and greater than ten percent shareholders are required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of these reports furnished to the Company or written representations that no other reports were required, we believe that all reports were timely made.

Availability of Form 10-K to Stockholders

Rules promulgated by the SEC require us to provide an Annual Report to Stockholders who receive this Proxy Statement. We will also provide copies of the Annual Report to brokers, dealers, banks, voting trustees and their nominees for the benefit of their beneficial owners of record. Additional copies of the Annual Report on Form 10-K for the fiscal year ended June 30, 2015 (without exhibits or documents incorporated by reference), are available without charge to shareholders upon written request to Secretary, Recon Technology, Ltd, Room 1902, Building C, King Long International Mansion, 9 Fulin Road, Beijing 100107 China, by calling 010-84945799 or via the Internet at www.recon.cn.

Stockholder Proposals

To be considered for inclusion in next year’s Proxy Statement or considered at next year’s annual meeting but not included in the Proxy Statement, stockholder proposals must be submitted in writing by [*]. All written proposals should be submitted to: Secretary, Recon Technology, Ltd, Room 1902, Building C, King Long International Mansion, 9 Fulin Road, Beijing 100107 China.

Stockholders Sharing an Address

We may send a single set of stockholder documents to any household at which two or more stockholders reside. This process is called “householding.” This reduces the volume of duplicate information received at your household and helps us to reduce costs. Your materials may be householded based on your prior express or implied consent. If your materials have been householded and you wish to receive separate copies of these documents, or if you are receiving duplicate copies of these documents and wish to have the information householded, you may write or call the following address or phone number: Secretary, Recon Technology, Ltd.,1902 Building C, King Long International Mansion, 9 Fulin Road, Beijing 100107, People’s Republic of China; +86 (10) 8494 5799.

Other Matters to Come Before the Meeting

The board of directors is not aware of any other business to be acted upon at the Annual Meeting. Pursuant to the Company’s bylaws, only the business described in the notice of the Annual Meeting of the stockholders will be conducted at such meeting.

Documents Incorporated By Reference

 The SEC allows us to “incorporate by reference” information into this Proxy Statement.  This means that the Company can disclose important information to you by referring you to another document filed separately with the SEC.  The information incorporated by reference is considered to be a part of this Proxy Statement, except for any information that is superseded by information that is included directly in this Proxy Statement or in any other subsequently filed document that also is incorporated by reference herein.

 This Proxy Statement incorporates by reference our Annual Report on Form 10-K the fiscal year ended June 30, 2015 filed with the SEC on September 25, 2015 and certain portions of our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2015 filed with the SEC on November 13, 2015.

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SUMMARY OF INFORMATION RELATED TO PROPOSAL 3 AND PROPOSAL 4

This summary highlights selected information contained in this proxy statement and may not contain all of the information that is important to you. The Company urges you to carefully read this proxy statement in its entirety, as well as the annexes thereto.

The Companies

Recon Technology, Ltd.

Room 1902, Building C, King Long International Mansion

No. 9 Fulin Road

Beijing, 100107

People’s Republic of China

(86) 10-84945799

Recon Technology, Ltd. (“Recon”) is China's first independent oil and gas field service company to be listed on NASDAQ. Working closely with leading global partners, Recon has achieved rapid growth supplying China's largest oil and gas exploration companies, including Sinopec and China National Petroleum Corporation, with advanced automated technologies, efficient gathering and transportation equipment and reservoir stimulation measures. The solutions Recon provides are aimed at increasing gas and petroleum extraction levels, reducing impurities, improving safety and lowering production costs. For additional information about our company, please visit www.recon.cn.

Qinghai Hua You Downhole Technology Co., Ltd.

No. 0467, Huang Chen Road

Hua Tu Gou, Mang Ya City

Qinghai Province, P.R. China 817500

+86 937-8911810

Established in September 2011, Qinghai Hua You Downhole Technology Co., Ltd. ("QHHY") is an oilfield service company providing a wide range of downhole technology support and services primarily in Qinghai province. QHHY has more than 130 employees and is a qualified oilfield service provider for PetroChina, among other companies. QHHY's solutions are aimed at keeping working wells safe and helping to increase oil well production.

Recon Hengda Technology (Beijing) Co., Ltd.

Room 5771, 5th Floor

Shen Chang Building, Zhi Chun Road

Haidian District, Beijing

People’s Republic of China 100107

+86 10-84945799

Recon Hengda Technology (Beijing) Co., Ltd. is a wholly owned subsidiary of the Company and was established as a limited liability company under the laws of the PRC on January 18, 2014.

The Share Purchase Agreement

On December 1, 2015 the Company entered into the Share Purchase Agreement with QHHY, QHHY’s Shareholders and Recon BJ, pursuant to which the Company will issue 2,686,567 ordinary shares and make a cash payment of up to $4.8 million to the QHHY Shareholders in exchange for the control and eventual acquisition of QHHY by Recon BJ through a series of Control Agreements.

Covenants of the Parties

The Share Purchase Agreement contains, among other things, the following covenants and agreement of the parties:

•	Recon BJ shall be entitled to all the rights of the QHHY Shareholders, as shareholders of QHHY, upon execution of the Control Agreements;
•	the QHHY Shareholders agree not to compete in any way with QHHY’s business;
•	the QHHY Shareholders will guarantee the performance of QHHY under the Share Purchase Agreement and will be jointly and severally liable for QHHY’s actions;

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•	the QHHY Shareholders will ensure that all of QHHY’s key management and technical staff sign employment and related non-disclosure and non-compete agreements for a period of no less than five years;
•	QHHY and the QHHY Shareholders will coordinate with the registration of the pledge of 100% of QHHY’s Shares within 30 days of the execution of the Share Purchase Agreement; and
•	the QHHY Shareholders will complete, or assist QHHY and Recon BJ in completing, the foreign exchange registration.

Amendment and Termination

The Share Purchase Agreement may only be amended pursuant to a written consent signed by each of the parties to the Share Purchase Agreement.

The Share Purchase Agreement may be terminated prior to the closing date as follows:

•	by mutual written consent of the parties;
•	by written notice by either party if the other party has breached any of their respective representations, warranties, covenants or agreements, and such breach is not cured within 30 days;
•	by written notice by either party if the other party has breached any of their respective representations, warranties, covenants or agreements twice or more; or
•	by either party if the Share Purchase Agreement cannot be performed due to force majeure.

See “The Share Purchase Agreement,” beginning on page 27, for a more complete discussion of the terms of the Share Purchase Agreement.

The Control Agreements

In connection with the Share Purchase Agreement, Recon BJ entered into a series of control agreements with QHHY and its shareholders related to the transfer of ownership and control in QHHY to Recon BJ. Set forth below is a description of each of the Control Agreements:

Exclusive Technical Consulting and Service Agreement

On December 1, 2015, Recon BJ and QHHY entered into an Exclusive Technical Consulting and Service Agreement (the “Consulting Agreement”). Pursuant to the Consulting Agreement, Recon BJ will provide technical consulting and services and other significant resources necessary for the operation of QHHY’s business for a consulting fee equal to 100% of QHHY’s quarterly profit, among other things.

The Consulting Agreement becomes effective upon execution and has a term of 30 years, subject to automatic extension for another 30 year period unless it is terminated by the parties in accordance with the terms of the agreement. Recon BJ has the right to terminate the Consulting Agreement unilaterally with a 30 days’ written notice. QHHY may not terminate the Consulting Agreement except in the case of Recon BJ’s gross negligence, fraud, or other illegal action or bankruptcy.

Exclusive Equity Interest Purchase Agreement

Under the Exclusive Equity Interest Purchase Agreement (the “Equity Interest Purchase Agreement”), Recon BJ is granted the exclusive right to purchase a portion or all of the equity interest of QHHY for a transfer fee to be confirmed by the parties through negotiation according to the appraisal of the equity interest approved by the competent authority, which shall be the lowest price permitted under the laws and regulations of the People’s Republic of China (“PRC”). The transfer fee will be refunded to Recon BJ when Recon BJ exercises its purchase right. The Equity Interest Purchase Agreement is effective upon execution and has a term of 10 years, subject to an additional 10 year extension at the discretion of Recon BJ.

Equity Interest Pledge Agreement

Under the Equity Interest Pledge Agreement (the “Pledge Agreement”), the QHHY Shareholders pledged all of their equity interest in QHHY to Recon BJ to guarantee the payment of the technical consulting service fee under the Consulting Agreement. Under the terms of the Pledge Agreement, upon the occurrence of any event of default, as set forth in the Pledge Agreement, including QHHY’s failure to pay the service fee under the Consulting Agreement, Recon BJ, as pledgee, will be entitled to foreclose the pledged equity interest. During the term of the Pledge Agreement, Recon BJ is entitled to possess the contribution certificate of the pledged equity interest as well as QHHY’s register of shareholders in order to collect dividends generated by the pledged equity interest. The QHHY Shareholders also agree that, Recon BJ may notify the QHHY Shareholders of the default and demand full payment of all outstanding service fee and other payable under the Consulting Agreement or may foreclose the pledged equity interest. QHHY Shareholders further agree not to dispose of the pledged equity interest or take any actions that would prejudice Recon BJ’s interest. The Pledge Agreement becomes effective on the date when the pledge is recorded and will continue till the service fee under the Consulting Agreement are paid in full and QHHY no longer undertakes any obligation under the Consulting Agreement.

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Power of Attorney

Each of the QHHY Shareholders executed a power of attorney (the “Power of Attorney”) authorizing Recon BJ to act as his sole representative with full authority to perform shareholder’s rights on their behalf, including but not limited to: (i) the attendance of shareholders’ meetings and execution of relative shareholder resolution(s); (ii) the exercise of all the shareholder’s rights, including voting, that shareholders are entitled to under the PRC law and the Articles of Association, including but not limited to the sale, transfer, pledge or disposition of shares in part or in whole, and (iii) the designation and appointment on behalf of each shareholder the legal representative, the executive director, supervisor, the chief executive officer and other senior management members of QHHY. The Power of Attorney is irrevocable and continuously valid as long as the QHHY Shareholders remain shareholders of QHHY.

Interests of Directors and Executive Officers in the Transactions

The Company’s directors and executive officers do not have any interest in the proposal that is not shared by the shareholders of the Company. QHHY was partially owned by the Company’s Chief Technology Officer and director, Chen Guangqiang. Mr. Chen sold his ownership interest in QHHY on January 17, 2015.

Ownership of Ordinary Shares of the Company after the Transactions

The issuance of the ordinary shares pursuant to the Share Purchase Agreement will have a significant dilutive effect on our existing shareholders.  We presently have 5,804,005 ordinary shares outstanding. Following the closing of the Share Purchase Agreement, we will have 8,490,572 ordinary shares outstanding. At that time, the existing shareholders of the Company will hold approximately 68.36% of the issued and outstanding ordinary shares of the Company and the QHHY Shareholders together will hold approximately 31.64% of the outstanding ordinary shares of the Company.

Anticipated Accounting Treatment

The transaction will be treated by the Company as a business combination under the purchase method of accounting in accordance with accounting principles generally accepted in the United States. For accounting purposes, the Company is considered to be acquiring QHHY in this transaction. Therefore, the aggregate consideration paid in connection with the Transactions, together with the direct costs of the Transactions, will be allocated to QHHY's tangible and intangible assets and liabilities based on their fair market values. The assets and liabilities and results of operations of QHHY will be consolidated into the results of operations of the Company as of the effective time of the Transactions. The Company has provided a preliminary pro forma financial information in this proxy statement for shareholders’ reference.

Regulatory Approvals Required for the Transactions

Other than the approval of the NASDAQ Stock Exchange, we are not aware of any regulatory filings or approvals that are required in connection with the Transactions.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks, uncertainties and other factors, including the risk that the merger will not be consummated, as the merger is subject to certain closing conditions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including statements regarding the expected timing of the completion of the closing of the Share Purchase Agreement; the ability to obtain approval for listing on the Nasdaq of the ordinary shares of the Company issuable pursuant to the Share Purchase Agreement; the ability to obtain approvals from the stockholders and to complete the Transactions considering the various closing conditions; any statements of the plans, strategies and objectives of management for future operations; any statements regarding product development, product extensions, product integration or product marketing; continued compliance with government regulations, changing legislation or regulatory environments; any statements of expectation or belief and any statements of assumptions underlying any of the foregoing. In addition, if and when the Transactions are consummated, there will be risks and uncertainties related to successfully managing the operations of QHHY, as well as the ability to ensure continued regulatory compliance, performance and/or market growth. These risks, uncertainties and other factors, and the general risks associated with the businesses of the Company and QHHY described herein and in the reports and other documents filed with the SEC, could cause actual results to differ materially from those referred to in the forward-looking statements. You are cautioned not to rely on these forward-looking statements. All forward-looking statements are based on information currently available to the Company and QHHY and are qualified in their entirety by this cautionary statement. The information contained in this proxy statement speaks as of the date hereof and we have or undertake no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

PROPOSAL 3:

TO APPROVE AND ADOPT THE SHARE PURCHASE AGREEMENT AND THE TRANSACTIONS

CONTEMPLATED THEREBY

The following is a discussion of the material terms of the Share Purchase Agreement and the Transactions contemplated thereunder. You are urged to read carefully the Share Purchase Agreement in its entirety, a copy of which, along with the Control Agreements, is attached as Annex A to this Proxy Statement and incorporated by reference herein.

Background

In November 2014, after learning of the Company’s intension to acquire a related business, shareholders of QHHY approached the Company and initiated discussions concerning the Company’s potential acquisition of QHHY. The Company’s board of directors was informed of the discussion and provided information about the business of QHHY. The board of directors believed QHHY’s business is stable and will generate strong cash flow for the Company and authorized Messrs. Chen and Yin to continue negotiations with the QHHY Shareholders. Mr. Chen, who was then a 40% shareholder of QHHY, has been involved in the operation of QHHY. In addition, Mr. Li Donglin, who is in charge of the operations of one of the Company’s subsidiaries in Qinghai, is a shareholder and member of the management of QHHY as well as the legal representative of QHHY. Such relationships and arrangements were fully disclosed to the board of directors. Messrs. Chen and Li later transferred their equity interests in QHHY in January, 2015.

After several rounds of negotiations, the parties agreed on the principal terms of the proposed transaction, including how QHHY’s management would proceed following the consummation of the Transactions. The Company and QHHY agreed as follows: (i) the Company will take over daily operations and management of QHHY, (ii) the QHHY Shareholders will not require a position on the Company’s board of directors, (iii) the QHHY Shareholders will coordinate with Messrs. Yin and Chen on the transition and operation of QHHY’s business; (iv) the shares of the Company to be issued to the shareholders of QHHY will be subject to a 12-month lock-up period; and (v) the QHHY Shareholders will hire consultants to help with the financial reporting and preparation of audited financial statements and valuation. To ensure a fair purchase price for the Transactions, the Company engaged an independent third party valuation firm to prepare a professional valuation report (the “Valuation Report”) with respect to the contemplated transactions with shareholders of QHHY.

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On November 24, 2015, the board of directors held a meeting to discuss the Share Purchase Agreement and the Transactions. The financial statements and business of QHHY, as well as the Valuation Report, were presented to the board of directors for their evaluation and consideration of the Share Purchase Agreement and the Transactions. In reaching its decision, the board of directors consulted with its senior management, financial advisors and outside legal counsel. These consultations included discussions regarding strategic and operational matters, past and current business operations, and financial condition and performance of QHHY. The board of directors approved and adopted, by a unanimous vote, the Share Purchase Agreement and the Transactions and declared the Share Purchase Agreement and the Transactions to be advisable, fair to, and in the best interests of, the Company and its stockholders and recommended that the stockholders vote in favor of the Share Purchase Agreement and the Transactions.

The decision of the board of directors to approve and authorize the Share Purchase Agreement and the Transactions was the result of careful consideration of numerous factors by the board of directors, including, among others, the factors detailed below:

•	QHHY’s financial condition and short-term and long-term outlook, including the Valuation Report;

•	the effect of the QHHY acquisition, including the consideration to be paid in relation thereto, on the Company’s financial condition;

•	the suitability of QHHY’s business to that of Recon, including its products and services, employees and management;

•	QHHY’s business partners, contracts, and opportunities for expansion and cooperation with other parties as a result of the acquisition; and

•	QHHY’s certification and the possibility of business integration with Recon’s current client base.

Following the board of directors approval of the Transactions on November 24, 2015, on December 1, 2015, the Company executed the Share Purchase Agreement. The terms of the Share Purchase Agreement are more fully described in the section entitled “The Share Purchase Agreement” starting on page 27.

The Company intends to close the Share Purchase Agreement and the Transactions promptly following stockholder approval of this Proposal 1.

Interests of Directors and Executive Officers in the Transactions

The Company’s directors and executive officers do not have any interest in the proposal that is not shared by the stockholders of the Company. QHHY had been 40 percent owned by Mr. Chen Guangqiang, who is the Company’s Chief Technology Officer and a director of the Company, until January 2015. Mr. Chen sold his ownership interest in QHHY on January 17, 2015, but remains a management level employee of QHHY. We expect Mr. Chen’s presence and involvement at QHHY to assist in QHHY’s integration into the Company’s business going forward.

Ownership of Ordinary Shares of the Company after the Transactions

The issuance of the ordinary shares pursuant to the Share Purchase Agreement will have a significant dilutive effect on our existing shareholders.  Subsequent to the closing of the Share Purchase Agreement, we will have 8,490,572 ordinary shares of outstanding. Following the closing of the Share Purchase Agreement, the existing shareholders of the Company will hold approximately 68.36% of the issued and outstanding ordinary shares of the Company and the QHHY Shareholders will hold approximately 31.64% of the outstanding ordinary shares of the Company.

Regulatory Approvals Required for the Transactions

We are not aware of any regulatory filings or approvals that are required in connection with the Transactions.

Restrictions on Sales of Ordinary Shares Received in the Transactions

The ordinary shares to be issued in the Transactions will be restricted and subject to a 12-month lock-up period.

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Listing of Ordinary Shares Issued in the Transactions

Before the completion of the Transactions, the Company will use its commercially reasonable efforts to cause the ordinary shares to be issued in the Transactions to be authorized for listing on NASDAQ, subject to official notice of issuance.

Anticipated Accounting Treatment

The transaction will be treated by the Company as a business combination under the purchase method of accounting in accordance with accounting principles generally accepted in the United States. For accounting purposes, the Company is considered to be acquiring QHHY in this transaction. Therefore, the aggregate consideration paid in connection with the Transactions, together with the direct costs of the Transactions, will be allocated to QHHY's tangible and intangible assets and liabilities based on their fair market values. The assets and liabilities and results of operations of QHHY will be consolidated into the results of operations of the Company as of the effective time of the Transactions. These allocations will be based upon a valuation that has not yet been finalized. The Company has provided preliminary pro forma financial information in this proxy statement for shareholders’ reference.

Appraisal Rights

The stockholders do not have appraisal or dissenters’ rights under the Company’s organizational documents or under the Cayman Islands law.

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THE SHARE PURCHASE AGREEMENT

The following is a summary of the material provisions of the Share Purchase Agreement, and the Control Agreements which are attached as exhibits to the Share Purchase Agreement, which is attached as Annex A to this proxy statement and is incorporated by reference herein. This summary does not purport to be complete and may not contain all of the information about the Share Purchase Agreement that is important to you. We encourage you to read carefully the Share Purchase Agreement in its entirety, as the rights and obligations of the parties thereto are governed by the express terms of the Share Purchase Agreement and not by this summary or any other information contained in this proxy statement.

Form and Effective Time of the Transactions

Subject to the terms and conditions of the Share Purchase Agreement, at the effective time of the Transactions, the Company will, through the Control Agreements, have the power, rights and obligations equivalent in all material respects to those it would possess as the sole equity holder of QHHY, including absolute control rights and the rights to the assets, property and revenue of QHHY.

The Transactions will become effective upon satisfaction of the closing conditions of the Share Purchase Agreement, including but not limited to the approval by the Company’s shareholders of the Share Purchase Agreement and the Transactions contemplated thereunder.

Consideration to be Received in the Transactions

Share Issuance

We will issue, as consideration to the QHHY Stockholders, $3.6 million worth of ordinary shares of the Company. The shares will be issued at 120% of the weighted and average closing price of the Company’s ordinary shares for the 20 trading days immediately preceding the date of the Share Purchase Agreement, which is equal to 2,686,567 shares. The ordinary shares will be restricted and subject to a 12-month lock-up period.

The issuance of 2,686,567 ordinary shares in accordance with the terms of Share Purchase Agreement are subject to the satisfaction of the following material conditions:

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•	QHHY provides full and complete disclosure of QHHY’s assets, liabilities, shareholder equity, guarantees and other relevant information;
•	there exists no material adverse change to the business and financial conditions of QHHY between the date of the parties’ entrance into the Share Purchase Agreement and the issuance of the Company’s ordinary shares thereunder;
•	QHHY maintains its good standing and will not conduct its business or act in any manner that would be in violation of applicable law;
•	QHHY shall conduct its business in all material respects in the ordinary course of business consistent with past practice and maintain and preserve substantially intact its business organization, assets and properties; keep available the services of its directors, officers and employees; and preserve substantially intact existing relationships with all persons with whom QHHY does significant business;
•	QHHY will not dispose of or pledge its major assets or incur any significant debt except that such debt or disposal is incurred in its ordinary course of business and the amount does not exceed $50,000 individually or in the aggregate;
•	QHHY will not engage in certain activities without the prior written consent of Recon BJ, as more fully described in the section entitled, “Representations and Warranties,” below.

The Company will issue the ordinary shares after the following conditions have been met:

•	the Company has completed its due diligence of QHHY to its satisfaction;
•	all relevant consents and approvals have been obtained in connection with the share issuance, including approval by the Company’s stockholders, QHHY and any required third party, relevant government and the NASDAQ Stock Market;
•	the parties have signed the Control Agreements; and
•	QHHY has experienced no material adverse change.

The ordinary shares, once issued, will be restricted and subject to a 12-month lock-up period.

Cash Consideration

We will also make a cash payment of up to $4.8 million (the “Cash Payments”) to the QHHY Shareholders, which Cash Payments are subject to QHHY achieving certain revenue targets for fiscal year 2016 and 2017. The Cash Payments will be determined as follows:

•	if QHHY achieves a net profit increase of 15% for both the fiscal years 2016 and 2017, the Company will make Cash Payments of $1.4 million (“FY 2016 Base Payment”) and $1.0 million (“FY 2017 Based Payment”), respectively, to QHHY Shareholders;

•	if QHHY achieves a net profit increase of more or less than 15% for the fiscal years 2016 and 2017, the Company will make Cash Payments equal to (i) FY 2016 Base Payment or FY 2017 Base Payment multiplied by (ii) the quotient of the percentage of the net profit increase percentage for the respective fiscal year divided by 15%.;

•	if QHHY’s profit decreases for FY 2016, the Company will not be required to make any Cash Payments.

Representations and Warranties

The Share Purchase Agreement contains customary representations and warranties made by the parties to each other. Many of the representations and warranties are qualified by material adverse effect or by a materiality standard. Several are qualified by knowledge standards. These representations and warranties relate to, among other things:

•	organization, existence and good standing;
•	authorization, binding agreement;
•	no violations;
•	no material omission, misleading or false information;
•	absence of undisclosed legal proceedings; and
•	financial statements

Without limiting the generality of the foregoing, during the period between the execution date of the Share Purchase Agreement and the issuance of shares thereunder, QHHY will not, without the prior written consent of Recon BJ:

•	amend, waive or otherwise change, in any respect, its organizational documents;

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•	authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its capital stock or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its securities or equity interests;
•	split, combine, recapitalize or reclassify any of its equity interests or issue any other securities in respect thereof or declare, pay or set aside any distribution or other dividend (whether in cash, equity or property or any combination thereof) in respect of its equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities or equity interests;
•	incur, create, assume or otherwise become liable for any indebtedness in excess of $50,000 (individually or in the aggregate), make a loan or advance to or investment in any third party, or guarantee or endorse any indebtedness, liability or obligation of any third party
•	increase the wages, salaries or compensation of any of its employees by more than five percent (5%), or increase bonuses for the foregoing individuals in excess of five percent (5%), or make commitments to advance with respect to bonuses for fiscal year 2016 or 2017, or materially increase other benefits of any of the foregoing individuals, or enter into, establish, materially amend or terminate any benefits plans;
•	make or rescind any material election relating to taxes, settle any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, file any amended tax return or claim for refund, or make any material change in its accounting or tax policies or procedures;
•	transfer or license to any person or otherwise extend, materially amend or modify, permit to lapse or fail to preserve any material intellectual property, or disclose to any person who has not entered into a confidentiality agreement any trade secrets;
•	terminate or waive or assign any material right under any material contracts, or enter into any material contracts;
•	fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practice;
•	establish any subsidiary or enter into any new line of business;
•	fail to use commercially reasonable efforts to keep in force insurance policies or replacement or revised policies providing insurance coverage;
•	revalue any of its material assets or make any change in accounting methods, principles or practices;
•	waive, release, assign, settle or compromise any claim, action or proceeding, other than those that involve only the payment of monetary damages not in excess of $50,000 in the aggregate;
•	close or materially reduce any activities, or effect any material layoff or other material personnel reduction or change, at any facility;
•	acquire, including by merger, consolidation, acquisition of stock or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets;
•	make capital expenditures in excess of $50,000 (individually or in the aggregate);
•	adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;
•	voluntarily incur any liability or obligation (whether absolute, accrued, contingent or otherwise) in excess of $50,000 (individually or in the aggregate) other than pursuant to the terms of an existing arrangement;
•	sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of a material portion of its properties, assets or rights other than the sale of inventory in the ordinary course of business;
•	enter into any agreement, understanding or arrangement with respect to the voting of QHHY’s securities;
•	take any action in violation of the agreement that would reasonably be expected to delay or impair the obtaining of any consents or approvals of any governmental authority to be obtained in connection with this agreement; or
•	enter into, amend, waive or terminate (other than terminations in accordance with their terms) any affiliate transactions.

Covenants of the Parties

The Share Purchase Agreement contains, among other things, the following covenants and agreement of the parties:

•	Recon BJ shall be entitled to all of the rights of the QHHY Shareholders as shareholders upon execution of the Control Agreements;
•	the QHHY Shareholders agree not to complete in any way with QHHY’s business;
•	the QHHY Shareholders will guarantee the performance of QHHY under the Share Purchase Agreement and will be jointly and severally liable for QHHY’s actions;

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•	the QHHY Shareholders will ensure that key management and technical staff sign employment and related non-disclosure and non-compete agreements for a period of no less than five years;
•	QHHY and QHHY Shareholders will coordinate with the registration of the pledge within 30 days of the execution of the Share Purchase Agreement; and
•	the QHHY Shareholders will complete or assist QHHY and Recon BJ with the foreign exchange registration process.

Amendment and Termination

The Share Purchase Agreement may only be amended pursuant to a written agreement signed by each of the parties to the agreement.

The Share Purchase Agreement may be terminated prior to the closing date as follows:

•	by mutual written consent of the parties;
•	by written notice by either party if the other party has breached any of their respective representations, warranties, covenants or agreements, and such breach is not cured within 30 days;
•	by written notice by either party if the other party has breached any of their respective representations, warranties, covenants or agreements twice or more; or
•	by either party if the Share Purchase Agreement cannot be performed due to force majeure.

Governing Law

The Share Purchase Agreement is governed by, and will be construed in accordance with, the laws of the PRC.

The Control Agreements

In connection with the Share Purchase Agreement, Recon BJ entered into a series of control agreements with QHHY and its shareholders related to the transfer of ownership in QHHY to Recon BJ. Set forth below is a description of each of the Control Agreements:

Exclusive Technical Consulting and Service Agreement

On December 1, 2015, Recon BJ and QHHY entered into an Exclusive Technical Consulting and Service Agreement (the “Consulting Agreement”). Pursuant to the Consulting Agreement, Recon BJ will provide technical consulting and services and other significant resources necessary for the operation of QHHY’s business for a consulting fee equal to 100% of QHHY’s quarterly profit, among other things.

The Consulting Agreement becomes effective upon execution and has a term of 30 years, subject to automatic extension of another 30 year period unless it is terminated by the parties in accordance with the terms of the Consulting Agreement. Recon BJ has the right to terminate the Consulting Agreement unilaterally with a 30 day written notice. QHHY may not terminate the Consulting Agreement except in the case of Recon BJ’s gross negligence, fraud, or other illegal action or bankruptcy.

Exclusive Equity Interest Purchase Agreement

On December 1, 2015, Recon BJ, QHHY and the QHHY Shareholders entered into an Exclusive Equity Interest Purchase Agreement (the “Equity Interest Purchase Agreement”). Pursuant to the Equity Interest Purchase Agreement, Recon BJ is granted the exclusive right to purchase a portion or all of the equity interest of QHHY for a transfer fee to be confirmed by the parties through negotiation according to the appraisal of the equity interest approved by the competent authority, which shall be the lowest price permitted under the PRC law and regulations. The transfer fee will be refunded to Recon BJ when Recon BJ exercises its purchase right. The Equity Interest Purchase Agreement is effective upon execution and has a term of 10 years, subject to extension for another 10 years at the discretion of Recon BJ.

Equity Interest Pledge Agreement

On December 1, 2015, Recon BJ, QHHY and the QHHY Shareholders entered into the Equity Interest Pledge Agreement (the “Pledge Agreement”) pursuant to which the QHHY Shareholders pledged all their equity interest in QHHY to Recon BJ to guarantee the payment of the technical consulting service fee under the Consulting Agreement. Under the terms of the Pledge Agreement, upon the occurrence of any event of default, as set forth in the Pledge Agreement including QHHY’s failure to pay the service fee under the Consulting Agreement, Recon BJ, as pledgee, will be entitled to foreclose the pledged equity interest. During the term of the agreement, Recon BJ is entitled to possess the contribution certificate of the pledged equity interest as well as QHHY’s register of shareholders in order to collect dividends generated by the pledged equity interest. The QHHY Shareholders also agree that Recon BJ may notify the QHHY Shareholders of any default and demand full payment of all outstanding service fees and other payables owed under the Consulting Agreement or, alternatively, Recon BJ may foreclose on the pledged equity interest. The QHHY Shareholders further agree not to dispose of the pledged equity interest or take any actions that would prejudice Recon BJ’s interest. The Pledge Agreement becomes effective on the date when the pledge is recorded and will continue until the service fees due under the Consulting Agreement are paid in full and QHHY no longer undertakes any obligation under the Consulting Agreement.

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Power of Attorney

Each of the QHHY Shareholders has executed an individual power of attorney (each a “Power of Attorney”) authorizing Recon BJ as his or her sole representative with full authority to perform the shareholder’s rights on his or her behalf, including but not limited to: (i) attendance of shareholders’ meetings and execution of shareholder resolution(s); (ii) the exercise of all the shareholder’s rights, including voting rights, that shareholders are entitled to under PRC law and the QHHY’s articles of association, including but not limited to the sale, transfer, pledge or disposition of shares in part or in whole, and (iii) the designation and appointment on behalf of the shareholders a legal representative, executive director, supervisor, chief executive officer and other senior management members of QHHY. Each Power of Attorney is irrevocable and continuously valid so long as the QHHY Shareholders remain shareholders of QHHY.

INFORMATION ABOUT THE COMPANY

BUSINESS

General

Recon Technology Ltd. was incorporated under the laws of the Cayman Islands on August 21, 2007 by Messrs. Yin Shenping, Chen Guangqiang and Li Hongqi (the “Founders”) as a limited liability with the purpose of providing hardware, software, and on-site services to companies operating in the petroleum mining and extraction industry. Our services are designed to automate and enhance the extraction of petroleum. We primarily provide products and services to petroleum companies based in mainland China.

Our wholly owned subsidiary, Recon Technology Co., Limited (“Recon-HK”) was incorporated on September 6, 2007 in Hong Kong. Other than the equity interest in Recon-HK, the Company does not own any assets or conduct any operations. On November 15, 2007, Recon-HK established one wholly owned subsidiary, Jining Recon Technology Ltd. (“Recon-JN”) under the laws of the PRC. Other than the equity interest in Recon-JN, Recon-HK does not own any assets or conduct any operations. On November 19, 2010, the Company established one wholly owned subsidiary, Recon Investment Ltd. (“Recon-IN”) under the laws of HK. On January 18, 2014, Recon-IN established one wholly owned subsidiary, Recon Hengda Technology (Beijing) Co., Ltd. (“Recon BJ”) under the laws of the PRC. Other than the equity interest in Recon BJ, Recon-IN does not own any assets or conduct any operations.

Presently, the Company conducts its business through the following PRC legal entities that are consolidated as variable interest entities (“VIEs”) and operate in the Chinese oilfield equipment and service industry:

1.	Beijing BHD Petroleum Technology Co., Ltd. (“BHD”), and
2.	Nanjing Recon Technology Co., Ltd. (“Nanjing Recon”).

We refer to BHD, Nanjing Recon collectively as the “Domestic Companies” in this Proxy Statement.

The Company serves as the center of strategic management, financial control and human resources allocation for the Domestic Companies. Through our contractual relationships with the Domestic Companies, we provide equipment, tools and other hardware related to oilfield production and management, and develop and sell our own specialized industrial automation control and information solutions. However, we do not engage in the production of petroleum or petroleum products.

We believe that one of the most important advancements in China’s petroleum industry has been the automation of significant segments of the exploration and extraction process. The Domestic Companies’ and our automation products and services allow petroleum mining and extraction companies to reduce their labor requirements and improve the productivity of oilfields. The Domestic Companies’ and our solutions allow our customers to locate productive oilfields more easily and accurately, improve control over the extraction process, increase oil yield efficiency in tertiary stage oil recovery, and improve the transportation of crude oil.

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Over the past several years, our capacity to provide integrated services has been a significant factor for our long-term growth and development. We treat simulation measures around fracturing as our entry point for our integrated service model. To date, we have formed new business modules through our own research and development, investment in service-team building and development of a integrated services solutions for stimulation.

Market Background

China is the world’s second-largest consumer of petroleum products, third-largest importer of petroleum and sixth-largest producer of petroleum. Over the last twenty years, China’s demand for oil has more than tripled, while its production of oil has only modestly increased. China became a net importer of petroleum in 1983 and, since then, oil production in China has been focused on meeting the country’s domestic oil consumption requirements. The oil industry in China is dominated by three state-owned holding companies: China National Petroleum Corporation (CNPC), China Petroleum and Chemical Corporation (Sinopec) and China National Offshore Oil Corporation (CNOOC). Foreign companies have also recently become involved in China’s petroleum industry; however, according to Chinese law, China’s national oil companies may take a majority (or minority) stake in any commercial discovery. As a result, the number of major foreign companies involved in the industry is relatively limited major foreign oil companies operating in China include: Agip, Apache, BP, ChevronTexaco, ConocoPhillips, Eni, ExxonMobil, Husky Energy, Kerr-McGee, Mitsubishi, Royal Dutch Shell, Saudi Aramco and Total.

In the past, China’s petroleum companies mined for petroleum by leveraging the country’s abundance of inexpensive labor, rather than focusing on developing new technologies. For example, a typical, traditional oilfield with an annual capacity of 1,000,000 tons would require between 10,000 and 20,000 laborers. By contrast, when Baker CAC automated oil production products were employed in the mid-1990s to explore and automate Cainan Oil Field, a desert oilfield in Xinjiang, annual capacity for the field reached 1,500,000 tons, with only 400 employees needed to manage the oilfield. After the introduction of Baker CAC’s products into China’s petroleum industry, Chinese companies have also sought to provide automation solutions.

In the primary oil recovery stage, oil pressure in an oil reservoir may be high enough to force oil to the surface. Approximately 20% of oil may be harvested at this stage. The secondary oil recovery stage accounts for another 5% to 15% of oil recovery and involves such efforts as pumps to extract petroleum and the injection of water, natural gas, carbon dioxide or other gasses into the oil reservoir to force oil to the surface. Most oilfields in China have now entered into the tertiary stage of oil recovery, at which oil extraction becomes increasingly difficult and inefficient. Tertiary recovery generally focuses on decreasing oil viscosity to make extraction easier and accounts for between 5% and 15% of oil recovery. Our efforts in tertiary recovery focus on reducing water content in crude oil in order to make extraction more efficient.

Products and Services

We currently provide products and services to oil and gas field companies, which focus on the development and production of oil and natural gas. Our products and services described below correlate to the numbered stages of the oilfield production system graphical expression shown below.

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Our products and services include:

Equipment for Oil and Gas Production and Transportation

•	High-Efficiency Heating Furnaces (as shown above by process “6”). Crude petroleum contains certain impurities that must be removed before the petroleum can be sold, including water and natural gas. To remove the impurities and to prevent solidification and blockage in transport pipes, companies employ heating furnaces. BHD researched, developed and implemented a new oilfield furnace that is advanced, highly automated, reliable, easily operable, safe and highly heat-efficient (90% efficiency).

•	Burner (as shown above by process “5”). We serve as an agent for the Unigas Burner which is designed and manufactured by UNIGAS, a European burning equipment production company. The burner we provide has the following characteristics: high degree of automation; energy conservation; high turn-down ratio; high security and environmental safety.

Oil and Gas Production Improvement Techniques

•	Packers of Fracturing. This utility model is used concertedly with the security joint, hydraulic anchor, and slide bushing of sand spray in the well. It is used for easy seat sealing and sand-uptake prevention. The utility model reduces desilting volume and prevents sand uptake which makes the deblocking processes easier to realize. The back flushing is sand-stick proof.

•	Production Packer. According to different withdraw points, the production packer separates different oil layers, and protects the oil pipe from sand and permeability, so as to promote the recovery ratio.

•	Sand Prevention in Oil and Water Well. This technique processes additives that are resistant to elevated temperatures into “resin sand” which is transported to the bottom of the well via carrying fluid. The “resin sand” goes through the borehole, piling up and compacting at the borehole and oil vacancy layer. An artificial borehole wall is then formed, functioning as a means of sand prevention. This sand prevention technique has been adapted to more than 100 wells, including heavy oil wells, light oil wells, water wells and gas wells, with a 100% success rate and a 98% effective rate.

•	Water Locating and Plugging Technique. High water cut affects the normal production of oilfields. Previously, there were no sophisticated method for water locating and tubular column plugging in China. The mechanical water locating and tubular column plugging technique we have developed resolves the problem of high water cut wells. This technique conducts a self-sealing-test during multi-stage usage and is reliable to separate different production sets effectively. The water location switch forms a complete process by which the water locating and plugging can be finished in one trip our tubular column is adaptable to several oil drilling methods and is available for water locating and plugging in second and third class layers.

•	Fissure Shaper. This is our proprietary product that is used along with a perforating gun to effectively increase perforation depth by between 46% and 80%, shape stratum fissures, improve stratum diversion capability and, as a result, improve our ability to locate oilfields and increase the output of oil wells.

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•	Fracture Acidizing. We inject acid to layers under pressure which can form or expand fissures. The treatment process of the acid is defined as fracture acidizing. The technique is mainly adapted to oil and gas wells that are blocked up relatively deeply, or the ones in the low permeable zones.

•	Electronic Broken-down Service. This service resolves block-up and freezing problems by generating heat from the electric resistivity of the drive pipe and utilizing a loop tank composed of an oil pipe and a drive pipe. This technique saves energy and is environmentally friendly. It can increase the production of oilfields that are in the middle and later periods.

Automation System and Service

•	Pumping Unit Controller. Refers to process “1” above. Functions as a monitor to the pumping unit, and also collects data for load, pressure, voltage, startup and shutdown control.

•	RTU Used to Monitor Natural Gas Wells. Collects gas well pressure data.

•	Wireless Dynamometer and Wireless Pressure Gauge. Refers to process “1” above. These products replace wired technology with cordless displacement sensor technology. They are easy to install and significantly reduce the working load associated with cable laying.

•	Electric Multi-Way Valve for Oilfield Metering Station Flow Control. Refers to process “2” above. This multi-way valve is used before the test separator to replace the existing three valve manifolds. It facilitates the electronic control of the connection of the oil lead pipeline with the separator.

•	Natural Gas Flow Computer System. Flow computer system used in natural gas stations and gas distribution stations to measure flow.

•	Recon SCADA Oilfield Monitor and Data Acquisition System. Recon SCADA is a system which applies to the oil well, measurement station, and the union station for supervision and data collection.

•	EPC Service of Pipeline SCADA System. A service technique for pipeline monitoring and data acquisition after crude oil transmission.

•	EPC Service of Oil and Gas Wells SCADA System. A service technique for monitoring and data acquisition of oil wells and natural gas wells.

•	EPC Service of Oilfield Video Surveillance and Control System. A video surveillance technique for controlling the oil and gas wellhead area and the measurement station area.

•	Technique Service for “Digital Oilfield” Transformation. Includes engineering technique services such as oil and gas SCADA system, video surveillance and control system and communication systems.

ISO9000 Certification

We have received ISO9000 certifications for several of our processes. The International Organization for Standardization consists of a worldwide federation of national standards bodies for approximately 130 countries, and the ISO9000 certification represents an international consensus of these standards bodies, with the aim of creating global standards of product and service quality. We have received ISO9000 certification for the following:

•	Nanjing Recon has received certification for the development and service of RSCADA.

•	BHD has received certification for high efficiency heating furnaces, import burners, and manometer surrogate rendition and service.

Customers

We operate our business by cooperating with oil companies and their subsidiaries, the petroleum administration bureau and local service companies. Most actual control of our direct and indirect clients can be traced to Sinopec and CNPC, the two major Chinese state-owned companies responsible for on-shore petroleum mining and extraction. We have conducted automation projects for plants in three of China’s four highest producing oilfields, Daqing, Shengli and Xinjiang. We have undertaken the automation projects at the following locations, among others:

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Sinopec

•	Jiangsu Oil Field

•	Shengli Oil Field

•	The Northwest Division

•	The Southwest Division

•	Zhongyuan Oil Field

•	Sichuan Oil Field

•	Jianghan Oil Field

We provide products and services to Sinopec under a series of agreements, each of which is terminable without notice. We first began to provide services to Sinopec in 1998. Sinopec accounted for approximately 19.63% and 6.82% of our revenues for the fiscal years ended June 30, 2014 and 2015, respectively, and any termination of our business relationships with Sinopec would materially harm our operations.

CNPC

•	Qinghai Oil Field

•	Tuha Oil Field

•	Daqing Oil Field

•	Jidong Oil Field

•	Sichuan Oil Field

•	Xinjiang Oil Field

•	Huabei Oil Field

•	Jilin Oil Field

We provide products and services to CNPC under a series of agreements, each of which is terminable without notice. We first began to provide services to CNPC in 2000. CNPC accounted for approximately 42.79% and 43.09% of our revenues in the fiscal years ended June 30, 2014 and 2015, respectively, and any termination of our business relationships with CNPC would materially harm our operations.

In addition, BHD was recently qualified as a Class A Furnace Supplier for PetroChina’s oil field companies, which allows us to participate in bidding as a supplier for PetroChina. Since obtaining the Class A Furnace Supplier qualification in December 2015, we have been awarded three contracts, including contracts to supply furnaces and furnace components to PetroChina’s companies in the Huabei Oil Field and Jilin Oil Field.

Our Strengths

•	Safety of products. The automation projects we have conducted have demonstrated that our products are reliable, safe and effective at automating the petroleum extraction process.

•	Efficiency of technology. We believe our technology increases efficiency and profitability for petroleum companies by enabling them to monitor, manage and control petroleum extraction; increase the amount of petroleum extracted and reduce impurities in extracted petroleum.

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•	Ability to leverage our knowledge of Chinese business culture. Many of our competitors are based outside of China. As the Domestic Companies are based in China, we are in a unique position to emphasize Chinese culture and business knowledge to obtain new customers and new agreements with existing customers. We believe that many Chinese businesses, including state-owned companies like Sinopec and CNPC, would prefer to hire a Chinese company to assist in their business operations if a Chinese company exists with the ability to fulfill their needs on a timely and cost-efficient basis. In addition, our knowledge of Chinese culture allows us to anticipate and adapt to Chinese oilfield management methods. We provide our software solutions in Mandarin for the benefit of our Chinese customers, and all of our customer support is available from Mandarin fluent personnel.

•	Experienced, successful executive management team. Our executive management team has significant experience and success in the petroleum automation industry. They will be able to draw on their knowledge of the industry and their relationships in the industry.

•	Ability to leverage China’s cost structure. As a Chinese company, we believe we can operate our business more cost-effectively because all of our employees, operations and assets are located in China, resulting in lower labor, development, manufacturing and rent costs than we believe we would incur if we also maintained operations abroad. We expect these costs savings will be reflected in lower costs to our customers for comparable products.

•	Ownership of our intellectual property. Because we own our intellectual property, we are able to avoid licensing fees or contravening licensing agreements.

Our Strategies

Our goal is to help our customers improve their efficiency and profitability by providing them with software and hardware solutions and services to improve their ability to locate productive oil reservoirs, manage the oil extraction process, reduce extraction costs, and enhance recovery from extraction activities. Key elements of our strategies include:

•	Increase our market share in China. We believe that as the Chinese economy and oil industry continue to develop, Chinese petroleum extraction automation companies will compete with international businesses at an increasing rate. Consequently, we believe we will have opportunities to take market share from foreign companies by developing positive business relationships in China’s petroleum mining and extraction industry. We will also use strategic advertisements, predominantly in China’s northeast and northwest, where China’s major oilfields are located, to increase our brand awareness and market penetration. We aim to continue developing new technologies designed to improve petroleum mining and extraction efficiency and profitability for our customers.

•	Develop our own branded products and services and shift our focus away from trading business. Our management believes in the importance of our own branded products and our services, in light of their higher profit margins and their long-term significance in establishing the status of our Company in the oil and gas industry. Moreover, the trading business relies on the major clients’ procurement policies toward agencies, any significant change of which could jeopardize our operating results. Our management therefore believes that in the long run we will need to focus our growth strategy in developing professional services for the oil and gas industry in China.

•	Focus on higher-profit subsection of market. While we plan to continue to provide services to all of our clients, we believe that we may improve our profit margins by focusing a higher portion of our advertising and promotions at those sub-divisions of our industry that have traditionally held the highest profit margins.

•	Offer services to foreign oilfields contracted by Chinese petroleum companies. As Sinopec and CNPC continue to invest in oilfields in other countries, we will focus on offering our services in these new locations based on our success in working with the companies in China.

•	Seek opportunities with foreign companies in China. Even where oilfields in China are partially operated by foreign companies, a significant number of employees will be Chinese and will benefit from our Chinese-language services. We believe our hardware and software solutions would be beneficial to any petroleum company doing business in China and plan to continue marketing to foreign companies entering the Chinese market.

•	Provide services that generate high customer satisfaction levels. Chinese companies in our market are strongly influenced by formal and informal referrals. We believe that we have the opportunity to expand market share by providing high levels of customer satisfaction with our current customers, thereby fostering strong customer referrals to support sales activities.

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Competition

We face competition from a variety of foreign and domestic companies involved in the petroleum mining automation industry. While we believe we effectively compete in our market, our competitors hold a substantial market share.

A few of our existing competitors, as well as a number of potential new competitors, have significantly greater financial, technical, marketing and other resources than we do, which could provide them with a significant competitive advantage over us. We cannot guarantee that we will be able to compete successfully against our current or future competitors in our industry or that competition will not have a material adverse effect on our business, operating results and financial condition.

Our primary domestic competitors include the following:

•	Beijing Echo Technologies Development Co., Ltd. (“BET”). BET provides a combination of software and hardware products for industrial automatic control systems in the petroleum industry. BET currently engages in research and development of software and hardware applied to industrial automatic control systems, manufacturing and installation of industrial automation instruments and integration of automatic control products.

•	Beijing Golden-Time Petroleum Measurement Technology Co., Ltd. (“BGT”). BGT develops analysis software used in oilfields but does not yet, to our knowledge, produce a substantial amount of hardware products.

•	Anton Oilfield Services Group (HKEx stock code: 3337) is a leading independent oilfield services provider offering one-stop oil and gas field technical development services to oil companies. Its services and solutions span across the drilling technology, well completion, down-hole operation, and oil production phases in the development cycle. Its fast growth benefits from the accelerated development of natural gas in China and the Group’s increased presence in the overseas markets.

Research and Development

We focus our research and development efforts on improving our development efficiency and the quality of our products and services. As of June 30, 2015, our research and development team consisted of 41 experienced engineers, developers and programmers. In addition, some of our support employees regularly participate in our research and development programs.

In the fiscal years ended June 30, 2015 and 2014, we spent approximately ¥4.2 million ($0.7 million) and ¥8.1 million ($1.3 million), respectively, on research and development activities.

Intellectual Property

Our success and competitive position is dependent in part upon our ability to develop and maintain the proprietary aspect of our technology. The reverse engineering, unauthorized copying, or other misappropriation of our technology could enable third parties to benefit from our technology without paying for it. We rely on a combination of trademark, trade secret, copyright law and contractual restrictions to protect the proprietary aspects of the Domestic Companies’ and our technology. We seek to protect the source code to the Domestic Companies’ and our software, documentation and other written materials under trade secret and copyright laws. While we actively take steps to protect the Domestic Companies’ and our proprietary rights, such steps may not be adequate to prevent the infringement or misappropriation of the Domestic Companies’ and our intellectual property. This is particularly the case in China where the laws may not protect our proprietary rights as fully as in the United States.

We license the Domestic Companies’ and our software products under signed license agreements that impose restrictions on the licensee’s ability to utilize the software and do not permit the re-sale, sublicense or other transfer of the software. Finally, we seek to avoid disclosure of the Domestic Companies’ and our intellectual property by requiring employees and independent consultants to execute confidentiality agreements.

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Although we develop our software products, in conjunction with the Domestic Companies, each software product is based upon middleware developed by third parties. We integrate this technology, licensed by our customers from third parties, in our software products. If our customers are unable to continue to license any of this third party software, or if the third party licensors do not adequately maintain or update their products, we would face delays in the releases of our software until equivalent technology can be identified, licensed or developed, and integrated into our software products. These delays, if they occur, could harm our business, operating results and financial condition.

There has been a substantial amount of litigation in the software industry regarding intellectual property rights. It is possible that in the future third parties may claim that our current or potential future software solutions infringe their intellectual property. We expect that software product developers will increasingly be subject to infringement claims as the number of products and competitors in our industry segment grows and the functionality of products in different industry segments overlap. In addition, we may find it necessary to initiate claims or litigation against third parties for infringement of our proprietary rights or to protect our trade secrets. Although, along with the Domestic Companies, we may disclaim certain intellectual property representations to our customers, these disclaimers may not be sufficient to fully protect us against such claims. Any claims, with or without merit, could be time consuming, result in costly litigation, cause product shipment delays or require the Domestic Companies and us to enter into royalty or license agreements. Royalty or licensing agreements, if required, may not be available on terms acceptable to us or at all, which could have a material adverse effect on our business, operating results and financial condition.

Our standard software license agreements contain an infringement indemnity clause under which we agree to indemnify and hold harmless our customers and business partners against liability and damages arising from claims of various copyright or other intellectual property infringement by the Domestic Companies’ and our products. We have never lost an infringement claim, and our costs to defend such lawsuits have been insignificant. Although it is possible that in the future third parties may claim that our current or potential future software solutions or we infringe on their intellectual property, we do not currently expect a significant impact on our business, operating results, or financial condition.

We market our products under the following trademarks which are registered with the PRC Trademark Bureau under the State Administration for Industry and Commerce. We currently own or have applied for the following trademarks:

1. Trademark of “BHD” valid from November 7, 2003 through November 6, 2023;

2. Trademark of “Recon” of the 7th classification valid from October 21, 2011 through October 20, 2021;

3. Trademark of “Recon” of the 9th classification valid from April 21, 2011 through April 20, 2021; and

4. Trademark of “Recon” of the 42nd classification valid from September 7, 2011 through September 6, 2021.

We currently own or have applied for the following 25 patents registered with the State Intellectual Property Office which are applied on our automated products and heating related equipment for the petroleum industry:

1. Patent of fracturing packer valid until August 5, 2018;

2. Patent of pressure phase transition furnace valid until August 5, 2018;

3. Patent of vacuum furnace phase transition heater valid until August 5, 2018;

4. Patent of high pressure natural gas water heater valid until June 30, 2019;

5. Patent of negative pressure heater valid until June 30, 2019;

6. Patent of water jacket furnace valid until June 30, 2019;

7. Patent of tube heating furnace valid until June 30, 2019;

8. Patent of automatically adjusting negative pressure burner valid until August 5, 2019;

9. Patent of wireless data instrument diagram valid until December 10, 2018;

10. Patent of hot water furnace valid until April 8, 2021;

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11. Patent of multifunctional heating furnace valid until April 8, 2021;

12. Patent of efficient gas-liquid separator valid until August 15, 2021;

13. Patent of efficient oil-gas-water separator valid until October 24, 2021;

14. Patent of room pressure pipeline heater valid until October 24, 2021;

15. Patent of pneumatic control system valid until February 9, 2022;

16. Patent of firebox indirect heating furnace valid until December 14, 2022;

17. Patent of cylindrical-tubular furnace valid until December 14, 2022;

18. Patent of horizontal type furnace valid until December 14, 2022;

19. Patent of vertical type furnace valid until December 13, 2022;

20. Patent of vacuum furnace valid until December 14, 2022;

21. Patent of wireless pressure sensor valid until November 11, 2023;

22. Patent of wireless start-end module valid until November 11, 2023; and

23. Four more patent applications have been submitted and are pending approval.

We have registered the following software products with the State Intellectual Property Office:

1.	Recon automated monitoring system version 1 was published on July 30, 2011;

2.	Recon automated maintenance and production-management system version 1 was published on July 10, 2011;

3.	Recon SCADA field monitoring and data acquisition system software version 4 was published on January 28, 2011;

4.	Recon flow control computer monitoring system software was registered and published on February 8, 2008;

5.	Recon SCADA field monitoring and data acquisition system software version 2 was published on August 18, 2003, and version 3 was registered and published on April 5, 2008;

6.	Recon wireless field monitoring and data acquisition system software version 2 was published on January 8, 2011, and version 1 was registered and published on September 15, 2010;

7.	Recon RCNAMT version 1 was published on April 27, 2012; and

8.	Recon Process Auto version 1 was published on August 25, 2012.

Environmental Matters

We have not incurred material expenses in connection with compliance with Chinese environmental laws and regulations. We do not anticipate expending any material amounts for such compliance purposes for the remainder of our current or succeeding fiscal year.

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China’s Intellectual Property Rights Enforcement System

In 1998, China established the State Intellectual Property Office (“SIPO”) to coordinate China’s intellectual property enforcement efforts. SIPO is responsible for granting and enforcing patents, as well as coordinating intellectual property rights related to copyrights and trademarks. Protection of intellectual property in China follows a two-track system. The first track is administrative in nature, whereby a holder of intellectual property rights files a complaint at a local administrative office. Determining which intellectual property agency can be confusing, as jurisdiction of intellectual property matters is diffused throughout a number of government agencies and offices, with each typically responsible for the protection afforded by one statute or one specific area of intellectual property-related law. The second track is a judicial track, whereby complaints are filed through the Chinese court system. Since 1993, China has maintained various intellectual property tribunals. The total volume of intellectual property related litigation, however, remains small.

Although there are differences in intellectual property rights between the United States and China, of most significance to the Company is the inexperience of China in connection with the development and protection of intellectual property rights. Similar to the United States, China has chosen to protect software under copyright law rather than trade secrets, patent or contract law. As such, we will attempt to protect our most significant intellectual property pursuant to Chinese laws that have only recently been adopted. Unlike the United States, which has lengthy case law related to the interpretation and applicability of intellectual property law, China has a less developed body of relevant intellectual property case law.

Regulation on Software Products

On March 1, 2009, the Ministry of Industry and Information Technology of China issued the Administrative Measures on Software Products, or the Software Measures, which became effective as of April 10, 2009, to strengthen the regulation of software products and to encourage the development of the Chinese software industry. Under the Software Measures, a software developer must have all software products imported into or sold in China tested by a testing organization supervised by the Ministry of Industry and Information Technology. The software industry authorities in provinces, autonomous regions, municipalities and cities with independent planning are in charge of the registration, report and management of software products. Software products can be registered for five years, and the registration is renewable upon expiration. Although some of Nanjing Recon’s current software products were registered in 2008, there can be no guarantee that the registration will be renewed in 2013 or that the Domestic Companies’ and our future products will be registered.

Regulation of Intellectual Property Rights

China has adopted legislation governing intellectual property rights, including trademarks and copyrights. China is a signatory to the main international conventions on intellectual property rights and became a member of the Agreement on Trade Related Aspects of Intellectual Property Rights upon its accession to the WTO in December 2001.

Copyright. China adopted its first copyright law in 1990. The National People’s Congress amended the Copyright Law in 2001 to widen the scope of works and rights that are eligible for copyright protection. The amended Copyright Law extends copyright protection to software products, among others. In addition, there is a voluntary registration system administered by the China Copyright Protection Center. Unlike patent and trademark registration, copyrighted works do not require registration for protection. Protection is granted to individuals from countries belonging to the copyright international conventions or bilateral agreements of which China is a member. Nanjing Recon has ten copyrights for software programs.

Trademark. The Chinese Trademark Law, adopted in 1982 and revised in 1993 and 2001, protects registered trademarks. The Trademark Office under the Chinese State Administration for Industry and Commerce handles trademark registrations and grants a term of ten years to registered trademarks. Trademark license agreements must be filed with the Trademark Office for record. China has a “first-to-register” system that requires no evidence of prior use or ownership. The Domestic Companies and we have registered a number of product names with the Trademark Office.

Regulations on Foreign Exchange

Foreign Currency Exchange. Under the PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, may be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. By contrast, approval from or registration with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of foreign currency-denominated loans or foreign currency is to be remitted into China under the capital account, such as a capital increase or foreign currency loans to our PRC subsidiaries.

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SAFE issued the Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises (2008), or SAFE Circular 142, regulating the conversion by a foreign-invested enterprise of foreign currency-registered capital into RMB by restricting how the converted RMB may be used. In addition, SAFE promulgated Circular 45 on November 9, 2011 in order to clarify the application of SAFE Circular 142. Under SAFE Circular 142 and Circular 45, the RMB capital converted from foreign currency registered capital of a foreign-invested enterprise may only be used for purposes within the business scope approved by the applicable government authority and may not be used for equity investments within the PRC. In addition, SAFE strengthened its oversight of the flow and use of the RMB capital converted from foreign currency registered capital of foreign-invested enterprises. The use of such RMB capital may not be changed without SAFE’s approval, and such RMB capital may not in any case be used to repay RMB loans if the proceeds of such loans have not been used.

Since SAFE Circular 142 has been in place for more than five years, SAFE decided to further reform the foreign exchange administration system in order to satisfy and facilitate the business and capital operations of foreign invested enterprises, and issued the Circular on the Relevant Issues Concerning the Launch of Reforming Trial of the Administration Model of the Settlement of Foreign Currency Capital of Foreign-Invested Enterprises in Certain Areas on August 4, 2014. This circular suspends the application of SAFE Circular 142 in certain areas and allows a foreign-invested enterprise registered in such areas with a business scope including “investment” to use the RMB capital converted from foreign currency registered capital for equity investments within the PRC.

SAFE promulgated Circular 59 in November 2010, which tightens the regulation over settlement of net proceeds from overseas offerings, such as our initial public offering, and requires, among other things, the authenticity of settlement of net proceeds from offshore offerings to be closely examined and the net proceeds to be settled in the manner described in the offering documents or otherwise approved by our board. Violations of these SAFE regulations may result in severe monetary or other penalties, including confiscation of earnings derived from such violation activities, a fine of up to 30% of the RMB funds converted from the foreign invested funds or in the case of a severe violation, a fine ranging from 30% to 100% of the RMB funds converted from the foreign-invested funds.

In November 2012, SAFE promulgated the Circular of Further Improving and Adjusting Foreign Exchange Administration Policies on Foreign Direct Investment, which substantially amends and simplifies the current foreign exchange procedure. Pursuant to this circular, the opening of various special purpose foreign exchange accounts, such as pre-establishment expenses accounts, foreign exchange capital accounts and guarantee accounts, the reinvestment of RMB proceeds by foreign investors in the PRC, and remittance of foreign exchange profits and dividends by a foreign-invested enterprise to its foreign shareholders no longer require the approval or verification of SAFE, and multiple capital accounts for the same entity may be opened in different provinces, which was not possible previously. In addition, SAFE promulgated the Circular on Printing and Distributing the Provisions on Foreign Exchange Administration over Domestic Direct Investment by Foreign Investors and the Supporting Documents in May 2013, which specifies that the administration by SAFE or its local branches over direct investment by foreign investors in the PRC shall be conducted by way of registration and banks shall process foreign exchange business relating to the direct investment in the PRC based on the registration information provided by SAFE and its branches.

Regulation of Dividend Distribution. The principal regulations governing the distribution of dividends by foreign holding companies include the Foreign Investment Enterprise Law (1986), as amended, and the Administrative Rules under the Foreign Investment Enterprise Law (2001).

Under these regulations, foreign investment enterprises in China may pay dividends only out of their retained profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, foreign investment enterprises in China are required to allocate at least 10% of their respective retained profits each year, if any, to fund certain reserve funds unless these reserves have reached 50% of the registered capital of the enterprises. These reserves are not distributable as cash dividends.

SAFE Circular 37, on July 4, 2014, which replaced the former circular commonly known as “SAFE Circular 75” promulgated by SAFE on October 21, 2005. SAFE Circular 37 requires PRC residents to register with local branches of SAFE in connection with their direct establishment or indirect control of an offshore entity, for the purpose of overseas investment and financing, with such PRC residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests, referred to in SAFE Circular 37 as a “special purpose vehicle.” SAFE Circular 37 further requires amendment to the registration in the event of any significant changes with respect to the special purpose vehicle, such as increase or decrease of capital contributed by PRC individuals, share transfer or exchange, merger, division or other material event. In the event that a PRC shareholder holding interests in a special purpose vehicle fails to fulfill the required SAFE registration, the PRC subsidiaries of that special purpose vehicle may be prohibited from making profit distributions to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and the special purpose vehicle may be restricted in its ability to contribute additional capital into its PRC subsidiary. Furthermore, failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for evasion of foreign exchange controls.

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Regulations on Foreign Investment in Automation Service Industry and Oil Exploration and Extraction Industry in PRC. In accordance with the Catalogue of Industries for Guiding Foreign Investment (Revised 2007), the oil and gas automation service industries are in the catalogue of permitted industries, and thus there are no restrictions on foreign investment in the oil and gas automation industry. In addition the following industries are encouraged for foreign investment in China:

•	Manufacturing of equipment for oil exploration, drilling, collection and transportation: floating drilling systems and floating production systems with an operating water depth of more than 1,500 meters and the supporting subsea oil extraction, collection and transportation equipment

•	Exploration and exploitation of oil and natural gas with venture capital (limited to equity joint ventures and cooperative joint ventures);

•	Development and application of new technologies that increase the recovery ratio of crude oil (limited to equity joint ventures and cooperative joint ventures);

•	Development and application of new oil exploration and exploitation technologies such as geophysical exploration, drilling, well logging, and downhole operation, etc. (limited to cooperative joint ventures); and

•	Exploration and development of unconventional oil resources such as oil shale, oil sands, heavy oil, and excess oil (limited to cooperative joint ventures).

Employees

As of February 12, 2016, we had 80 employees, all of whom were based in China. Of the total, 12 were in management, 38 were in technical support and research and development, 13 were engaged in sales and marketing, 11 were in financial affairs, and six were in administration and procurement. We believe that our relations with our employees are good. We have never had a work stoppage and our employees are not subject to a collective bargaining agreement.

Insurance

We do not have any business interruption, litigation or natural disaster insurance coverage for our operations in China. Insurance companies in China offer limited business insurance products. While business interruption insurance is available to a limited extent in China, we have determined that the risks of interruption, cost of such insurance and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. Therefore, we are subject to business and product liability exposure. Business or product liability claims or potential regulatory actions could materially and adversely affect our business and financial condition.

We do, however, pay certain required insurance amounts in connection with our employees’ wages. The amount and types of insurance we must provide under Chinese and local requirements vary by the location of each of the Domestic Companies. The following table summarizes the types of insurance paid for each of the Domestic Companies:

Nanjing Recon

Housing Fund

Pension

Unemployment Insurance

Medical Insurance

Occupational Injury Insurance

Maternity Insurance

BHD

Pension

Unemployment Insurance

Medical Insurance

Occupational Injury Insurance

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PROPERTIES

We currently operate in three facilities throughout China. Our headquarters are located in Beijing.

Office	Address	L Term	Space
Headquarters	Room 1902, Building C King Long International Mansion, Chaoyang District Beijing, PRC	July 1, 2015 to June 30, 2016	220 square meters

Nanjing Recon	Yongfeng Mansion, 14th Floor No. 123 Jiqing Road Nanjing City, PRC	July 10, 2014 to July 9, 2016	440 square meters
	Room 119, Software Road, Yuhuatai District, Nanjing City, PRC	May 10, 2015 to May 9, 2016	294 square Meters

BHD	18th Floor, Building C King Long International Mansion, Chaoyang District Beijing, PRC	January 1, 2016 to December 31, 2016	450 square meters
	West building, Zhengfu Street, Huoying Changping District, PRC	January 1, 2016 to December 31, 2016	900 square meters

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Nonetheless, any litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such pending or threatened legal proceedings, claims, regulatory inquires or investigations that we believe will have a material adverse effect on our business, financial condition or operating results.

MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES.

(a) Market for Our Ordinary Shares

We completed our initial public offering on July 29, 2009. The following table sets forth the quarterly high and low sale prices for our ordinary shares as reported on the NASDAQ Capital Market.

	High	Low
Year Ended June 30, 2016
Quarter Ended September 30, 2015 (through September 23, 2015)	$1.68	$.74

Year Ended June 30, 2015
Quarter Ended September 30, 2014	$5.38	$3.46
Quarter Ended December 31, 2014	$5.47	$1.93
Quarter Ended March 31, 2015	$3.20	$1.27
Quarter Ended June 30, 2015	$2.95	$1.50

Year Ended June 30, 2014
Quarter Ended September 30, 2013	$2.43	$1.75
Quarter Ended December 31, 2013	$5.80	$2.18
Quarter Ended March 31, 2014	$8.00	$3.07
Quarter Ended June 30, 2014	$5.62	$3.22

As of June 30, 2015, there were approximately seven holders of record of our ordinary shares. This excludes our ordinary shares owned by shareholders holding ordinary shares under nominee security position listings. On June 30, 2015, the last sales price of our ordinary shares as reported on the NASDAQ Capital Market was $1.50 per ordinary share.

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Dividend Policy

We have never declared or paid any cash dividends on our ordinary shares. We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future. Any future determination relating to our dividend policy will be made at the discretion of our Board of Directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions and future prospects and other factors the Board of Directors may deem relevant.

Because we are a holding company with no operations of our own and all of our operations are conducted through our Chinese subsidiary, our ability to pay dividends and to finance any debt that we may incur is dependent upon dividends and other distributions paid. In addition, Chinese legal restrictions permit payment of dividends to us by our Chinese subsidiary only out of its accumulated net profit, if any, determined in accordance with Chinese accounting standards and regulations. Under Chinese law, our subsidiary is required to set aside a portion (at least 10%) of its after-tax net income (after discharging all cumulated loss), if any, each year for compulsory statutory reserve until the amount of the reserve reaches 50% of our subsidiaries’ registered capital. These funds may be distributed to shareholders at the time of its wind up. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Holding Company Structure.”

Payments of dividends by our subsidiary in China to the Company are also subject to restrictions including primarily the restriction that foreign invested enterprises may only buy, sell and/or remit foreign currencies at those banks authorized to conduct foreign exchange business after providing valid commercial documents. There are no such similar foreign exchange restrictions in the Cayman Islands.

(b) We are not required to provide any disclosure under this item, as we have applied all of the net proceeds from our initial public offering, as disclosed in our annual report on Form 10-K for the year ended June 30, 2011. While we have filed a shelf registration statement on Form S-3 (SEC no. 333-190387, declared effective August 14, 2013), we have sold 546,500 shares under such registration statement.

(c) None.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

AND RELATED STOCKHOLDER MATTERS

The following table sets forth information with respect to beneficial ownership of our ordinary shares as of the date of this report, for each person known by us to beneficially own 5% or more of our ordinary shares, and all of our executive officers and directors individually and as a group. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Except as indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all ordinary shares shown as beneficially owned by them. Percentage of beneficial ownership is based on 6,265,125 Shares, which consists of 5,804,005 Shares outstanding as of February 16, 2016 and 461,120 shares subject to options that are exercisable within 60 days after February 16, 2016. Such shares subject to options are deemed to be outstanding for the purposes of computing the percentage ownership of the individual holding such shares, but are not deemed outstanding for purposes of computing the percentage for any other person shown in the table. Our major shareholders do not possess voting rights that differ from our other shareholders. The address of each of the below shareholders is c/o Recon Technology Ltd, Room 1902, Building C, King Long International Mansion, 9 Fulin Road, Beijing 100107 China.

	Amount of Beneficial Ownership	Percentage Ownership
Yin Shenping (1)	857,215	13.68%
Chen Guangqiang (2)	799,881	12.77%
Hu Jijun (3)	15,000	* %
Nelson Wong (4)	18,000	* %
Zhao Shudong (5)	12,000	* %
Liu Jia (6)	50,000	* %
Liu Hui (7)	833,681	13.31%
Chen Yiquan (7)	833,681	13.31%
Total	2,585,777	41.27%
Directors and Executive Officers as a Group (seven members)	1,752,096	27.97%

(1)	Includes 92,000 options to purchase ordinary shares that were exercisable and 81,727 stock award that were vested and to be vested within 60 days after February 16, 2016. Does not include 16,000 options that were not exercisable within 60 days after February 16, 2016.
(2)	Includes 70,000 options to purchase ordinary shares that were exercisable and 95,060 stock award that were vested and to be vested within 60 days after February 16, 2016. Does not include 10,000 options that were not exercisable within 60 days after February 16 , 2016.
(3)	Includes 23,333 options to purchase ordinary shares that were exercisable within 60 days after February 16, 2016.
(4)	Includes 26,333 options to purchase ordinary shares that were exercisable within 60 days after February 16, 2016.
(5)	Includes12,000 options that were not exercisable within 60 days after February 16, 2016.
(6)	Includes 60,667 options to purchase ordinary shares that were exercisable within 60 days after February 16, 2016.
(7)	Includes 458,525 Shares held by Chen Yiquan and 375,156 Shares held by Liu Hui. According to a jointly filed Schedule 13D dated December 27, 2010 (Accession No. 0001144204-10-068264), Chen Yiquan and Liu Hui share beneficial ownership of and have joint voting and dispositive power over the aggregate 833,681 Shares.
*	Less than 1%.

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DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 100,000,000 ordinary shares, par value $0.0185 per share. As of February 12, 2016, 5,804,005 ordinary shares were issued and outstanding. As of February 12, 2016, we have issued options to purchase, in the aggregate, 816,500 ordinary shares of our company.

Ordinary Shares

Holders of ordinary shares are entitled to cast one vote for each share on all matters submitted to a vote of stockholders, including the election of directors. The holders of ordinary shares are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of funds legally available therefor and subject to any preference of any then authorized and issued preferred shares. See “Dividend Policy.” Such holders do not have any preemptive or other rights to subscribe for additional shares. All holders of ordinary shares are entitled to share ratably in any assets for distribution to shareholders upon the liquidation, dissolution or winding up of the Company, subject to any preference of any then authorized and issued preferred shares. There are no conversion, redemption or sinking fund provisions applicable to the ordinary shares. All outstanding ordinary shares are fully paid and nonassessable.

Limitations on the Right to Own Shares

There are no limitations on the right to own our ordinary shares.

Limitations on Transfer of Shares

Our Second Amended and Restated Articles of Association give our directors, at their discretion, the right to decline to register any transfer of shares.

Disclosure of Shareholder Ownership

There are no provisions in our Second Amended and Restated Memorandum of Association or Second Amended and Restated Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Changes in Capital

We may from time to time by ordinary resolution increase the share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe. The new shares shall be subject to the same provisions with reference to the payment of calls, lien, transfer, transmission, forfeiture and otherwise as the shares in the original share capital. We may by ordinary resolution:

•	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;
•	convert all or any of our paid up shares into stock and reconvert that stock into paid up shares of any denomination;

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•	in many circumstances, sub-divide our existing shares, or any of them, into shares of smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived; and
•	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

We may by special resolution reduce our authorized but unissued share capital and any capital redemption reserve fund in any manner authorized by law.

Differences in Corporate Law

The Cayman Islands Companies Law is modeled after English law but does not follow many recent English law statutory enactments. In addition, the Companies Law differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Law applicable to us and, for comparison purposes, the laws applicable to companies incorporated in the State of Delaware and their shareholders.

Mergers and similar arrangements

Historically, Cayman Islands law did not provide for mergers as that expression is understood under United States corporate law and prior to the enactment of the Companies Law (2009 Revision) the statutory provisions that facilitated the reconstruction and amalgamation of companies, provided that the arrangement had to be approved by a majority in number of each class of shareholders and creditors with whom the arrangement was to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, and subsequently the arrangement had to be sanctioned by the Grand Court of the Cayman Islands.

A new Part XVA has been added to the Companies Law (2009 Revision) to streamline the process of merger and consolidation of Cayman Islands companies, without court approval. The primary characteristics of merger or consolidation under Cayman Law include:

a plan of merger or consolidation must be approved by (i) a shareholder resolution of each constituent company by a majority in number representing 75% in value of all shareholders voting together as one class; and (ii) if the shares in the consolidated or surviving company are to have the same rights and economic value as the shares held in each constituent company, a special resolution of all shareholders voting together as one class (in both cases shares which carry no voting rights can vote on the plan). This requirement does not apply if a parent company is seeking to merge with one or more subsidiaries (the parent must own 90% of each voting share class of the subsidiary), in which case a copy of the plan only needs be circulated to all shareholders; and

a plan of merger or consolidation must be signed by one director of each constituent company, along with a director’s declaration confirming, among other matters, post-merger/consolidation solvency, bona fide motives behind the merger/consolidation, that the merger/consolidation is not intended to defraud unsecured creditors, the absence of adverse court proceedings or other such matters along with a list of assets and liabilities.

When a take-over offer is made and accepted (within four months) by holders of not less than 90.0% of the shares affected, the offeror may, within a two month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed unless there is evidence of fraud, bad faith or collusion. If the arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of a Delaware corporation, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ suits

We are not aware of any reported class action or derivative action having been brought in a Cayman Islands court. In principle, the Company itself will normally be the proper plaintiff in actions against directors, and derivative actions may not generally be brought by a minority shareholder. However, based on English authorities, who would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

•	a company acts or proposes to act illegally or ultra vires;

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•	the act complained of, although not ultra vires, required a special resolution, which was not obtained; and
•	those who control the company are perpetrating a “fraud on the minority.”

Directors’ fiduciary duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

In contrast, as matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that the director owes the following duties to the company – a duty to act bona fide in the best interests of the company, a duty not to make a profit out of his position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third-party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder action by written consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Under Cayman Islands law, however, and our articles of association, shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A Annual Meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling Annual Meetings. Under Cayman Islands law, as well as our articles of association, stockholders holding not less than 10% of the paid up voting share capital of the Company to requisition a stockholder’s meeting. As an exempted Cayman Islands company, we are not obliged by law to call stockholders’ annual general meetings. However, our articles of association require us to call such meetings.

Cumulative voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under Cayman Islands law, however, our articles of association do not provide for cumulative voting. As a result, our stockholders are not afforded any less protections or rights on this issue than stockholders of a Delaware corporation.

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Removal of directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our articles of association, directors can be removed with cause or by the vote of holders of a majority of our shares, cast at a general meeting, or by unanimous written resolution of all stockholders.

Transactions with interested shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15% or more of the target’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority stockholders.

Dissolution; Winding up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under the Companies Law of the Cayman Islands and our articles of association, our company may be voluntarily dissolved, liquidated or wound up only by the vote of holders of two-thirds of our shares voting at a meeting or by the holders of at least one-half of our shares voting at a meeting if the Company is no longer able to pay its debts as they fall due or in each case by the unanimous written resolution of all shareholders. In addition, our company may be wound up by the Grand Court of the Cayman Islands if the company is unable to pay its debts or if the court is of the opinion that it is just and equitable that our company is wound up.

Variation of rights of shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class only with the vote at a class meeting of holders of two-thirds of the shares of such class or unanimous written resolution, provided that if such variation has the effect of altering our articles of association, the variation will need to be approved in the manner described under the heading “Amendment of governing documents.”

Amendment of governing documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our memorandum and articles of association may only be amended with the vote of holders of two-thirds of our shares voting at a meeting or the unanimous written resolution of all shareholders.

Indemnification of directors and executive officers and limitation of liability

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime or gross negligence or willful default. Our memorandum and articles of association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty, fraud, gross negligence or willful default of such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law to a Delaware corporation.

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Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable as a matter of United States law.

Rights of non-resident or foreign shareholders

There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Inspection of books and records

Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or corporate records except our memorandum and articles of association. However, we will provide our shareholders with annual audited consolidated financial statements.

Share Option Plans

In connection with our initial public offering, we established a pool for share options for the Domestic Companies’ and our employees. This pool contains options to purchase up to 790,362 of our ordinary shares. The options will vest at a rate of 20% per year for five years and have an exercise price of the market price of our shares on the date the options are granted. To date, we issued 564,000 options out of our employee share option pool. We initially granted 293,000 options in 2009. We held a shareholder meeting in December 2010 and announced the resignation of three directors, and as a result of their resignation and that of an unrelated administrative employee, 100,000 options were forfeited and went back in the pool. In 2012, we granted an additional 415,000 options and 44,000 options were forfeited and went back to the pool. In the three months ended June 30, 2014, 148,400 vested options from 2012 grants were exercised. In 2015, the Company established a new incentive pool to issue options to purchase up to 700,000 shares of our ordinary shares. The Company granted options to purchase 400,000 ordinary shares to its employees and non-employee directors on January 31, 2015 under the 2015 option plan, the remaining 300,000 shares were granted as restricted ordinary shares to Messrs. Yin and Chen. As of June 30, 2015, we have 815,600 options outstanding.

On July 11, 2015, the Company’s board of directors reserved an additional 800,000 shares and options under the 2015 option plan, which were all granted as of October 15, 2015.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The full text of our audited consolidated financial statements as of June 30, 2015 and 2014 and the interim unaudited financial statements as of September 30, 2015 and 2014 are incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended June 30, 2015, filed with the SEC on September 25, 2015 and our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2015 filed with the SEC on November 13, 2015, respectively.

SELECTED FINANCIAL DATA

The Company is not required to provide the information required by this Item because the Company is a smaller reporting company.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

For Management’s Discussion and Analysis of Financial Condition and Results of Operations for the fiscal years ended June 30, 2015 and 2014, please see Item 7 in our Annual Report on Form 10-K for the fiscal year ended June 30, 2015, filed with the SEC on September 25, 2015, which is incorporated herein by reference.

For Management’s Discussion and Analysis of Financial Condition and Results of Operations for the three months ended September 30, 2015 and 2014, please see Item 2 in our quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2015 filed with the SEC on November 13, 2015, which is incorporated herein by reference.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not required for Smaller Reporting Companies.

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INFORMATION ABOUT QHHY

Overview

QHHY is an oilfield service company providing a wide range of downhole technology support and services primarily in Qinghai Province, China. QHHY has more than 130 employees and is a qualified oilfield service provider for PetroChina, among other companies. QHHY's solutions are aimed at keeping working wells safe while helping to increase oil well production. This cost effective approach may be particularly important to oil companies during times of depressed oil prices.

History

QHHY was incorporated in Mangya Huatugou, Qinghai Province, China on September 8, 2011 with a registered capital of RMB 5 million (approximately $0.8 million). On September 26, 2013, QHHY increased its registered capital to RMB 10 million (approximately $1.6 million).

Services and Market

QHHY provides services to domestic oilfield companies to help them increase oil well production and productivity. QHHY mainly provides workover services in Qinghai Province, one of the major oil producing regions in western China. The Company is qualified to provide workover services to China Natural Petroleum Corporation (“CNPC”), as well as to provide services that assist in increasing the production from oil wells, such as project services and fracturing services to China Petroleum & Chemical Corporation (“Sinopec”). The Company will continue to expand its market by making full use of its current qualification.

Strategy

QHHY’s strategy focuses on providing services to working wells, an area subject to less intense competition as compared to other segments in the oil industry. Working wells require ongoing resources and services to maintain production regardless of oil price. Currently, companies in China are opening non-core business segments to private markets. To be a leading company in this segment, companies must earn a stable profit and maintain good business relationships with oilfield companies. QHHY aims to compete by maintaining enough working rigs, a professional management team and enough skilled workers to fulfill all jobs for which QHHY is hired.

Marketing and Sales

Due to its strong relationships with oil companies, QHHY has historically incurred little marketing expense. As the service demand of its customer base remains stable and the oilfield service has opened to private companies, QHHY’s management believes the company’s sales will increase steadily going forward.

In addition, with increased capital investment, QHHY plans to replace some of its current equipment so that it can provide more complicated services with higher margins to its existing clients and expand its potential market.

Customers

QHHY provides services to CNPC under a series of downhole operating service agreements. Specifically, QHHY has entered into such agreements with two oil plants owned by CNPC in its Qinghai oilfield. CNPC accounted for approximately 80% and 99% of QHHY’s revenues for the fiscal years ended June 30, 2015 and 2014, respectively, and any termination of its business relationship with CNPC would materially harm QHHY’s operations.

Competition

Just as in other segments of the oilfield service industry, a majority of the market has historically been protected and was only open to state-owned companies. Private companies were thus competing for the remaining segment of the market. Thus, QHHY’s competitors consist of both private and state-owned entities.

QHHY’S competitors include:

•	Xi'an Chang Kan Oil & Gas Technology Development Co. Ltd. Xi’an is a private oilfield service company that provides downhole services, drilling services and crude oil transportation services.

•	Karamay Hongxing Co. Ltd. Karamay is a private company whose business includes providing downhole services and workover services. Karamay was formerly a subsidiary of the Xinjiang Oilfield Bureau.

•	Mangya Zhongyuan Oil Technology Service Co. Ltd. Mangya, a subsidiary of Sinopec Zhongyuan Oilfield, is a large company that provides a wide range of oilfiled services, including drilling, workover, well cementation and oil well testing, among other things.

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QHHY believes that the following competitive strengths will allow it to continue to grow and effectively compete with other companies in this industry.

•	Experienced management in the workover segment;
•	Advanced equipment and continuous investment in upgrading equipment; and
•	High efficiency as compared to state owned enterprises.

Research and Development

QHHY historically did not incur any research and development expenses. However, it plans to devote more resources into research and development in the near future.

Intellectual Property

QHHY does not presently own any intellectual property.

Government Regulation

Regulations on Foreign Exchange

Foreign Currency Exchange. Under the PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, may be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. By contrast, approval from or registration with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of foreign currency-denominated loans or foreign currency is to be remitted into China under the capital account, such as a capital increase or foreign currency loans to our PRC subsidiaries.

SAFE issued the Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises (2008), or SAFE Circular 142, regulating the conversion by a foreign-invested enterprise of foreign currency-registered capital into RMB by restricting how the converted RMB may be used. In addition, SAFE promulgated Circular 45 on November 9, 2011 in order to clarify the application of SAFE Circular 142. Under SAFE Circular 142 and Circular 45, the RMB capital converted from foreign currency registered capital of a foreign-invested enterprise may only be used for purposes within the business scope approved by the applicable government authority and may not be used for equity investments within the PRC. In addition, SAFE strengthened its oversight of the flow and use of the RMB capital converted from foreign currency registered capital of foreign-invested enterprises. The use of such RMB capital may not be changed without SAFE’s approval, and such RMB capital may not in any case be used to repay RMB loans if the proceeds of such loans have not been used.

Since SAFE Circular 142 has been in place for more than five years, SAFE decided to further reform the foreign exchange administration system in order to satisfy and facilitate the business and capital operations of foreign invested enterprises, and issued the Circular on the Relevant Issues Concerning the Launch of Reforming Trial of the Administration Model of the Settlement of Foreign Currency Capital of Foreign-Invested Enterprises in Certain Areas on August 4, 2014. This circular suspends the application of SAFE Circular 142 in certain areas and allows a foreign-invested enterprise registered in such areas with a business scope including “investment” to use the RMB capital converted from foreign currency registered capital for equity investments within the PRC.

SAFE promulgated Circular 59 in November 2010, which tightens the regulation over settlement of net proceeds from overseas offerings, such as our initial public offering, and requires, among other things, the authenticity of settlement of net proceeds from offshore offerings to be closely examined and the net proceeds to be settled in the manner described in the offering documents or otherwise approved by our board. Violations of these SAFE regulations may result in severe monetary or other penalties, including confiscation of earnings derived from such violation activities, a fine of up to 30% of the RMB funds converted from the foreign invested funds or in the case of a severe violation, a fine ranging from 30% to 100% of the RMB funds converted from the foreign-invested funds.

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In November 2012, SAFE promulgated the Circular of Further Improving and Adjusting Foreign Exchange Administration Policies on Foreign Direct Investment, which substantially amends and simplifies the current foreign exchange procedure. Pursuant to this circular, the opening of various special purpose foreign exchange accounts, such as pre-establishment expenses accounts, foreign exchange capital accounts and guarantee accounts, the reinvestment of RMB proceeds by foreign investors in the PRC, and remittance of foreign exchange profits and dividends by a foreign-invested enterprise to its foreign shareholders no longer require the approval or verification of SAFE, and multiple capital accounts for the same entity may be opened in different provinces, which was not possible previously. In addition, SAFE promulgated the Circular on Printing and Distributing the Provisions on Foreign Exchange Administration over Domestic Direct Investment by Foreign Investors and the Supporting Documents in May 2013, which specifies that the administration by SAFE or its local branches over direct investment by foreign investors in the PRC shall be conducted by way of registration and banks shall process foreign exchange business relating to the direct investment in the PRC based on the registration information provided by SAFE and its branches.

Regulation of Dividend Distribution. The principal regulations governing the distribution of dividends by foreign holding companies include the Foreign Investment Enterprise Law (1986), as amended, and the Administrative Rules under the Foreign Investment Enterprise Law (2001).

Under these regulations, foreign investment enterprises in China may pay dividends only out of their retained profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, foreign investment enterprises in China are required to allocate at least 10% of their respective retained profits each year, if any, to fund certain reserve funds unless these reserves have reached 50% of the registered capital of the enterprises. These reserves are not distributable as cash dividends.

SAFE Circular 37, on July 4, 2014, which replaced the former circular commonly known as “SAFE Circular 75” promulgated by SAFE on October 21, 2005. SAFE Circular 37 requires PRC residents to register with local branches of SAFE in connection with their direct establishment or indirect control of an offshore entity, for the purpose of overseas investment and financing, with such PRC residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests, referred to in SAFE Circular 37 as a “special purpose vehicle.” SAFE Circular 37 further requires amendment to the registration in the event of any significant changes with respect to the special purpose vehicle, such as increase or decrease of capital contributed by PRC individuals, share transfer or exchange, merger, division or other material event. In the event that a PRC shareholder holding interests in a special purpose vehicle fails to fulfill the required SAFE registration, the PRC subsidiaries of that special purpose vehicle may be prohibited from making profit distributions to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and the special purpose vehicle may be restricted in its ability to contribute additional capital into its PRC subsidiary. Furthermore, failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for evasion of foreign exchange controls.

Regulations on Foreign Investment in the Automation Service Industry and Oil Exploration and Extraction Industry in the PRC. In accordance with the Catalogue of Industries for Guiding Foreign Investment (Revised 2007), the oil and gas automation service industries are in the catalogue of permitted industries, and thus there are no restrictions on foreign investment in China’s oil and gas automation industry. In addition, the following industries are encouraged for foreign investment in China:

•	manufacturing of equipment for oil exploration, drilling, collection and transportation: floating drilling systems and floating production systems with an operating water depth of more than 1,500 meters and the supporting subsea oil extraction, collection and transportation equipment

•	exploration and exploitation of oil and natural gas with venture capital (limited to equity joint ventures and cooperative joint ventures);

•	development and application of new technologies that increase the recovery ratio of crude oil (limited to equity joint ventures and cooperative joint ventures);

•	development and application of new oil exploration and exploitation technologies such as geophysical exploration, drilling, well logging, and downhole operation, etc. (limited to cooperative joint ventures); and

•	exploration and development of unconventional oil resources such as oil shale, oil sands, heavy oil, and excess oil (limited to cooperative joint ventures).

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Environmental Matters

QHHY has not incurred any material expense in connection with compliance with Chinese environmental laws and regulations. We do not anticipate expending any material amounts for such compliance purposes for the remainder of our current or succeeding fiscal year.

Regulations Relating to Labor. QHHY is subject to laws and regulations governing its relationship with its employees, including wage and hour requirements, working and safety conditions, and social insurance, housing funds and other welfare. The compliance with these laws and regulations may require substantial resources.

Pursuant to the PRC Labor Law, which became effective in 1995, and the PRC Labor Contract Law, which became effective in 2008 and was amended in 2012, a written labor contract is required when an employment relationship is established between an employer and an employee. Other labor-related rules and regulations in China stipulate the maximum number of hours employees can work each day and week, as well as setting minimum wages. An employer is required to set up occupational safety and sanitation systems, implement the national occupational safety and sanitation rules and standards, educate employees on occupational safety and sanitation, and prevent accidents at work and reduce occupational hazards.

An employer is obligated to sign an indefinite term labor contract with an employee if the employer continues to employ the employee after two consecutive fixed-term labor contracts, with certain exceptions. The employer also has to pay compensation to the employee if the employer terminates an indefinite term labor contract, with certain exceptions. Except where the employer proposes to renew a labor contract by maintaining or raising the conditions of the labor contract and the employee is not agreeable to the renewal, an employer is required to compensate the employee when a definite term labor contract expires. Furthermore, under the Regulations on Paid Annual Leave for Employees issued by the State Council in December 2007 and effective as of January 2008, an employee who has served an employer for more than one year and less than ten years is entitled to a 5-day paid vacation, those whose service period ranges from 10 to 20 years are entitled to a 10-day paid vacation, and those who have served for more than 20 years are entitled to a 15-day paid vacation. An employee who does not use such vacation time at the request of the employer must be compensated at three times their normal salaries for each waived vacation day.

Pursuant to the Regulations on Occupational Injury Insurance effective in 2004, as amended in 2010, and the Interim Measures concerning the Maternity Insurance for Enterprise Employees, effective in 1995, PRC companies must pay occupational injury insurance premiums and maternity insurance premiums for their employees. Pursuant to the Interim Regulations on the Collection and Payment of Social Insurance Premiums effective in 1999 and the Interim Measures concerning the Administration of the Registration of Social Insurance effective in 1999, basic pension insurance, medical insurance and unemployment insurance are collectively referred to as social insurance. Both PRC companies and their employees are required to contribute to social insurance plans. The aforesaid measures are reiterated in the Social Insurance Law of China, effective in July 2011, which stipulates the system of social insurance of China, including basic pension insurance, medical insurance, unemployment insurance, occupational injury insurance and maternity insurance. Pursuant to the Regulations on the Administration of Housing Fund, effective in 1999 and as amended in 2002, PRC companies must register with applicable housing fund management centers and establish a special housing fund account in an entrusted bank. Both PRC companies and their employees are required to contribute to the housing fund.

Employees

As of February 12, 2016, QHHY had 138 employees. None of QHHY’s employees are represented by a labor union and QHHY believes its employee relations are good.

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Facilities

QHHY currently owns seven workover rigs used for its operations. QHHY maintains its headquarters at No. 0467, Huang Chen Road, Hua Tu Gou, Mang Ya City, Qinghai Province, PRC.

Insurance

QHHY maintains an insurance policy with respect to injuries and health–related claims for certain of its employees.

Legal Proceedings

From time to time QHHY may become involved in other legal proceedings and claims, or be threatened with other legal actions and claims, arising in the ordinary course of business. QHHY is not presently involved in any legal proceedings.

Market Price of and Dividends on QHHY' Securities and Related Stockholder Matters

Historical market price information regarding QHHY’s securities is not provided as QHHY is a private entity with no public market for its securities.

As of February 12, 2016, there were three holders of QHHY’s equity interest.

Dividends

None.

Equity Compensation Plan Information

QHHY does not have an equity compensation plan.

Certain Relationships and Related Party Transactions

QHHY has had no related party transactions for fiscal year 2014 and 2015.

Management's Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis of QHHY’s financial condition and results of operations should be read in conjunction with the consolidated financial statements and the related notes included elsewhere in this proxy. This discussion contains forward-looking statements that involve risks and uncertainties. Actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of various factors.

Historical market price information regarding QHHY’s securities is not provided because there is no public market for QHHY’s securities.

Results of Operations

For The Fiscal Years Ended June 30, 2014 And 2015

The following of operations include the results of operations of QHHY for the fiscal years ended June 30, 2014 and 2015.

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Revenue and Cost

	For the Years Ended
	June 30,
			Increase /	Percentage
	2014	2015	(Decrease)	Change
Revenue	¥11,063,965	¥12,195,278	¥1,131,313	10.2%
Cost of revenue	7,213,902	8,838,960	1,625,058	22.5%

Gross profit	¥3,850,063	¥3,356,318	¥(493,745)	(12.8)%
Margin %	34.8%	27.5%	(7.3)%	-

Revenue. Total revenues for the year ended June 30, 2015 were approximately ¥12.2 million ($1.9 million), an increase of approximately ¥1.1 million ($0.2 million) or 10.2% from ¥11.1 million for the year ended June 30, 2014. This was mainly caused by revenue from services rendered to a new client.

Cost of Revenues. Cost of revenues mainly includes raw materials, fuel and labor costs. Cost of revenues increased from approximately ¥7.2 million in the year ended June 30, 2014 to approximately ¥8.8 million ($1.4 million) for the same period of 2015, an increase of approximately ¥1.6 million ($0.3 million), or 22.5%. As a percentage of revenues, cost of revenues increased from 65.2% in 2014 to 72.5% in 2015. This increase was mainly caused by the increased cost of raw materials related to services rendered.

Gross Profit. Gross profit decreased slightly to ¥3.4 million ($0.5 million) for the year ended June 30, 2015 from approximately ¥3.8 million for the year ended June 30, 2014. This was mainly due to increased materials cost during the year ended June 30, 2015 as compared to the same period last year. Gross profit as a percentage of revenue decreased to 27.5 % for the year ended June 30, 2015 compared to 34.8% for the same period in 2014.

Operating Expenses

	For the Years Ended
	June 30,
			Increase /	Percentage
	2014	2015	(Decrease)	Change
General and administrative expenses	2,329,259	1,807,072	(522,187)	(22.4)%
% of revenue	21.1%	14.8%	(6.3)%	—
Operating expenses	¥2,329,259	¥1,807,072	¥(522,187)	(22.4)%

General and Administrative Expenses. General and administrative expenses consist primarily of costs in human resources, facilities costs, entertainment expense and other expenses incurred in connection with general operations. General and administrative expenses decreased by 22.4%, or ¥0.5 million ($0.1 million), from approximately ¥2.3 million in the year ended June 30, 2014 to approximately ¥1.8 million ($0.3 million) in the same period of 2015. General and administrative expenses were 21.1% of total revenues in 2014 and 14.8% of total revenues in 2015. The decrease in general and administrative expenses was mainly due to a bad debt allowance occurred in 2014 while there was no such expense in 2015.

Net Income

	For the Years Ended
	June 30,
			Increase /	Percentage
	2014	2015	(Decrease)	Change
Income from operations	¥1,520,804	¥1,549,246	¥28,442	1.9%
Interest and other income(expense)	(341,019)	380	341,399	100.1%
Income before income taxes	1,179,785	1,549,626	369,841	31.4%
Provision for income taxes	382,414	439,196	56,782	14.8%
Net income	¥797,371	¥1,110,430	¥313,059	39.3%

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Income from Operations. Income from operations was approximately ¥1.54 million ($0.2 million) for the year ended June 30, 2015, compared to income of ¥1.52 million for the same period in 2014.

Interest and Other Income (Expense). Interest and other income was approximately ¥380 ($60) for the year ended June 30, 2015, compared to interest and other expense of ¥341,019 for the same period of 2014. The ¥0.3 million ($0.05 million) decrease in interest and other income was primarily due to an uncollectible non-operating expense in 2014 while there is no such loss for 2015.

Provision for Income Tax. Provision for income tax for the year ended June 30, 2014 was approximately ¥382,414 and ¥439,196 ($0.07 million) for the year ended June 30, 2015. This increase of benefit for income tax was mainly due to increase of taxable income.

Net Income. As a result of the factors described above, net income was approximately ¥1.1 million ($0.2 million) for the year ended June 30, 2015, an increase of approximately ¥0.3 million ($0.05 million) from net income of ¥0.8 million for the same period of 2014.

For The Three Months Ended September 30, 2014 And 2015

The following of operations include the results of operations of QHHY for the three months ended September 30, 2014 and 2015.

Revenue and Cost

	For the Three Months Ended
	September 30,
			Increase /	Percentage
	2014	2015	(Decrease)	Change
Revenue	¥3,049,813	¥3,531,869	¥482,056	15.81%
Cost of revenue	1,501,210	2,362,204	860,994	57.35%
Gross profit	¥1,548,603	¥1,169,665	¥(378,938)	(24.47)%
Margin %	50.78%	33.12%	(17.66)%	-

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Revenue. Total revenues for the three months ended September 30, 2015 were approximately ¥3.5 million ($0.6 million), an increase of approximately ¥0.5 million ($0.1 million) or 15.8% from ¥3.0 million for the three months ended September 30, 2014. This was mainly caused by increased workload on deeper working wells.

Cost of Revenues. Cost of revenues mainly includes raw materials, fuels and labor costs. Cost of revenues increased from approximately ¥1.5 million for the three months ended September 30, 2014 to approximately ¥2.4 million ($0.4 million) for the same period of 2015, an increase of approximately ¥0.9 million ($0.1 million), or 57.4%. As a percentage of revenues, cost of revenues increased from 49.2% in 2014 to 66.7% in 2015. This increase was mainly caused by increase in new equipment amortization and labor costs.

Gross Profit. Gross profit decreased slightly to ¥1.2 million ($0.2 million) for the three months ended September 30, 2015 from approximately ¥1.5 million for the three months ended June 30, 2014. This was mainly due to increased amortization cost during the three months period ended June 30, 2015 as compared to the same period last year. Gross profit as a percentage of revenue decreased to 33.1% for the three months ended June 30, 2015 compared to 50.8% for the same period in 2014.

Operating Expenses

	For the Three Months Ended
	September 30,
			Increase /	Percentage
	2014	2015	(Decrease)	Change
General and administrative expenses	254,133	443,186	189,053	74.4%
% of revenue	8.3%	12.5%	4.2%	—
Operating expenses	¥254,133	¥443,186	¥189,053	74.4%

General and Administrative Expenses. General and administrative expenses consist primarily of costs in human resources, facilities costs, entertainment expense and other expenses incurred in connection with general operations. General and administrative expenses increased by 74.4%, or ¥0.2 million, from approximately ¥0.2 million for the three months ended September 30, 2014 to approximately ¥0.4 million ($0.07 million) in the same period of 2015. General and administrative expenses were 8.3% of total revenues in 2014 and 12.5% of total revenues in 2015. The increase in general and administrative expenses was mainly due to increased financial consulting fees.

Net Income

	For the Three Months Ended
	September 30,
			Increase /	Percentage
	2014	2015	(Decrease)	Change
Income from operations	¥1,294,471	¥726,479	¥(567,992)	(43.9)%
Interest and other income(expense)	(44)	(56,236)	(56,192)	127,709%
Income before income taxes	1,294,427	670,243	(624,184)	(48.2)%
Provision for income taxes	323,607	167,561	(156,046)	(48.2)%
Net income	¥970,820	¥502,682	¥(468,138)	(48.2)%

Income from Operations. Income from operations was approximately ¥0.7 million ($0.1 million) for the three months ended September 30, 2015, compared to income of ¥1.3 million for the same period of 2014.

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Interest and Other Income (Expense). Interest and other expense was ¥56,236 ($8,851) for the three months ended September 30, 2015, compared to interest and other expense of ¥44 for the same period of 2014. The increase in interest was primarily due to increased bank loan interest.

Provision for Income Tax. Provision for income tax for the three months ended September 30, 2014 was ¥323,607 and ¥167,561 ($0.2 million) for the three months ended September 30, 2015. This decrease of benefit for income tax was mainly due to less taxable income.

Net Income. As a result of the factors described above, net income was approximately ¥0.5 million ($0.1 million) for the three months ended September 30, 2015, a decrease of approximately ¥0.5 million ($0.1 million) from net income of ¥1.0 million for the same period of 2014.

Liquidity and Capital Resources

Cash and Cash Equivalents. Cash and cash equivalents are comprised of cash on hand, demand deposits and highly liquid short-term debt investments with stated maturities of no more than six months. As of September 30, 2015, QHHY had cash and cash equivalents in the amount of approximately ¥436,000 ($0.06 million). As of June 30, 2015, QHHY had cash and cash equivalents in the amount of approximately ¥229,000.

Indebtedness. As of September 30, 2015, except for approximately ¥4.0 million ($0.7 million) related to a commercial loan, QHHY did not have any finance leases or purchase commitments, guarantees or other material contingent liabilities.

Off-Balance Sheet Arrangements. QHHY has not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. In addition, QHHY has not entered into any derivative contracts that are indexed to its own shares and classified as shareholders’ equity, or that are not reflected in its financial statements. Furthermore, QHHY does not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. Moreover, QHHY does not have any variable interest in an unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with it.

Capital Resources. To date, QHHY has financed its operations primarily through cash flows from operations and bank loans, which were mainly used for special equipment update. As of September 30, 2015, QHHY had total assets of approximately ¥18.7 million ($2.9 million), which includes cash of approximately ¥0.4 million ($0.06 million), net accounts receivable due from third parties of approximately ¥8.9 million ($1.4 million), working capital amounted to approximately ¥4.0million ($0.6 million), and shareholders’ equity amounted to approximately ¥10.3 million ($1.6 million).

Cash from Operating Activities. Net cash used in operating activities was approximately ¥2.5 million ($0.4 million) for the three months ended September 30, 2015. This was a decrease of approximately ¥4.2 million ($0.7 million) compared to net cash provided by operating activities of approximately ¥1.7 million for the three months ended September 30, 2014. This decrease was mainly caused by an increase in trade accounts receivable from QHHY’s clients.

Cash from Investing Activities. Net cash used in investing activities amounted to ¥1.3 million ($0.2 million) for the three months ended September 30, 2015, as compared to cash flows used in investing activities of $0.02 million for the same period in 2014. Funds used in investing activities were for purchase of a special rig.

Cash from Financing Activities. Net cash provided by financing activities amounted to ¥4.0 million ($0.6 million) for the three months ended September 30, 2015, as compared to $0 for the same period in 2014.This was the first time QHHY obtained a bank loan from a commercial bank owned by CNPC.

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Selected Financial Data (including Pro Forma)

Please refer to Annex B, Financial statements and notes to QHHY.

Supplementary Financial Information (including Pro Forma)

Not applicable to smaller reporting companies.

Financial Statements (including Pro Forma)

Please refer to Annex B, Financial statements and notes to QHHY.

Quantitative and Qualitative Disclosures about Market Risk

Not applicable.

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Vote Required; Recommendation of the Board of Directors

If a quorum is present, the approval and adoption of the Share Purchase Agreement requires the affirmative vote of a majority of the shares present in person or represented by proxy at a duly called meeting.

The board of directors recommends a vote “FOR” the proposal to approve the Share Purchase Agreement and the Transactions contemplated thereby.

PROPOSAL 4

APPROVAL OF THE ISSUANCE OF ORDINARY SHARES

PURSUANT TO THE SHARE PURCHASE AGREEMENT

The board of directors has determined that the issuance of ordinary shares to the QHHY Shareholders pursuant to the Share Purchase Agreement is advisable and in the best interests of the Company and its stockholders and has approved the issuance of 2,686,567 ordinary shares to the QHHY Shareholders pursuant to the Share Purchase Agreement.

If a quorum is present, the approval of the issuance of the ordinary shares pursuant to the Share Purchase Agreement requires the affirmative vote of a majority of the ordinary shares present in person or represented by proxy at a duly called meeting.

In voting in favor of the Share Purchase Agreement and the Transactions contemplated thereby, the board of directors is recommending that its stockholders authorize the issuance of 2,686,567 ordinary shares to the QHHY Shareholders. In addition, our ordinary shares are currently listed on The NASDAQ Capital Market and therefore we are subject to the NASDAQ Listing Rules. Pursuant to NASDAQ Stock Market Listing Rule 5635(d)(2), if an issuer intends to issue securities in a transaction that could result in the issuance of more than 20% of the issued and outstanding shares of the issuer’s common stock on a pre-transaction basis for less than the greater of book or market value for such stock, the issuer generally must obtain the prior approval of its stockholders prior to such issuance.

The issuance of the ordinary shares pursuant to the Share Purchase Agreement will have a significant dilutive effect on our existing shareholders.  Assuming stockholder approval, following the closing of the Share Purchase Agreement, we will have 8,490,572 ordinary shares of outstanding. Upon the closing of the Share Purchase Agreement, the existing stockholders of the Company will hold approximately 68.36% of the issued and outstanding ordinary shares of the Company and the QHHY Shareholders will hold approximately 31.64% of the outstanding ordinary shares of the Company.

Relationship to the Share Purchase Agreement

Approval of this proposal is one of the conditions to the closing of the Share Purchase Agreement and the Transactions contemplated thereunder. If this Proposal 4 is not approved by the stockholders, the Company will be unable to complete the Transactions.

Vote Required; Recommendation of the Board of Directors

If a quorum is present, the approval of the issuance of the ordinary shares requires the affirmative vote of a majority of the shares present in person or represented by proxy at a duly called meeting.

The board of directors recommends a vote “FOR” the proposal to approve the issuance of the ordinary shares of the Company pursuant to the Share Purchase Agreement.

PROPOSAL 5

APPROVAL TO ADJOURN THE ANNUAL MEETING

The board of directors has determined that the adjournment of the Annual Meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve the proposals described herein, is advisable and in the best interests of the Company and its stockholders and has approved the adjournment of the Annual Meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to approve the proposals described herein.

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Vote Required; Recommendation of the Board of Directors

The Annual Meeting may be adjourned by the affirmative vote of a majority of the shares present in person or represented by proxy at a duly called meeting.

The board of directors recommends a vote “FOR” the proposal to approve the adjournment of the Annual Meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the proposals.

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Annex A

Share Purchase Agreement

股份购买协议

Share Purchase Agreement

本协议由以下各方于2015年12月 1 日在北京市签订：

This Agreement is executed in Beijing, China on this day of December 1, 2015 by and among:

甲方 Party A：Recon Technology Ltd.（研控科技有限公司）

授权代表 Authorized representative：银燊平 Shenping Yin

乙方Party B：

乙方一：李素珍 Suzhen Li

乙方二：黄宝坤 Baokun Huang

乙方三：石 婧 Jing Shi

丙方 Party C：青海华油井下石油技术有限公司

Qinghai Hua You Downhole Technology Co., Ltd

授权代表 Authorized representative：黄宝坤 Baokun Huang

丁方Party D：研控恒达科技（北京）有限公司

Recon Hengda Technology (Beijing) Co., Ltd.

授权代表Authorized representative：陈广强 Guangqiang Chen

鉴于：

In view of:

1.	丙方是一家依照中华人民共和国法律法规于2011年9月8日成立并合法存续的有限责任公司，注册地在中华人民共和国青海省海西蒙古族藏族自治州，现登记注册资本为人民币1000万元；

Party C is a limited liability company incorporated and currently in good standing under the laws

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and regulations of the People’s Republic of China (PRC) with the registered address in Haixi Mongol and Tibetan Autonomous Prefecture of Qinghai province and a current registered capital of RMB 10 million yuan;

2.	乙方为丙方的现有登记股东，合计持有丙方100%的股权；

Party B represents the currently registered shareholders of Party C, holding collectively 100% of Party C’s outstanding capital stock;

3.	甲方拟向乙方发行股份；

Party A intends to issue shares to Party B;

4.	丁方为甲方在中国境内的子公司。

Party D is a subsidiary of Party A in the PRC.

上述合同各方根据中华人民共和国有关法律法规的规定，本着平等自愿的原则，经过友好协商，达成一致，特订立如下合同条款，供各方共同遵守。

According to the laws and regulations of the PRC and based on the principals of equality and voluntariness, after friendly negotiation, all Parties agree to the terms set forth below.

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第一条 释义

Article 1 Definitions

1.1	除非本协议文意另有所指，下列词语具有以下含义：

Unless otherwise indicated in this agreement, the terms below have the definitions as follows:

过渡期 Transition Period	指	本协议签署之日至就本协议项下第一期股份发行完成的时间段。 The period between the execution date of this agreement and the completion of shares issuance in the first phase.
送达 Delivery	指	本协议任一方按照本协议约定的任一种送达方式将书面文件发出的行为。 Delivery of documents by any Party pursuant to the delivery method set forth in this agreement.
本协议 This Agreement	指	本《股份购买协议》及附件。 The Share Purchase Agreement and Attachments.
工作日 Working Days	指	中华人民共和国国务院规定的法定节假日以外的工作时间。 Days other than legal holidays set forth in the regulations promulgated by the PRC State Council
“/” “/”	指	“和/或” And/or
“超过”或“小于” “more” or “less”	指	均不含本数 Does not include the number itself

1.2	本协议的条款标题仅为了方便阅读，不应影响对本协议条款的理解。

The title of the provisions of this agreement are for reference only and shall not affect the meaning of the provisions herein.

第二条	股份发行前提
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Article 2 Prerequisites of Stock Issuance

2.1	各方确认，甲方在本协议项下的发行股份的义务以下列条件为前提，乙方及丙方有义务提供相关证据证明下列条件以得到全部满足：

All Parties shall confirm that the obligations of Party A to issue shares under this Agreement shall be under the following conditions, and Party B and Party C have the obligation to provide related evidence that all of the following conditions have been met:

2.1.1	乙方及丙方已经以书面形式向甲方充分、完整披露了丙方的资产、负债、权益、对外担保以及与本协议有关的信息等；乙方及丙方承诺向甲方提供的丙方财务会计报表真实地完整地反映了丙方在该期间的资产、负债和盈利状况，不存在任何虚假。
Party B and Party C have made to Party A a full and complete disclosure of Party C’s assets, liabilities, equities, guarantees to other parties and information related to this Agreement; Party B and Party C, jointly and severally, shall provide Party A with Party C’s financial and accounting statements that accurately and completely reflect the Party C’s assets, liabilities and profitability and/or losses without any false statement.

2.1.2	过渡期内，丙方的经营或财务状况没有发生重大的不利变化；未经甲方同意，丙方不得进行现金及资产的处置以及利润分配。
During the Transition Period, there is no material adverse change to the business or financial condition of Party C; Party C shall not distribute any assets, cash or profits without the permission of Party A.

2.1.3	过渡期内，未经甲方同意，乙方不得向丙方乙方以外的第三方转让其所持有的部分或全部丙方股权。 During the Transition Period, without Party A’s consent, Party B shall not transfer all or any of Party C’s shares held by Party B to any third party.
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2.1.4	过渡期内，乙方及丙方应在所有重大方面，保持丙方的组织架构完好，丙方管理层、、员工及顾问持续提供服务，维持好与主要客户的业务关系，并维持、控制和保全丙方的资产与过去经营状况一致。
During the Transition Period, Party B and Party C shall preserve intact, in all material respects, Party C’s business organizations, to keep available the services of Party C’s managers, directors, officers, employees and consultants, to maintain, in all material respects, their existing relationships with all customers with whom Party C does significant business, and preserve the possession, control and condition of Party C’s assets, all as consistent with past practice.

2.1.5	过渡期内，丙方作为连续经营的实体，不存在亦不得有任何违法、违规的行为，丙方不得处置其主要资产或在其上设置担保，也不得发生或承担任何重大债务，通常业务经营中的处置或负债除外，且单独或累计金额不得超过五万美元。
During the Transition Period, as a continuous operating entity, Party C shall maintain its existence in good standing and it shall not conduct its business nor act in a manner that would be in violation of law, Party C shall not dispose of its main assets nor place any guarantees on them. Party C shall not take on any major debt, except where such debt or liability is in the regular course of Party C’s business operations and does not exceed $50,000 either individually or in the aggregate.

2.1.6	过渡期内，无甲方书面同意（此类书面文件不得无故被扣压、设限或拖延），乙方和丙方不得：
Without limiting the generality of the foregoing sections, and except as contemplated by the terms of this Agreement, during the Transition Period, without the prior written consent of Party A (such consent not to be unreasonably withheld, conditioned or delayed), Party B and Party C shall not:

2.1.6.1	修改、取消或变更公司注册文件、章程以及其他类似文件。 Amend, waive or otherwise change, in any respect, its certificate of incorporation, bylaws or other similar organizational documents;
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2.1.6.2	授权发行、发售、授予、出售、担保，处置或提议发行、发售、担保或处置任何公司权益类证券或期权、承诺、认购或任何类型的购买或出售其权益类证券的权利，或其他证券权益，包括证券转换或交换为任何登记的股份或任何其他基于证券的承诺，或与第三方就该类证券或证券权利进行任何对冲交易。
authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities interests, including any securities convertible into or exchangeable for any of its equity securities or securities interests of any class and any other equity-based awards, or engage in any hedging transaction with a third party with respect to such equity securities or other securities interests;

2.1.6.3	拆分，合并，重新资本化或重分类任何其权益类证券或发行其他类型证券，或就相关证券作出任何支付留置或发放股份股利，或直接或间接赎回或购买或承诺购买任何证券或证券权利。
split, combine, recapitalize or reclassify any of its equity interests or issue any other securities in respect thereof or pay or set aside any distribution or other dividend (whether in cash, equity or property or any combination thereof) in respect of its equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its equity securities or securities interests;

2.1.6.4	引致，创造，承担，支付或其他任何可以导致公司承担超过5万美元（单独或累计）负债的行为，对第三方贷款、预支或投资，或担保或为任何第三方背书，承担债务或承诺。
incur, create, assume, prepay or otherwise become liable for any indebtedness (directly, contingently or otherwise) in excess of $50,000 (individually or in the aggregate), make a loan or advance to or investment in any third party, or guarantee or endorse any indebtedness, liability or obligation of any third party;

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2.1.6.5	在法律要求范围或现有任何已建立的福利支出计划或依据过去行为可知的任何正常商业行动范围以外的增加薪酬，工资或任何员工的补偿超过现金额的5%，或增加上述人员的奖金超过现金额的5%，或就2016财年和2017财年的奖金作出承诺，或者显著增加上述人员的福利待遇，与丙方任何现有顾问、管理层、董事或员工签订、建立或显著更改现有福利计划。
increase the wages, salaries or compensation of any of its employees by more than five percent (5%), or increase bonuses for the foregoing individuals in excess of five percent (5%), or make commitments to advance with respect to bonuses for fiscal year 2016 or 2017, or materially increase other benefits of any of the foregoing individuals, or enter into, establish, materially amend or terminate any benefit plan with, for or in respect of any current consultant, officer, manager director or employee of Party C, in each case other than as required by applicable law, pursuant to the terms of any already established benefit plan or in the ordinary course of business consistent with past practice;

2.1.6.6	作出或撤销任何关于税务的重要选择，就税务问题作出的任何和解、起诉、诉讼、处置、仲裁、调查审计或争议，修正纳税申报表、退税申请，或就任何税务政策或程序进行重大变更。
make or rescind any material election relating to taxes, settle any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, file any amended Tax Return or claim for refund, or make any material change in its accounting or Tax policies or procedures, in each case except as required by applicable law;

2.1.6.7	转移或授予任何第三方，或扩展，作出重大修订，允许失效或无法保留丙方目前已注册的无形资产，知识产权，已注册知识产权或其他丙方持有的无形资产，或乙方授权丙方使用的无形资产，或向任何未签订保密协议的第三方公布任何甲方、丙方和丁方的商业秘密。
transfer or license to any third party or otherwise extend, materially amend or modify, permit to lapse or fail to preserve any of Party C’s registered intellectual property, licensed intellectual property or other intellectual property held by Party C or by Party B for the benefit of Party C, or disclose any of Party A, C or D’s trade secrets to any third party who has not entered into a confidentiality agreement;
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2.1.6.8	取消或放弃或转让任何丙方合同中的重大权利，或出租或签订任何（A）每年支出可能会超过5万美元的合同；或（B）签订超过一年的不支付重大罚款无法取消的或需多至提前60天通知方可取消的合同。
terminate or waive or assign any material right under any of Party C’s material contracts or any lease or enter into any contract (A) involving amounts potentially exceeding $50,000 per year or (B) with a term longer than one year that cannot be terminated without payment of a material penalty and upon notice of sixty (60) days or less;

2.1.6.9	未合理维护与过去交易相关的重要会计账簿，会计记录以及会计凭证。 fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practice;
2.1.6.10	设立任何子公司或者设置新的业务线； establish any Subsidiary or enter into any new line of business;
2.1.6.11	未能通过商业上合理的努力以保证保险条款的有效或取代或修订与资产、运营和公司活动相关的现行有效的保险政策或文件。
fail to use commercially reasonable efforts to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations and activities in an amount and scope of coverage as are currently in effect;

2.1.6.12	对现有重大资产进行重新估值或对会计政策，准则或实践作出重大变更，美国通用会计准则和公司审计允许的部分除外。
revalue any of its material assets or make any change in accounting methods, principles or practices, except in compliance with GAAP and approved by the Company’s outside auditors;
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2.1.6.13	除只作出金钱赔偿外的，金额不超过5万美元的，或公司财务记录中已存在的就任何索赔、诉讼或纠纷的放弃，取消，分配，解决或和解。
waive, release, assign, settle or compromise any claim, action or proceeding (including any suit, action, claim, proceeding or investigation relating to this Agreement or the transactions contemplated hereby), other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, the Company or its Affiliates) not in excess of $50,000 (individually or in the aggregate), or otherwise pay, discharge or satisfy any Actions, Liabilities or obligations, unless such amount has been reserved in the Company Financials;

2.1.6.14	结束或显著减少公司行为或努力，或解雇和减少公司员工。 close or materially reduce its activities, or effect any layoff or other personnel reduction or change, at any of its facilities;
2.1.6.15	并购，包括任何兼并，吸收合并或购买任何股权或资产，或其他形式的业务整合，公司合并，设立合伙，有限公司或其他形式的业务组织或分布，或购买其他任何重大金额的正常业务需求以外的资产。
acquire, including by merger, consolidation, acquisition of stock or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets outside the ordinary course of business;

2.1.6.16	作出超过5万美元的资本化支出。 make capital expenditures in excess of $50,000 (individually or in the aggregate);
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2.1.6.17	采取全面或部分清算、解散、兼并、吸收合并、重组、重新资本化或其他重组行为的计划。 adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;
2.1.6.18	自愿承担重大合同中条款所涉及的或员工福利计划以外的任何金额超过5万美元的负债或义务。
voluntarily incur any Liability or obligation (whether absolute, accrued, contingent or otherwise) in excess of $50,000 (individually or in the aggregate) other than pursuant to the terms of a material contract or employee benefit plan;

2.1.6.19	出售，出租，许可，交货或掉期，抵押或担保或承担债务（包括证券化），或其他任何处置重大比例的不动产，固定资产或权利的行为。
sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;

2.1.6.20	就丙方的投票权作出任何协议，理解或安排。 enter into any agreement, understanding or arrangement with respect to the voting of Party C’s securities;
2.1.6.21	从事任何可能被合理认为将导致延迟或损害丙方取得任何与本协议相关的政府部门同意或批准的行为。
take any action that would reasonably be expected to delay or impair the obtaining of any consents or approvals of any governmental authority to be obtained in connection with this agreement;

2.1.6.22	达成，修改，放弃或取消（根据条款需要取消的事项除外）与任何关联方的任何交易。 enter into, amend, waive or terminate (other than terminations in accordance with their terms) any transaction with any related parties; or
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2.1.6.23	授权或同意从事任何上述相关事项。 authorize or agree to do any of the foregoing actions.

2.2	若乙方或丙方存在任何违反本协议第2.1条约定的情况，则甲方有权单方解除本协议，并要求乙方承担相应赔偿责任。
If Party B or Party C conducts any violation of the agreed conditions under Section 2.1, Party A shall have the right to unilaterally terminate this agreement, and require Party B to assume the corresponding liability.

第三条	股份发行方案

Article 3 Share Issuance Plan

3.1	各方同意，甲方拟向乙方支付共计600万美元的股份和现金，乙方一、乙方二及乙方三分别获发的股份数量/现金金额按照其各自在丙方的持股比例计算，前述股份发行/现金支付应分两期进行，其中：

All Parties agree that Party A intends to pay a total of US$6 million in a combination of shares and cash as consideration to Party B, Party B1, Party B2 and Party B3, which will be distributed in accordance with each party’s respective percentage of ownership interest in Party C. The above share issuance/cash payments will be completed in two phases, including:

（1）	第一期拟向乙方发行360万美元的股份，每一股股份的金额为本协议签署日前二十个交易日甲方股份的加权平均股价的120%；
In the first phase (“Phase One”), Party A shall issue shares with an aggregate value of US$3,600,000 to Party B, the value of each share should be 120% of the weighted average price of the shares over the preceding 20 days before the agreement’s execution;

（2）	第二期拟向乙方支付240万美元的现金，但甲方有权依据本协议第3.3条关于业绩承诺的规定对实际支付的金额作出调整, 且该金额的支付需要满足第3.3条约定的其他条件。
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, 且该金额的支付需要满足第3.3条约定的其他条件。
In the second phase (“Phase Two”), Party A intends to pay US$2.4 million to Party B in cash; However, Party A has the right to adjust the amount to be paid pursuant to the provisions of Section 3.3 of this agreement and such cash payment shall not be due and owing until the conditions set forth in Section 3.3 have been met.

3.2	各方同意，在本协议生效且满足以下约定的条件后甲方应向乙方按照本协议3.1条的规定发行第一期股份：
All Parties agree that Party A shall issue the shares described in Section 3.1 above in accordance with the provisions of this agreement after execution of this Agreement and after the following conditions have been met:

（1）	甲方已经对丙方完成了相关尽职调查，并对其调查结果满意； Party A has completed due diligence on Party C, and Party A is satisfied with the results of such due diligence.
（2）	本次股份发行已经取得所有相关的同意和批准，包括甲方股东大会的批准、丙方内部和其他第三方的批准，以及相关政府部门、证券交易所（Nasdaq）的批准（如有）；
All relevant consents and approvals have been obtained in connection with the share issuance, including approval by Party A’s shareholders, Party C and any required third party, related government departments, and the NASDAQ stock exchange, as required.

（3）	各方已经签署在内容和形式上均令甲方接受的如附件一的控制协议； All Parities have signed the control agreements as set forth in the Attachment A.
（4）	丙方无重大不利变化。 Party C has no material adverse change.
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（5）	所有根据本协议发行的股份均为限制性普通股，并设有12个月的锁定期期限即（“锁定期”），该期间内乙方将不得转让、担保或处置该部分股份。此外，锁定期内，乙方将授权甲方通知股份登记机构限制该部分股份的转让并设置相应标注。
All Shares issued pursuant to this Agreement shall be restricted ordinary shares and such shares shall be subject to a twelve (12) month lock-up period (the “Lock-Up Period”) during which Party B may not offer, sell pledge or otherwise dispose of the shares. Furthermore, during the Lock-Up Period, Party B authorizes the Party A to cause the transfer agent for the shares to decline to transfer and to note stop transfer restrictions on its stock register.

3.3	各方同意，在满足以下约定的条件后甲方应向乙方支付第二期对价： All Parties agree to proceed with the Phase Two payment, as described in Section 3.1 above, so long as the following conditions have been met:
（1）	丙方无重大不利变化； Party C has no material adverse change;
（2）	丙方达成以下业绩承诺： Party C shall have reached the following performance goals:
(a)	如果丙方2016财年可以实现净利润增长15%，则甲方将向乙方支付140万美元现金；如果丙方2017财年可以继续实现15%的净利润增长，则甲方将向乙方支付余下100万美元现金对价。
If Party C’s net profit for fiscal year 2016 shall increase by 15%, as compared with fiscal year 2015’s financial statements, Party A shall pay Party B $1.4 million in cash; If Party C’s net profit for fiscal year 2017 increases by an additional 15%, as compared with fiscal year 2016’s audited financial statements, Party A shall pay Party B the remaining $1.0 million in cash.

(b)	如果丙方2016财年或2017财年的实际净利润增长率(N%)超过或者少于15%，
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则2016财年或2017财年甲方将向乙方支付的现金金额=140万美元或者100万美元*( N%/15%)。
If Party C’s audited FY2016 and FY2017’s net profit growth rate exceed’s 15% (N%), Party A shall pay Party B an earn-out part by using the formula of $1.4 million or $1.0 million *(N%/15%).

(c)	甲方依据上述3.3条(2)(b) 款实际向乙方支付的金额不得超过140万美元或100万美元的200%，亦不得少于140万美元或100万美元的50%，但本协议第3.4条另有规定的除外。
Party A shall, based on the above Section 3.3(2)(b), pay an amount to Party B not exceeding 200% of $1.4 million or $1.0 million, nor below 50% of $1.4 million or $1.0 million, except as otherwise provided in the item 3.4 in this Agreement.

(d)	甲方依据上述3.3条（2）款应向乙方支付的义务将仅在甲方收到并分析确认丙方各对应财务年度经审计的财务结果后产生。鉴于此，公司依据这两次支付义务发生的时点将分别开始于2016年9月30日以及2017年9月30日。
The above amounts due under this section 3.3(2) shall not be due and owing until after Party A has received and analyzed, to its satisfaction, Party C’s audited financial statements for each respective fiscal year. As such, it is estimated that the payments, if any, shall be due and owing on or about September 30, 2016 and September 30, 2017.

3.4	各方同意，如本协议第3.3条约定的业绩承诺期内丙方2016财年或2017年实际利润增长率为负，则甲方不再负有继续向乙方发行第二期股份或支付任何现金的义务。
All parties agree that, according to the performance commitments set forth in section 3.3, if Party C has a decrease in its actual net profit growth rate in FY2016, Party A shall not have any obligation to pay the Phase Two consideration to Party B.

第四条	相关手续的办理

Article 4 Related Procedures

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4.1	各方同意，本协议附件一控制协议项下的股权质押登记手续由丙方负责办理。

All Parties agree that Party C will be responsible for the share pledge registration in accordance with the terms of the Control Agreement set forth in Attachment A.

4.2	股权质押登记手续如产生任何费用由丙方承担。

Party C shall bear all expenses in connection with share pledge registration.

第五条	丙方管理

Article 5 Corporate Governance of Party C

5.1	乙方同意并保证，附件一的控制协议签署后，乙方在丙方的股东权利应当由丁方行使。

Party B agrees and guarantees that, after signing the control agreement in attachment A, all rights of Party B as shareholders of Party C shall be exercised by Party D.

5.2	丁方权利。丁方享有作为股东所享有的如下权利（1）参加丙方的股东会，并签署有关股东会决议；（2）行使按照法律和丙方的章程规定乙方所享有的全部股东权利，包括但不限于股东表决权、出售或转让或质押或处置丙方股权的全部或任何一部分的权利；以及（3）作为乙方的授权代表指定和任命丙方的法定代表人、董事长、董事、监事、总经理以及其他高级管理人员等。

Rights of Party D. As a shareholder, Party D shall have the following rights: (1) to attend shareholder meetings of Party C and sign shareholder resolutions, (2) to exercise shareholder rights under laws and bylaws of Party C, including but not limited to shareholder voting rights, right to sell, transfer, pledge or dispose of all or part of its shares; and (3) to act as Party B’s authorized representative and appoint the legal representative, chairman of board of directors, director, supervisor, general manager and other members of senior management of Party C.

第六条	竞业限制

Article 6 Non-Competition

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6.1	乙方承诺丙方是乙方经营相关业务的唯一实体，即乙方不得另设或参股与丙方主营业务相同的公司。

Party B represents and warrants that Party C is the only operating entity it has established in this line of of business and that Party B will not in any way compete with Party C’s business, whether that be by establishing or investing in any entity with the same primary business as Party C.

6.2	乙方/丙方同意采取有效措施确保丙方的高级管理人员不得设立或以任何形式（包括但不限于以股东、合伙人、董事、监事、经理、职员、代理人、顾问等等身份）参与与丙方业务相竞争/相关联的其他经营实体。

Party B and Party C agree to take effective measures to ensure that senior executives of Party C do not set up or participate in any other operating entities or affiliated entities with operations that compete with Party C.

6.3	乙方同意，乙方/丙方违反本协议第6.1条、第6.2条的承诺，致使甲方或丁方的利益受到任何损害的，应就甲方或丁方遭受的直接或间接损失承担赔偿责任。

Party B agree that, if Party B or Party C breaches Sections 6.1 and 6.2 of this Agreement and causes any damage to Party A’s or Party D’s interests in any way, Party B will be liable for all direct and indirect damages of Party A and Party D.

第七条	知识产权的占有与使用

Article 7 Possession and use of intellectual property

7.1	乙方/丙方单独并共同声明、承诺并保证，本协议签订之时及本协议签订之后，丙方是丙方企业名称、商标和专利、商品名称及品牌、网站名称、域名、专有技术、各种经营许可证等相关知识产权、许可权的唯一的、合法的所有权人；上述知识产权均经过必要的相关政府部门批准或备案，且所有为保护该等知识产权而采取的合法措施均经过政府部门批准或备案，并保证按时缴纳相关费用，保证其权利的持续有效性。Party B and Party C, individually and jointly and severally, represent, warrant and guarantee that, at and after the execution of this Agreement, Party C is the sole legal owner of its intellectual property rights and permits, including the business name, trademarks, patents, product names and brands, web names, domain names, proprietary technologies and various licenses and permits. Party B and Party C, individually and jointly and severally, represent, warrant and guarantee that all legal measures taken to protect the foregoing intellectual property have been approved by or recorded with related government agencies, all related expenses will be paid on time, and the foregoing rights will be continuously valid.
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7.2	若与丙方生产经营相关的知识产权未在丙方名下，乙方/丙方应确保相关权利人按照合理的方式在本协议签署后将相关知识产权无偿或以法律法规允许的最低价格转移至丙方名下。If intellectual property rights related to Party C’s products and operations are not under its name, Party B and Party C shall ensure that, in a reasonable manner and in accordance with relevant intellectual property rights laws and regulations, all related rights and ownership interests in the intellectual property will be transferred to Party C free or at the lowest price permitted by law after the execution of this Agreement.

第八条	债权和债务

Article 8 Debts and Liabilities

8.1	乙方/丙方，分别和共同确认并承诺，在签订本协议之前不存在任何未披露的已发生或潜在的债务和责任（包括但不限于合同债务、侵权之债以及相关部门给予的各种行政罚款），且在过渡期内没有甲方和丁方同意，将不会产生相关负债或责任。

Party B and Party C, individually and jointly and severally, represent and warrant that there are no undisclosed existing or potential debts and liabilities prior to the execution of this Agreement (including but not limited to contractual liability, tort liability, and fines by various government agencies) and there will be no debts or liabilities will be entered into during the transition period without the consent of Party A and Party D (such consent not be unreasonably withheld).

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8.2	乙方同意，对未以书面形式向甲方披露的丙方的债务和责任，由乙方承担。，乙方应当在实际发生赔付后5个工作日内全额向丙方进行补偿。

Party B agrees to be liable for any debts and liabilities that have not been disclosed to Party A in writing. If Party C incurs any debts and liabilities, Party B shall compensate Party C in the full amount within five working days after the payment has been made by Party C.

第九条	保证和承诺

Article 9 Representations and Warranties

9.1	甲方及丁方，分别和共同向乙方和丙方保证和承诺如下： Party A and Party D, individually and jointly and severally, make the following representations and warranties to Party B and Party C:
（1）	甲方及丁方是依法注册成立并且合法存续的企业法人，具有签署本协议的权利能力和行为能力，并有足够的能力全面履行本协议规定的义务。Party A and Party D are enterprises legally registered and currently in good standing with the ability to sign this agreement and fully perform obligations under this Agreement.

9.2	乙方及丙方，分别和共同向甲方和丁方保证和承诺如下：

Party B and Party C, individually and jointly and severally, represent and warrant to Party A and Party D as follows:

(1)	丙方是一家依照中华人民共和国法律法规于成立并合法存续的有限责任公司。

Party C is a limited liability company duly formed, validly existing and in good standing under the laws of the PRC.

(2)	拥有签订并履行本协议义务的全部权利与授权，并依据中国法律具有签订本协议所有的资格条件和/或行为能力。本协议的签署和履行不会与丙方公司章程或有关法律、法规、条例等有约束力的规范性文件或丙方签订的协议等所承担的义务相冲突。

Party B and Party C each have the right and authority to sign this agreement, and to exercise rights and perform obligations hereunder. They have the qualifications and ability required to

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sign this agreement under PRC laws. The execution and performance of this agreement will not conflict with Party C’s bylaws, binding documents, including any governing laws, regulations and rules, or any agreement signed by Party C.

(3)	本协议的签订或履行不违反以其为一方的任何重大合同或协议。

The execution or performance of this agreement will not violate any material agreement signed by any Party.

(4)	已就与本次交易有关的所有信息和资料，向甲方进行且将在过渡期内仍将进行充分、详尽、及时的披露，没有重大遗漏、误导和虚构。保证自本协议签订至整个过渡期内其向甲方提供的一切文件资料均是真实、有效完整的。

Party B and Party C have made a full, detailed, complete and timely disclosure of all information and materials related to this transaction, and will continue to do so through the Transition Period, without any material omission, misleading or false information. Party B and Party C also represent and warrant that all documents provided to Party A are true, valid and complete as of the date of this Agreement and will remain so through the Transition Period.

(5)	保证丙方全面履行本协议约定的义务，乙方的保证方式为连带责任保证。

Party B and Party C will fully perform their obligations under this agreement and Party B bears joint and several liabilities for Party C’s actions.

(6)	已向且在过渡期内持续向甲方披露所涉及或可能涉及的仲裁、诉讼、司法执行等法律纠纷或行政处罚、政府调查等事项，并就此等事项可能给丙方或本协议的履行造成的影响已向甲方作了充分的陈述和说明。

Party B and Party C have already disclosed to Party A, and will continue to disclose through the Transition Period, all legal enforcement and government investigation related matters such as arbitration, litigation, and judicial enforcement and have made, and will continue to make, full disclosure with regard to the potential impact of such matters on Party C or its performance of this agreement.

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(7)	丙方目前及未来的财务会计报表公正真实地反映了丙方的经营业绩及资产负债状况，不包含任何虚假成分，没有为误导甲方而故意省略部分关键事实。

The financial statements of Party C, now and in the future, fairly and accurately reflect the operating results, assets and liabilities of Party C without any false element or intentional and partial omission of key facts to mislead Party A.

(8)	保证丙方的关键管理人员和技术骨干在本协议签署后与丙方签订不低于五年的劳动合同及相关保密、不竞争协议（如甲方要求）。该类协议正本或副本将被提供给甲方和丁方。

Key personnel and technical staff of Party C have signed employment agreements and related non-disclosure and non-compete agreements (per Party A’s request) for a period of not less than five years from the execution of this agreement. Originals or copies of all such confidentiality agreements have been, or will be during the Transition Period, delivered to Party A and Party D.

(9)	保证本协议签署后30日内办理完成附件一控制协议项下的股权质押登记。
Party B and C will cooperate in completing the share pledge registration according to the control agreements attached hereto as Attachment A within 30 days from signing this agreement.

(10)	在中国法律法规允许的情况下，乙方应尽快完成或者全力配合甲方/丁方完成相应的外汇登记。
If permitted by PRC laws and regulations, Party B shall complete, or cooperate with Party A and Party D to complete, foreign currency registration as soon as possible.

第十条	通知及送达

Article 10 Notices and Deliveries

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10.1	在本协议有效期内，因法律、法规、政策的变化，或任一方丧失履行本协议的资格和/或能力，导致影响本协议的履行，该方应承担相应的在合理时间内通知的义务。

Within the term of this agreement, if any changes in laws, regulations, and policies cause any loss of the ability or qualification of any Party to perform its obligations under this agreement which affects the performance of this agreement, such Party shall have the obligation to notify the other Parties within a reasonable time period.

10.2	各方同意，与本协议有关的任何通知，以书面送达方式方为有效。

All Parties agree that any notice related to this agreement shall be given in writing.

10.3	通知送达下列地点或各方的实际经营地或住所地： Notice should be delivered to the following locations or the actual business location or domicile of all Parties:

甲 方地址： 北京市朝阳区拂林路9号景龙国际大厦C座1902

Address of Party A: Room 1902, Jing long Guo ji,No. 9 Fulin Road, Chaoyang District,Beijing, P.R.China

乙方一地址：青海省茫崖花土沟环城路0467号华油井下公司

Address of Party B1: No. 0467, Huang Chen Road, Hua Tu Gou, Mang Ya city, Qinghai Province;

乙方二地址：青海省茫崖花土沟环城路0467号华油井下公司

Address of Part B2: No. 0467, Huang Chen Road, Hua Tu Gou, Mang Ya city, Qinghai Province, P.R. China;

乙方三地址：青海省茫崖花土沟环城路0467号华油井下公司

Address of Party B3: No. 0467, Huang Chen Road, Hua Tu Gou, Mang Ya city, Qinghai Province, P.R. China;

丙 方地址： 青海省茫崖花土沟环城路0467号华油井下公司

Address of Party C: Address of Part B1: No. 0467, Huang Chen Road, Hua Tu Gou, Mang Ya

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city, Qinghai Province, P.R. China;

丁 方地址：北京市海淀区知春路51号慎昌大厦五层5771室

Address of Party D: Room 5771, 5th Floor, Shen Chang Building, Zhi Chun Road, Haidian District, Beijing, P.R. China.

第十一条	违约及其责任

Article 11 Breach of Contract

11.1	本协议生效后，各方应按照本协议的规定全面、适当、及时地履行其义务、承诺及其他相关约定，除不可抗力因素外若本协议的任何一方违反本协议的义务、承诺及其他相关约定，则构成违约。

After this agreement becomes effective, any breach of any obligations, warranties or any other provisions under this agreement by any party due to reasons other than force majeure constitute a breach.

11.2	一旦发生违约行为（包括违反保证和承诺），违约方应当向守约方支付违约金，并赔偿因其违约而给守约方造成的损失。支付违约金并不影响守约方要求违约方继续履行合同。

Once a breach occurs (including a breach of representations and warranties), the breaching Party shall pay damages to the other non-breaching Parties. Paying damages shall not affect the non-breaching Parties’ request that the breaching Party to continue to perform under this agreement.

第十二条	合同的变更、解除

Article 12 Amendment and Termination

12.1	本协议的任何修改、变更应经合同各方另行协商，并就修改、变更事项签署书面合同后方可生效。

Any amendment and change to this agreement shall be based on negations of all Parties and shall become effective only after all Parties have signed the agreements on such amendment or

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change.

12.2	本协议在下列情况下解除：经协议各方当事人协商一致解除；或者，任一方发生违约行为并在30天内不予更正的，或发生累计两次或以上违约行为，守约方有权单方解除；或者，本协议因不可抗力，造成本协议无法履行。

This agreement can be terminated under the following conditions: (1) all Parties consent to the termination of this agreement after negotiation; (2) if any Party fails to cure its breach within 30 days or if any Party has breached the agreement two or more times, regardless of whether or not it has cured such breach, then the non-breaching Parties can unilaterally terminate the agreement; or (3) this agreement cannot be performed due to force majeure.

12.3	有权提出解除合同的一方应当以书面形式通知，通知在到达其他各方时生效。

The Party with the right to terminate shall notify the other Parties in writing and such notice shall become effective when it is delivered to other Parties.

12.4	本协议被解除后，不影响一方当事人要求支付违约金和赔偿损失的权利。

After this Agreement is terminated, the rights of any Parties to obtain liquidated damages and compensation for loss of rights under this agreement shall not be affected.

第十三条	争议解决

Article 13 Settlement of Disputes

13.1	本协议的效力、解释及履行均适用中华人民共和国法律。

The validity, interpretation, and performance of this agreement shall be governed by and construed in accordance with the laws of the PRC.

13.2	合同各方当事人因本协议发生的任何争议，均应首先通过友好协商解决，协商不成，各方均有权选择向位于北京的中国国际经济贸易仲裁委员会提起仲裁，依据该会届时有效的仲裁规则进行仲裁，仲裁裁决是终局的，对各方均具有法律执行力。

All Parties of this Agreement shall resolve any dispute arising from this agreement through

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friendly negotiation. If negotiation fails, all Parties have the right to choose arbitration before the China International Economic and Trade Arbitration Commission in Beijing. Final arbitration awards according to arbitration rules of such commission shall be binding on all Parties.

第十四条	附则

Article 14 Miscellaneous

14.1	本协议自各方签字、盖章后成立并生效。

This agreement shall become effective after all Parties sign or place their stamps on the agreement.

14.2	本协议未尽事宜，各方可另行签署补充协议，该补充协议与本协议是一个不可分割的整体，并与本协议具有同等法律效力。本协议附件是本协议的组成部分，与本协议具有同等的法律效力。

All Parties can sign supplemental agreements with regard to any matters unaddressed in this agreement. Such supplemental agreements will be considered part of this agreement and have the same validity as this agreement.

14.3	本协议用中文书写，一式6份，各方各持一份，具有同等法律效力。

This agreement is in Chinese with six originals, one for each Party and with the same validity.

（以下无正文，为本协议签署页）

(Intentionally Left Blank and Signature Page follows)

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本页为《股份购买协议》签字页

This page is the signature page of the Share Purchase Agreement

甲方 Party A：Recon Technology Ltd.（研控科技有限公司）

__/s/ Shenping Yin______________

姓名/Name：银燊平Shenping Yin

职务/Title ：CEO

乙方一：李素珍

Party B1: Suzhen Li

_/s/ Suzhen Li _______________

乙方二：石 婧

Party B2: Jing Shi

__/s/ Jing Shi___________________

乙方三：黄宝坤

Party B3: Baokun Huang

_/s/ Baokun Huang_______________

丙方/Party C：

青海华油井下石油技术有限公司

Qinghai Hua You Downhole Technology Co., Ltd

__/s/ Baokun Huang________________________

姓名/Name：黄宝坤Baokun Huang

职务/Title：法人代表/授权签字人Legal/ Authorized Representative

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丁方/Party D：

研控恒达科技（北京）有限公司

Recon Hengda Technology (Beijing) Co., Ltd .

__/s/ Chen Guangqiang________________________

姓名/Name：陈广强Guangqiang Chen

职务/Title：法人代表/授权签字人Legal/Authorized representative

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附件一：控制协议

Attachment A: Control Agreement

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EXCLUSIVE EQUITY INTEREST PURCHASE AGREEMENT

THIS EXCLUSIVE EQUITY INTEREST PURCHASE AGREEMENT（the “Agreement”） is entered into by and between the following parties on December 1, 2015.

Party A: Recon HengdaTechnology (Beijing) Co.,Ltd., a limited liability company (wholly invested by Taiwan, Hong Kong or Macau investors) duly established and valid existing under the PRC laws. Registered Address: Room 5771, Floor 5, Shenchang Building, Courtyard 51, Zhichun Road, Haidian District, Beijing, China.

Party B: HUANG Baokun, SHI Jing, LI Suzhen.

HUANG Baokun ID Num.:

SHI Jing ID Num.:

LI Suzhen ID Num.:

Party C: Qinghai Hua You Downhole Technology Co., Ltd., a limited liability company duly established and valid existing under the PRC laws.

Registered Address: Courtyard 0467, Huancheng Road, Huatugou town, Mangya District, Qinghai, China.

WHEREAS,

1.	Party B collectively holds 100% equity interest in Party C;

2.	Party A and Party C have entered into a series of Agreements including the Exclusive Consulting and Service Agreement.

NOW THEREFORE, through mutual negotiations, the Parties hereto agree as follows:

1.	Transfer of Equity Interest

1.1	Granting Right

Under PRC law, Party B hereby irrevocably grants Party A the exclusive right to purchase, or designate one or more persons (the “Specified Person”) to purchase, a portion or whole of the Equity Interest of Party C held by Party B at the price set forth in Article 1.3 hereof in accordance with the procedure promulgated by Party A at any time in Party A’s discretion.(the “Purchase Right”). Except for Party A and the Specified Person, Party C shall not sell the Equity Interest to any third party. Party C hereby agrees that Party B may grant the Purchase Right to Party A. For the purpose of this Agreement, the “person” stipulated herein refers to individual, corporation, joint venture, partnership, enterprise, trust or non-corporation organization.

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1.2	Procedure

The exercise of the Purchase Right by Party A shall be subject to the laws and regulations of the PRC. When Party A intends to exercise the Purchase Right, it shall issue a written notice (the “Purchase Notice”) to Party B which shall contain the following items: (a) Party A intends to exercise the Purchase Right; (b) the percentage of the Equity Interest to be purchased therewith (the “Purchased Equity Interest”); and (c) the effective date or transfer date.

1.3	Transfer Fee

The Transfer Fee (“Transfer Fee”) shall be confirmed by and between Party A and Party B through negotiation according to the appraisal of the Equity Interest approved by the competent authority, and it shall be the lowest price allowable by the PRC laws and regulations. Party B hereby unconditionally and irrevocably agrees that, in the event that Party A exercises its Purchase Right, Party B shall unconditionally refund to Party A the Transfer Fee in full.

1.4	Transfer of the Equity Interest

Each time when Party A exercises the Purchase Right:

1.4.1	Party B shall procure that Party C timely convene a shareholders’ meeting and shall pass the shareholders’ resolutions that Party B could transfer to Party A or the Specified Person the Equity Interest.

1.4.2	Party B shall enter into Equity Transfer Agreement with Party A (or the Specified Person, if applicable) in accordance with this Agreement and Purchase Notice.

1.4.3	Related parties shall execute all other necessary agreements or documents, and obtain all necessary government approvals and consents, and take all necessary actions to lawfully transfer the title to the Equity Interests to Party A or the Specified Person and procure Party A or the Specified Person to be registered as the holder of the Equity Interest. The Equity Interest should be free from any Security Interest. For the purpose of this Agreement, Security Interest shall include guarantee, mortgage, any third party’s right or interest, any purchase right, pre-emption right, offset right and any other security arrangements. Notwithstanding the foregoing, the Security Interest shall not include any security interest accrued in accordance with this Agreement and the Equity Interest Pledge Agreement which is entered into by and between Party B and Party A on December 1, 2015 (“Equity Interest Pledge Agreement”). According to the Equity Interest Pledge Agreement, Party B shall pledge all the equity possessed by Party B in Party C to Party A as a guarantee to the performance of the Exclusive Technical Consulting and Service Agreement which is entered into by and between Party C and Party A on December 1, 2015 (“Exclusive Technical Consulting and Service Agreement”).

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1.5	Payments for the Equity Interest

1.5.1 Party A shall pay the Transfer Fee to Party B in accordance with Article 1.3 hereof.

2.	Warranties Relating to the Equity Interest

2.1	Party C hereby guarantees that:

2.1.1	Absent prior written consent of Party A or the Specified Person, Party C will not supplement, amend, or modify any provision of the Articles of Association of the company, and shall not increase or decrease its registered capital, or alter the equity structure in other methods.

2.1.2	Party C shall be legally existing, and prudently and efficiently operates its business and deals with corporate affairs in accordance with commercial standards and practice.

2.1.3	Absent prior written consent of Party A or the specific person, Party C shall not sell, transfer, mortgage or dispose of any asset, business or beneficial right of Party C, or allow creation of any other Security Interest.

2.1.4	Absent prior written consent of Party A or the specific person, Party C shall not incur, inherit, guarantee or bear any debt except for (i) the debt is incurred during the routine business instead of loan; and (ii) the debt has been disclosed to Party A and has obtained Party A’s written consent.

2.1.5	Party C shall operate its routine business to keep the value of its assets, and shall not result in any material influence on its business operation and the value of its asset by acts or omissions.

2.1.6	Absent prior written consent of Party A or the specific person, Party C shall not enter into any material agreement except for the purpose of routine business operation. (For the purpose of this provision, an agreement covering an amount in excess of RMB100,000 shall be deemed as a material agreement).

2.1.7	Absent prior written consent of Party A or the specific person, Party C shall not provide any loan or credit to any third party.

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2.1.8	Party C shall provide all materials relating to its operation and financial status to Party A upon Party A’s request.

2.1.9	Party C shall effect and maintain insurance from the insurance company acceptable to Party A. The amount and types of such insurance shall be the same with the alike companies which operate the similar business and possess the similar assets with Party C in the same distraction.

2.1.10	Absent prior written consent of Party A or the specific person, Party C shall not merge with, combine with or purchase any entity or make investments to any entity.

2.1.11	Party C shall promptly inform Party A of any existing or potential litigation, arbitration, or administrative procedure in relation to Party C’s assets, business and revenue.

2.1.12	Party C shall make all necessary efforts to maintain the title to its assets, including but not limited to execute all necessary or proper documents, commence all necessary or proper claims, or make all necessary or proper defences to all claims.

2.1.13	Absent prior written consent of Party A, Party C shall not distribute any dividend to any shareholder. Nevertheless, Party C shall immediately distribute all payable dividends to the shareholders upon request of Party A or the specified person.

2.2	Party B hereby guarantees that:

2.2.1	Absent prior written consent of Party A or the specific person, Party B shall not sell, transfer, mortgage or dispose of any right or interest relating to the Equity Interest, or allow any creation of other Security Interest on the Equity Interest. However the Security Interest accrued from this Agreement and the Equity Interest Pledge Agreement shall be excluded.

2.2.2	Party B shall promptly inform Party A of any existing or potential litigation, arbitration, or administrative procedure in relation to the Equity Interest.

2.2.3	Party B shall make all necessary efforts to maintain its title to the equity of Party C, including but not limited to execute all necessary or proper documents, commence all necessary or proper claims, or make all necessary or proper defences to all claims.

2.2.4	Upon the request of Party A, Party B shall immediately transfer its Equity Interest to Party A or the Specified Person unconditionally at any time.

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2.2.5	Party B shall strictly comply with and duly perform this Agreement and any other agreements entered into by and between Party B, Party C, and Party A collectively or respectively and shall not affect the validity and enforceability of such agreements by acts or omissions.

3.	Representations and Warranties

3.1	Party B and Party C hereby collectively and respectively represent and warrant to Pary A that on and till the execution date of this Agreement and each and every transfer day thereafter:

3.1.1	It has the authority and ability to enter into and duly perform this Agreement and each and every Equity Transfer Agreement executed thereafter by Party B or Party C collectively or respectively. Such Agreements shall be legally and effectively binding on the parties thereof and shall be enforceable in accordance with the provisions thereof.

3.1.2	The execution, delivery and performance of this Agreement or any Equity Transfer Agreement thereafter shall not: (i) violate any PRC laws; (ii) conflict with its Articles of Association or other organizational documents; (iii) breach any contract or document of which Party B and/or Party C is a party or which binds Party B and/or Party C; (iv) violate any acquired permit, approval or any valid qualification thereof; or (v) result in the ceasing or revocation or additional conditions to the acquired permit or approval.

3.1.3	Party B retains full and transferable title to its assets and facilities and absent any security interest other than the security interest accrued in this Agreement and the pledge set by the Equity Interests Pledge Agreement.

3.1.4	Party B or any person designated by Party B shall unconditionally transfer any funds obtained from Party C in full to Party A (including but not limited to dividends, bonus, other rights, earnings and so forth distributed by Party C.)

3.1.5	Prior to Party A’s lawful exercise of Purchase Right, Party B shall not request Party C to distribute any dividend, bonus and other right and earning and so forth absent Party A’s permit.

3.1.6	Party C has no outstanding debt except for (i) the legal debt, which is incurred during its routine business operation instead of loan; (ii) the debt has been disclosed to Party A and has obtained Party A’s written permit.

3.1.7	Party C shall comply with all applicable laws and regulations relating to equity transfer.

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3.1.8	There is no existing, pending or potential litigation, arbitration, or administrative procedure in relation to the Equity Interest, assets of Party C and other matters of Party C.

3.2	Party A hereby represents and warrants to Party B and Party C on the execution date of this Agreement and each transfer day thereafter:

(i)	Party A shall be obligated to provide continual financial support to Party C in the event that Party C requires to obtain funds support for business operation;

(ii)	In the event that Party C fails to repay the funds provided by Party A due to Party C’s operation losses, Party A hereby agrees to forego the right to seek repayment.

4.	Effective Date

This Agreement shall take effect upon execution by the Parties (“Effective Date”), the term shall be ten (10) years, and it may be extended by another ten (10) years if Party A so requires.

5.	Governing Law and Dispute Resolution

5.1	Governing Law

This Agreement shall be governed by and construed in accordance with PRC laws.

5.2	Dispute Resolution

With regards to any dispute in relation to the interpretation or implementation of this Agreement, the Parties shall negotiate friendly to settle the dispute. If it can not be settled within thirty (30) days from the date any party issuing written notice requesting settlement of dispute through negotiation, each party has the right to submit it to China International Economic and Trade Arbitration Committee for arbitration according to the valid arbitration rules. The arbitration shall be held in Beijing. The arbitration award shall be final and binding on each party.

6.	Tax and Expenditures

Each party shall bear its own tax, costs and expenditures relating to preparing for and executing this Agreement and Equity Transfer Contract and relating to completing the contemplated deal.

7.	Notice

Any notice or other communication under this Agreement shall be in Chinese and be sent to the address listed below or other address as may be designated from time to time by personal delivery or mail or facsimile. Any notice required or given hereunder shall be deemed to have been served: (a) the same date if sent by personal delivery; (b) the tenth date from delivery (subject to the stamp) of a prepaid air-mail, or the fourth date from delivering to a professional delivery company acknowledged worldwide if sent by mail; and (c) the receipt date recorded on the transmission confirmation notice if sent by facsimile.

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Party A: Recon Hengda Technology (Beijing) Co., Ltd.

Address: Room5771, Floor 5, Shenchang Building, Courtyard 51, Zhichun Road, Haidian District, Beijing, China.

Party B: HUANG Baokun, SHI Jing, LI Suzhen.

Address: Courtyard 0467, Huancheng Road, Huatugou Town, Mangya District, Qinghai, China.

Party C: Qinghai Huayou Underground Petroleum Technology Co., Ltd.

Address: Courtyard 0467, Huancheng Road, Huatugou Town, Mangya District, Qinghai, China.

8.	Confidentiality

8.1	The Parties acknowledge and confirm that any oral or written information relating to this Agreement communicated among the Parties shall be deemed as confidential information (“Confidential Information”). The Parties shall keep confidential of such Confidential Information and shall not disclose to any third party unless having obtained prior written consent from the other parties. Nevertheless, Confidential Information shall not include information which (a) was at the date hereof or subsequently becomes public information (otherwise than disclosed by any party received such Confidential Information); (b) is disclosed in accordance with applicable laws or regulations; or (c) the party who discloses any Confidential Information to its attorneys or financial advisors who need to access such information shall ensure that such attorneys or financial advisors comply with this provision and keep confidential such information. The disclosure by the employee or agent of Each Party shall be deemed as disclosed by the party itself, and the party shall be liable of the breach. The Parties agree that the provisions of this Article shall survive notwithstanding the termination of this Agreement.

9.	Further Assurance

9.1	The Parties agree that they will, without any hesitation, execute any necessary documents for the performance of this Agreement or any documents which are benefit for the purpose of this Agreement, and will take all necessary actions for the purpose of this Agreement or take actions which are benefit for the purpose of this Agreement.

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10.	Miscellaneous

10.1	Amendment and supplementation

Any revision, amendment and supplementation of this Agreement shall be in writing and be executed by Each Party.

10.2	Compliance with laws and regulations

The Parties shall comply with all applicable PRC laws and regulations which have been formally issued and may be publicly acquired.

10.3	Entire agreement

Unless it is otherwise revised, amended or supplemented after execution of this Agreement, this Agreement constitutes the entire agreement among the parties as to the subject matter, and supersedes any prior oral or written negotiations, statements or agreement among the parties relating thereto.

10.4	Headings

Headings in this Agreement are only set out for reading convenience, and shall not be used to interpret, explain or otherwise influence the meaning of the provisions of this Agreement.

10.5	Language

This Agreement is made in Chinese and English in three originals. The Chinese version will prevail in the event of any inconsistency between the English and any Chinese translations thereof.

10.6	Severability

If any of the terms of this Agreement is declared invalid, illegal or unenforceable in accordance with any applicable laws or regulations, the validity and enforceability of the other terms hereof shall nevertheless remain unaffected, and the Parties hereto agree to, through friendly negotiation, make valid terms to such invalid, illegal or unenforceable terms, and the economic results from such valid terms shall be close to, as much as may be possible, the superseded invalid, illegal or enforceable terms.

10.7	Successor

This Agreement shall bind the successor of each party or the transferee permitted by the other parties and shall be interpreted for its benefit.

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10.8	Continue to be effective

10.8.1	Any duties occurred in relation to the Agreement before expiration or early termination of the Agreement shall continue to be effective after expiration or early termination of the Agreement.

10.8.2	Articles 5, 7, 8 and 10.8 hereof shall survive notwithstanding the termination of this Agreement.

10.9	Waiver

Each party may waive the terms and conditions under this Agreement in writing. Such waiver should be duly signed by the other parties. Any waive relating to the breach of the other party in certain circumstance shall not be deemed as that the waiver party has made waiver to the other party for the same breach in other circumstances.

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This page is the signing page of this Exclusive Equity Interest Purchase Agreement. IN WITNESS WHEREOF, the Parties have its authorized representative executed this Agreement on the date first above written.

Party A: Recon Hengda Technology (Beijing) Co., Ltd.

Legal Representative: /s/ Chen Guangqiang

Party B:

HUANG Baokun

Signature: /s/ Huang Baokun

SHI Jing

Signature: /s/ Shi Jing

LI Suzhen

Signature: /s/ Li Suzhen

Party C: Qinghai Hua You Downhole Technology Co., Ltd.

Legal Representative: /s/ Haung Baokun

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EQUITY INTEREST PLEDGE AGREEMENT

THIS EQUITY INTEREST PLEDGE AGREEMENT （“Agreement”） is entered into by and between the following parties on December 1, 2015.

Pledgee: Recon Hengda Technology (Beijing) Co., Ltd. (“Party A”)

Registered Address: Room5771, Floor 5, Shenchang Building, Courtyard 51, Zhichun Road, Haidian District, Beijing, China.

Pledgor: HUANG Baokun, SHI Jing, LI Suzhen.

HUANG Baokun ID Num.:

SHI Jing ID Num.:

LI Suzhen ID Num.:

WHEREAS:

1.	Party A is a wholly foreign-owned enterprise duly established and valid existing under the PRC laws. Party A is permitted by the competent authority to conduct business in the following categories: research and development of computer software and network communication software, technology transfer, technical consulting, technology services, and computer training. Party A and Qinghai Hua You Downhole Technology Co., Ltd. (“QINGHAI HUAYOU”), owned by the Pledgor, have entered into an Exclusive Technical Consulting and Service Agreement on December 1, 2015, (the “Service Agreement”).

2.	The Pledgor holds 100% equity interest of QINGHAI HUAYOU, which is a limited liability company duly established and validly existing in Qinghai under the laws of the PRC.

3.	In order to ensure the technical consulting and service fee that Party A could collect from QINGHAI HUAYOU, pursuant to the Service Agreement, the Pledgor is willing to pledge all of its equity interest in QINGHAI HUAYOU to the Pledgee as a security for such technical consulting and service fees.

NOW, THEREFORE, through mutual negotiations, the Parties hereto agree as follows:

Article	1 Definitions

Unless otherwise stipulated hereof, for the purpose of this Agreement, the following terms shall have the following meanings:

1.1	Pledge refers to the full meaning assigned to that term in Article 2 of this Agreement.

1.2	Equity Interest refers to the 100% equity interest (the “Equity Interest”) in QINGHAI HUAYOU, lawfully held by the Pledgor.

1.3	Rate of Pledge refers to the ratio between the value of the pledge under this Agreement and the technical consulting fees under the Service Agreement.

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1.4	Term of Pledge refers to the period provided for under Article 3.2 hereunder.

1.5	Service Agreement refers to the Exclusive Technical Consulting and Service Agreement entered into by and between QINGHAI HUAYOU and Party A on December 1, 2015.

1.6	Default refers to any event enumerated in Article 7 hereto.

1.7	Notice of Default refers to the notice of default issued by the Pledgee in accordance with this Agreement.

Article	2 Pledge

2.1	Party B agrees to pledge all of its Equity Interest in QINGHAI HUAYOU to the Pledgee as a guarantee for the technical consulting service fee payable to the Pledgee under the Service Agreement.

2.2	Pledge right under this Agreement refers to the right owned by the Pledgee who shall be entitled to have priority in receiving payment or proceeds from the auction or sale of the equity interest pledged by the Pledgor to the Pledgee.

Article	3 Rate of Pledge and Term of Pledge

3.1	The Rate of Pledge:

The Rate of Pledge shall be 100% under this Agreement.

3.2	The Term of Pledge

3.2.1 The Pledge of the Equity Interest under this Agreement shall take effect as of the date that the Pledge of the Equity Interest is recorded in the register of shareholders of QINGHAI HUAYOU.

3.2.2 During the Term of Pledge, the Pledgee shall be entitled to foreclose the Pledge in accordance with this Agreement in the event that QINGHAI HUAYOU fails to pay exclusive technical consulting and service fees in accordance with the Service Agreement.

Article	4 Possession of Pledge Documents

4.1	During the Term of Pledge, the Pledgee shall be entitled to possess the contribution certificate of the Equity Interest (the “Contribution Certificate”) and the register of shareholders of QINGHAI HUAYOU. The Pledgor shall deliver the Contribution Certificate and the register of shareholders hereunder to the Pledgee within one week of the execution of this Agreement.

4.2	The Pledgee shall be entitled to collect dividends of the Equity Interest.

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Article	5 Representations and Warranties of Party B

5.1	Party B is the lawful holder of the Equity Interest.

5.2	The Pledgee shall not be interfered with by any third party at any time when the Pledgee exercising its rights in accordance with this Agreement.

5.3	The Pledgee shall be entitled to exercise or assign the Pledge in accordance with this Agreement.

5.4	The Pledgor shall not pledge or encumber the Equity Interest to any third party except for the Pledgee.

Article	6 Covenants of the Pledgor

6.1	During the term of this Agreement, the Pledgor covenants to the Pledgee that the Pledgor shall:

6.1.1	Except for the transfer of the Equity Interest to the Pledgee or the specified person designated by the Pledgee (“Specified Person”) as subject to the Exclusive Equity Interest Purchase Agreement entered into by and among the Party A, Party B and QINGHAI HUAYOU on December 1, 2015, not transfer or assign the Equity Interest, create or permit to be created any pledges which may have an adverse effect on the rights or benefits of the Pledgee without prior written consent from the Pledgee.

6.1.2	Comply with and implement laws and regulations with respect to the pledge of equity interest, Comply with the notices, orders or suggestions with respect to the Pledge issued or made by the competent authority after receiving the same, or raise objection to such notices, orders or suggestions at the reasonable request or with the consent of the Pledgee.

6.1.3	Timely notify the Pledgee of any event or any notice which may affect the Pledgor’s Equity Interest or any part of its right, and any event or notice which may alter or affect any of the Pledgor’s covenants and obligations hereunder.

6.2	The Pledgor agrees that the Pledgee’s right to exercise the Pledge obtained from this Agreement shall not be suspended or hampered through legal procedure by the Pledgor, any successors of the Pledgor, any person authorized by the Pledgor or any other third party.

6.3	The Pledgor warrants to the Pledgee that in order to protect or perfect the security on the payments of the technical consulting and service fees under the Service Agreement, the Pledgor shall execute in good faith and procure other parties who have interests in the Pledge to execute all title certificates, contracts upon the request of the pledgee, and/or perform and procure other parties who have interests to take action as required by the Pledgee and provide access to exercise the rights and authorization vested in the Pledgee under this Agreement, and execute all the documents with respect to the alternations of certificate of the Equity Interest with the Pledgee or the person (individual or legal entity) designated by the Pledgee, and provide all notices, orders and decisions deemed necessary by the Pledgee to the Pledgee within a reasonable time.

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6.4	The Pledgor warrants to the Pledgee that the Pledgor will comply with and perform all the guarantees, covenants, agreements, representations and conditions for the benefits of the Pledgee, fail so performing, the Pledgor shall compensate all the losses therefore suffered by the Pledgee.

Article	7 Default

7.1	The events enumerated below shall be deemed as default:

7.1.1	QINGHAI HUAYOU fails to make full payments of the exclusive technical consulting and service fees as scheduled under the Service Agreement.

7.1.2	The Pledgor makes any material misleading or fraudulent representations or warranties under Article 5 herein, and/or the Pledgor is in violation of any warranties under Article 5 herein.

7.1.3	The Pledgor violates any covenant under Article 6 herein.

7.1.4	The Pledgor violates any term or condition herein.

7.1.5	The Pledgor waives the pledged Equity Interest or transfers or assigns the pledged Equity Interest without prior written consent of the Pledgee, except as provided in Article 6.1.1 in this Agreement.

7.1.6	Any external loan, security, compensation, covenant or other compensation liabilities of the Pledgor’s (1) is required to be repaid or performed prior to the due date due to default; or (2) is due but cannot be repaid or performed as scheduled and thereby cause the Pledgee to deem that the Pledgor’s capacity to perform the obligations herein is affected.

7.1.7	The Pledgor is incapable of repaying its general debt or other debt.

7.1.8	This Agreement becomes illegal or the Pledgor is incapable to continue to perform obligations herein for the reason of the promulgation of the related laws.

7.1.9	Any approval, permit or authorization of the competent authority in associated with the enforcement and validity of this Agreement is withdrawn, suspended, invalidated or materially revised.

7.1.10	The property of the Pledgor adversely changes and causes the Pledgee to deem that the capability of the Pledgor to perform the obligations herein is affected.

7.1.11	The successors or assignees of QINGHAI HUAYOU are only entitled to perform a portion of or refuse to perform the liability to pay under the Service Agreement.

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7.1.12	Other circumstances whereby the Pledgee is incapable of exercising the right to foreclose on the Pledge in accordance with the related laws.

7.2	Party B should immediately notify Party A in writing of the occurrence of any event under Article 7.1 herein or any events that may result in the foregoing events upon his knowledge.

7.3	Unless the Default under Article 7.1 herein has been remedied to the Pledgee’s satisfaction, the Pledgee, at any time when the Event of Default occurs or thereafter, may issue a written notice of default to the Pledgor and require the Pledgor immediately make full payments of the outstanding service fees under the Service Agreement and other payables or foreclose on the Pledge in accordance with Article 8 herein.

Article	8 Rights of the Pledgee

8.1	The Pledgor shall not transfer or assign the Equity Interest without prior written approval from the Pledgee prior to the full repayment of the consulting and service fees under the Service Agreement.

8.2	The Pledgee shall serve the Notice of Default on the Pledgor when it exercises the right of pledge.

8.3	The Pledgee may exercise the right to foreclose on the Pledge at any time when the Pledgee serves the Notice of Default pursuant to Article 7.3

8.4	The Pledgee is entitled to have priority in receiving payments or proceeds from the auction or sale of whole or part of the Equity Interest pledged herein in accordance with applicable law until the outstanding technical consulting and service fees and all other payables under the Service Agreement are repaid.

8.5	The Pledgor shall not hinder the Pledgee from foreclosing on the Pledge in accordance with this Agreement and shall provide necessary assistance for the foreclosure of Pledge.

Article	9 Transfer or Assignment

9.1	The Pledgor shall not confer or transfer any right or obligation herein to any third party without the prior written consent of the Pledgee.

9.2	This Agreement shall be binding and enforceable on Pledgee and each of his successors and assignees.

9.3	The Pledgee may transfer or assign all or any of his rights and obligations under the Service Agreement to any person (individual or legal entity) designated by him at any time. In this case, the assignee shall enjoy and undertake all rights and obligations herein of the Pledgee as if the assignee is a party hereto. Where the Pledgee transfers or assigns the rights and obligations under the Service Agreement, the Pledgor shall execute the relevant agreements and/or documents with respect to such transfer or assignment at the request of the Pledgee.

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9.4	Where the Pledgee transfers or assigns the pledge to a third party, the new parties to the pledge shall re-execute a pledge contract.

Article	10 Termination

10.1	This Agreement shall not be terminated until the consulting and service fees under the Service Agreement are paid in full and QINGHAI HUAYOU no longer undertakes any obligation under the Service Agreement.

Article	11 Formalities Fees and Other Expenses

11.1	The Pledgor shall be responsible for all the fees and actual expenditures in relation to this Agreement, including but not limited to legal fees, cost of production, stamp tax and any other taxes and charges. If the Pledgee pays the relevant taxes and fees in accordance with laws, the Pledgor shall fully indemnity such taxes and fees paid by the Pledgee.

11.2	The Pledgor shall be responsible for all the fees (including but not limited to any taxes, formalities fees, management fees, litigation fees, attorney’s fees, and various insurance premiums in connection with disposition of the Pledge) incurred by the Pledgor for the reason that the Pledgor fails to pay any payable taxes, fees or charges in accordance with this Agreement, or the Pledgee has recourse to any forgoing taxes, charges or fees by any means for other reasons.

Article	12 Force Majeure

12.1	If the fulfilment of this Agreement is delayed or prevented due to the Force Majeure Events, the party affected by such a Force Majeure Event shall free from any obligation to the extent of delay or holdback. Force Majeure refers to any event beyond control of the affected party and unavoidable with reasonable caution, which shall include but not limited to, government acts, nature disasters, fire, explosion, typhoon, flood, earthquake, tidal wave, lightning or war. However, any lack of credit, assets or financing shall not be deemed as an event beyond control of a Party. The party claiming the Force Majeure and seeking a waiver of its obligations hereunder shall promptly inform the other party of the Force Majeure and the procedure to fulfil its obligations hereunder.

12.2	If performance of this Agreement is delayed or prevented due to Force Majeure set forth in the preceding paragraph, the affected party shall not subject to any liability hereunder arising from the performances so delayed or prevented. The affected party shall make reasonalbe effort to reduce or diminish the effect from such Event, and shall make reasonable efforts to resume its performance. Both parties shall resume the performance with best effort upon elimination of such Event.

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Article	13 Dispute Settlement

13.1	This Agreement shall be governed by and construed in all respects in accordance with the laws of the PRC.

13.2	The Parties shall strive to settle any dispute arising from the interpretation or performance, or in connection with this Agreement through friendly negotiation. In case no settlement can be reached through negotiation, each Party can submit such matter to China International Economic and Trade Arbitration Committee for arbitration according to its currently effective arbitration rules. The arbitration shall be held in Beijing. The arbitration proceedings shall be conducted in Chinese. The arbitration awards shall be final and binding upon the Parties. The arbitration awards may be submitted to the applicable People’s Court for enforcement.

Article	14 Notices

14.1	Any notice to which is given by the both Parties hereto regarding the rights and obligations hereunder shall be in writing. Where such notice is delivered personally, the time of notice is the time when such notice actually reaches the addressee; where such notice is transmitted by telex or facsimile, the notice time is the time when such notice is transmitted. If such notice does not reach the addressee on business date or reaches the addressee after the business time, the next business day following such day is the date of notice. The delivery place is the address first written above of the Parties hereto or the address advised in writing including, inter alias, facsimile and telex from time to time.

Article	15 Appendix

15.1	The Appendix of this Agreement as attached hereto is parts of this Agreement.

Article	16 Effectiveness

16.1	This Agreement and any amendments, supplements and modifications of this Agreement shall be in writing, and come into effect upon being executed by the Parties thereto.

16.2	This Agreement is executed both in Chinese and English with four copies for each language. The Chinese version shall prevail in the event of any inconsistency between the English and any Chinese versions thereof.

[THIS SPACE IS INTENTIONALLY LEFT BLANK]

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This page is the signing page of this Equity Interest Pledge Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above written.

Party A: Recon Hengda Technology (Beijing) Co., Ltd.

Legal Representative: /s/ Chen Guangqiang

Party B:

HUANG Baokun

Signature: /s/ Huang Boakun

SHI Jing

Signature: /s/ Shi Jing

LI Suzhen

Signature: /s/ Li Suzhen

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APPENDIX

1.	The register of the shareholders of QINGHAI HUAYOU

2.	The Contribution Certificate of QINGHAI HUAYOU

3.	The Exclusive Technical Consulting and Service Agreement.

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Power of Attorney

I, the undersigned, HUANG Baokun, Chinese nationality, ID Num.: hold 53% equity interest in Qinghai Huayou DownholeTechnology Co., Ltd. (“QINGHAI HUAYOU”). As a shareholder of QINGHAI HUAYOU, I hereby irrevocably entrust Recon Hengda Technology (Beijing) Co., Ltd. (“RECON HENGDA”) to execute the following rights during the term of this Power of Attorney:

I, the undersigned, exclusively authorize RECON HENGDA as the sole representative with full authority to perform shareholder’s rights upon the equity interest I hold, including but not limited to: (i) the attendance of the shareholder’s meeting and the execution of relative Shareholder Resolution(s) of QINGHAI HUAYOU for and on behalf of me; (ii) the performance of all my rights associated with the ownership of equity conferred by laws and Articles of Association of QINGHAI HUAYOU including but not limited to voting-rights and the rights of assigning, transferring, pledging or disposing of such equity interest partially or wholly; and (iii) the designations and appointments of Legal Representative, Chief Executive Director, Directors, Supervisors, General Manager and/or other Officer(s) of QINGHAI HUAYOU on my behalf.

RECON HENGDA is entitled to execute the Transfer Agreement mentioned in the Exclusive Equity Interest Purchase Agreement within its authority and duly perform the Equity Interest Pledge Agreement and the Exclusive Equity Interest Purchase Agreement that are entered into simultaneously with this Power of Attorney by me. The execution of the abovementioned rights shall not constitute any limitation on this Power of Attorney.

Save as otherwise provided hereunder, RECON HENGDA is entitled to exercise all the necessary rights arising from the equity interest upon its own discretions without any oral or written instructions of me.

All acts associated with my equity interest in QINGHAI HUAYOU conducted by RECON HENGDA shall be deemed as the acts of me. All documents executed by RECON HENGDA shall be deemed as executed by me, I shall acknowledge such documents.

RECON HENGDA is entitled to assign all rights under this Power of Attorney. RECON HENGDA is entitled to entrust any other individual(s) or legal entity(s) to execute the above rights and equity interest without issuing any notice to or obtaining any prior consent from me. Nevertheless, RECON HENGDA shall report to me immediately after such assignment and the assignment shall not harm any of my rights or vested interests in any event.

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This Power of Attorney shall be irrevocable and continuously valid so long as I am a shareholder of QINGHAI HUAYOU and shall come into effect as of the date set forth below.

During the term of this Power of Attorney, in the event that I intend to perform the rights hereunder, I shall negotiate with YANKONG HENGDA in advance.

HUANG Baokun

Signature: _/s/ Huang Baokun

Date: December 1, 2015.

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Power of Attorney

I, the undersigned, SHI Jing, Chinese nationality, ID Num.: hold 40% equity interest in Qinghai Huayou Downhole Technology Co., Ltd. (“QINGHAI HUAYOU”). As a shareholder of QINGHAI HUAYOU, I hereby irrevocably entrust Recon Hengda Technology (Beijing) Co., Ltd. (“RECON HENGDA”) to execute the following rights during the term of this Power of Attorney:

I, the undersigned, exclusively authorize RECON HENGDA as the sole representative with full authority to perform shareholder’s rights upon the equity interest I hold, including but not limited to: (i) the attendance of the shareholder’s meeting and the execution of relative Shareholder Resolution(s) of QINGHAI HUAYOU for and on behalf of me; (ii) the performance of all my rights associated with the ownership of equity conferred by laws and Articles of Association of QINGHAI HUAYOU including but not limited to voting-rights and the rights of assigning, transferring, pledging or disposing of such equity interest partially or wholly; and (iii) the designations and appointments of Legal Representative, Chief Executive Director, Directors, Supervisors, General Manager and/or other Officer(s) of QINGHAI HUAYOU on my behalf.

RECON HENGDA is entitled to execute the Transfer Agreement mentioned in the Exclusive Equity Interest Purchase Agreement within its authority and duly perform the Equity Interest Pledge Agreement and the Exclusive Equity Interest Purchase Agreement that are entered into simultaneously with this Power of Attorney by me. The execution of the abovementioned rights shall not constitute any limitation on this Power of Attorney.

Save as otherwise provided hereunder, RECON HENGDA is entitled to exercise all the necessary rights arising from the equity interest upon its own discretions without any oral or written instructions of me.

All acts associated with my equity interest in QINGHAI HUAYOU conducted by RECON HENGDA shall be deemed as the acts of me. All documents executed by RECON HENGDA shall be deemed as executed by me, I shall acknowledge such documents.

RECON HENGDA is entitled to assign all rights under this Power of Attorney. RECON HENGDA is entitled to entrust any other individual(s) or legal entity(s) to execute the above rights and equity interest without issuing any notice to or obtaining any prior consent from me. Nevertheless, RECON HENGDA shall report to me immediately after such assignment and the assignment shall not harm any of my rights or vested interests in any event.

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This Power of Attorney shall be irrevocable and continuously valid so long as I am a shareholder of QINGHAI HUAYOU and shall come into effect as of the date set forth below.

During the term of this Power of Attorney, in the event that I intend to perform the rights hereunder, I shall negotiate with RECON HENGDA in advance.

SHI Jing

Signature: /s/ Shi Jing

Date: December 1, 2015.

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Power of Attorney

I, the undersigned, LI Suzhen, Chinese nationality, ID Num.: hold 7% equity interest in Qinghai Hua You Downhole Technology Co., Ltd. (“QINGHAI HUAYOU”). As a shareholder of QINGHAI HUAYOU, I hereby irrevocably entrust Recon Hengda Technology (Beijing) Co., Ltd. (“RECON HENGDA”) to execute the following rights during the term of this Power of Attorney:

I, the undersigned, exclusively authorize RECON HENGDA as the sole representative with full authority to perform shareholder’s rights upon the equity interest I hold, including but not limited to: (i) the attendance of the shareholder’s meeting and the execution of relative Shareholder Resolution(s) of QINGHAI HUAYOU for and on behalf of me; (ii) the performance of all my rights associated with the ownership of equity conferred by laws and Articles of Association of QINGHAI HUAYOU including but not limited to voting-rights and the rights of assigning, transferring, pledging or disposing of such equity interest partially or wholly; and (iii) the designations and appointments of Legal Representative, Chief Executive Director, Directors, Supervisors, General Manager and/or other Officer(s) of QINGHAI HUAYOU on my behalf.

RECON HENGDA is entitled to execute the Transfer Agreement mentioned in the Exclusive Equity Interest Purchase Agreement within its authority and duly perform the Equity Interest Pledge Agreement and the Exclusive Equity Interest Purchase Agreement that are entered into simultaneously with this Power of Attorney by me. The execution of the abovementioned rights shall not constitute any limitation on this Power of Attorney.

Save as otherwise provided hereunder, RECON HENGDA is entitled to exercise all the necessary rights arising from the equity interest upon its own discretions without any oral or written instructions of me.

All acts associated with my equity interest in QINGHAI HUAYOU conducted by RECON HENGDA shall be deemed as the acts of me. All documents executed by RECON HENGDA shall be deemed as executed by me, I shall acknowledge such documents.

RECON HENGDA is entitled to assign all rights under this Power of Attorney. RECON HENGDA is entitled to entrust any other individual(s) or legal entity(s) to execute the above rights and equity interest without issuing any notice to or obtaining any prior consent from me. Nevertheless, RECON HENGDA shall report to me immediately after such assignment and the assignment shall not harm any of my rights or vested interests in any event.

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This Power of Attorney shall be irrevocable and continuously valid so long as I am a shareholder of QINGHAI HUAYOU and shall come into effect as of the date set forth below.

During the term of this Power of Attorney, in the event that I intend to perform the rights hereunder, I shall negotiate with RECON HENGDA in advance.

LI Suzhen

Signature: /s/ Li Suzhen

Date: December 1, 2015.

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EXCLUSIVE TECHNICAL CONSULTING AND SERVICE AGREEMENT

THIS EXCLUSIVE TECHINCAL CONSULTING AND SERVICE AGREEMENT （the “Agreement”）is made and entered into as of December 1, 2015 by and between the following parties:

Party A: Recon Hengda Technology (Beijing) Co.,Ltd.

Registered Address: Room5771, Floor 5, Shenchang Building, Courtyard 51, Zhichun Road, Haidian District, Beijing, China.

Party B: Qinghai Hua You Downhole Technology Co., Ltd.

Registered Address: Courtyard 0467, Huancheng Road, Huatugou town, Mangya District, Qinghai, China.

WHEREAS,

1.	Party A, a wholly foreign-owned enterprise duly established and validly existing under the laws of the People’s Republic of China (the “PRC”), owns resources to provide relevant technical consulting and services.

2.	Party B is a limited liability company duly established and validly existing under the laws of the PRC. Party A agrees to provide to Party B technology consulting and related services, and Party B agrees to accept such services provided by Party A in accordance with this Agreement.

NOW THEREFORE, through mutual negotiations, the Parties hereto agree as follows:

1.	Technical Consulting and Services, Sole and Exclusive Interests

1.1	During the term of this Agreement, Party A agrees to provide to Party B the technical consulting and services and other significant resources necessary for the operation of Party B’s business in accordance with this Agreement, including but not limited to:

(1)	Provision of services for research and development of computer software and network communication software, technology transfer, technical consulting, technology services, and computer training.
(2)	Provision of intellectual property (such as trademark, patent, know-how and so forth) which is solely owned by Party A and necessary for the operation and development of Party B’s business;
(3)	Secondment to Party B of senior management personnel and senior technical personnel;
(4)	Human resource consulting;
(5)	Legal issue consulting;
(6)	Finance consulting and support;
(7)	Investment consulting and management;
(8)	Other consulting and services required by Party B in associate with the variation of market.

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1.2	Party B hereby agrees to accept such technical consulting and services provided by Party A. Party B further agrees that, during the term of this Agreement, it shall not accept the technical consultation and service provided by any third party other than Party A without the prior written consent of Party A.

1.3	Party A shall be the sole and exclusive owner of all right, title and interests and intellectual property rights arising from this Agreement (including but not limited to, copyrights, patent, know-how, commercial secrets and so forth), regardless of whether it is developed by Party A or by Party B based on Party A’s intellectual property right.

2.	Payments for the technical consultation and service (“Consulting Fees”)

2.1	Both parties agree that the Consulting Fees shall be paid every quarter in accordance with the consulting and service actually provided by Party A. Party A has the right, solely at its discretion, to determine the amount of the Consulting Fees, and both parties agree to, at Party A’s discretion, amend or enter into supplementary agreement in respect of the provisions under this Agreement regarding Consulting Fees. The Consulting Fees could be 100% of Party B’s quarterly profit.

2.2	Except for the Consulting Fees mentioned in the preceding paragraph, Party B agrees to reimburse Party A for all necessary expenses in relation to performing this Agreement, including but not limited to, travelling expenses, service fees, and out-of-pocket expenses, etc.

2.3	Except for the Consulting Fees, Party B agrees to reimburse Party A the tax, customs and other expenditures (income tax is not included) paid by Party A in favour of Party B in relation to this Agreement.

2.4	Party B shall provide Party A with a report in relation to the Consulting Fees (“Consulting Fees Report”) in accordance with this Agreement within three (3) business days after each quarter and Party B shall remit the amount in RMB to the bank account designated by Party A within two (2) business days after delivering such Consulting Fees Report.

2.5	Party B shall maintain a separate bank account for the Consulting Fees under this Agreement. Party A is entitled to appoint its employees or PRC or international accountants to review or audit the account books in relation to the consulting service from time to time. The fees payable to the accountant shall be paid by Party A itself. Party B shall provide to Party A’s employees or accountants any convenience and assistance required and all documents, account books, records, materials and information deemed necessary by such persons. The auditing report issued by Party A’s employee shall be final and conclusive unless Party B issues written objection within seven (7) days after receiving such report. The report issued by the accountant shall be final and conclusive. Party A is entitled to serve written payment notice on Party B at any time after receiving the audit report according to the consulting fee confirmed by the audit report. Party B shall pay within seven (7) days after receiving the notice in accordance with Article 2.4.

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2.6	All payment payable by Party B to Party A shall be after tax, bank handing charge or any other expenses.

3.	Representations and Warranties

3.1	Party A hereby represents and warrants as follows:

3.1.1	It has the authority to enter into and perform this Agreement in accordance with its Articles of Association and business scope, and has taken all necessary action to get authorization, consent and approval from third party and/or competent government authorities, and will not conflict with any agreement or laws binding on it.

3.1.2	Upon execution, this Agreement shall constitute a legally binding document on Party A and shall be enforceable in accordance herewith.

3.2	Party B hereby represents and warrants as follows:

3.2.1	Party B is a company duly registered and validly existing under the laws of the PRC and is authorized to enter into this Agreement.

3.2.2	Party B has the authority to execute and perform this Agreement in accordance with its Articles of Association and its business scope, and has taken all necessary action to obtain all consents and approval to execute and perform this Agreement, and that this Agreement will not conflict with any agreement or laws binding on it.

3.2.3	Upon execution, this Agreement shall constitute a legally binding document on Party A and shall be enforceable in accordance herewith.

4	Confidentiality

4.1	Party B agrees to make reasonable efforts to protect and maintain the confidentiality of Party A’s confidential data and information acknowledged or received in the exclusive technical consulting and service provided by Party A (“Confidential Information”). Party B shall not disclose, grant or transfer to any third party of such Confidential Information. Upon termination of this Agreement, Party B shall, upon Party A’s request, return to Party A or destroy of any document, material or software contained any of such Confidential Information, and shall completely delete any of such Confidential Information from any memory device, and shall not use or permit any third party to use such Confidential Information.

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4.2	The both Parties agree that the provisions of this Article shall survive notwithstanding the alteration, revocation or termination of this Agreement.

5	Indemnities

5.1	Party B shall indemnify Party A against any loss, damage, liability or expenses suffered by Party A as a result of or arising from any litigation, claim or compensation request in other forms related to the consulting and service under this Agreement.

6	Effectiveness and Term of this Agreement

6.1	This Agreement shall be executed and come into effect as of the date first set forth above. The term of this Agreement shall be thirty (30) years unless earlier terminated as set forth in this Agreement or other written agreements entered into by the parties hereof.

6.2	This Agreement shall be terminated upon written confirmation from both Parties before termination. Otherwise this agreement shall be extended by another thirty (30) years.

7	Termination of the Agreement

7.1	The Agreement shall be extended automatically upon the expiration of this Agreement unless it is terminated in accordance with this Agreement.

7.2	During the term of this Agreement, Party B may not terminate this Agreement except in the case of Party A’s gross negligence, fraud, or other illegal action or bankruptcy of Party A. Notwithstanding the above, Party A may terminate this Agreement with issuing a written notice to Party B thirty (30) days in advance.

7.3	The rights and obligations of the both Parties under Article 4 and Article 5 of this Agreement shall survive after the termination of this Agreement.

8	Dispute Settlement

8.1	With regards to any dispute in relation to the interpretation or implementation of this Agreement, the Parties shall negotiate friendly to settle the dispute. In case no settlement can be reached through consultation, each Party can submit such matter to China International Economic and Trade Arbitration Committee for arbitration according to the current effective arbitration rules. The arbitration shall be held in Beijing. The arbitration proceedings shall be conducted in Chinese. The arbitration award shall be final and binding on the Parties.

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9	Force Majeure

9.1	Force Majeure Event (“Event”) refers to any event beyond control of the affected party and unavoidable with reasonable caution, which shall include but not limit to, government acts, nature disasters, fire, explosion, typhoon, flood, earthquake, tidal wave, lightning or war. However, any lack of credit, assets or financing shall not be deemed as an event beyond control of a party. The party claiming the Force Majeure and seeking a waiver of its obligations hereunder shall promptly inform the other party the Force Majeure and the procedure to fulfil its obligations hereunder.

9.2	If performance of this Agreement is delayed or prevented due to Force Majeure set forth in the preceding paragraph, the affected party shall not subject to any liability hereunder arising from the obligations so delayed or prevented. The affected party shall make reasonable effort to reduce or diminish the effect from such Event, and shall make reasonable efforts to resume its performance. Both parties shall resume the performance with best effort upon elimination of such Event.

10	Notices

10.1	Any notice by each Party regarding rights and obligations hereunder shall be in writing. Where such notice is delivered personally, the time of notice is the time when such notice actually reaches the addressee; where such notice is transmitted by telex or facsimile, the notice time is the time when such notice is transmitted. If such notice does not reach the addressee on business date or reaches the addressee after the business time, the next business day following such day is the date of notice. The delivery place is the address first written above of the Parties hereto or the address advised in writing including facsimile and telex from time to time. “Writing” includes, inter alia, fax and telefax.

11	Assignment

11.1	Absent the prior written consent of Party A, Party B may not assign any right or obligation hereunder to any third party.

12	Severability

12.1	If any of the terms of this Agreement is invalid, illegal or unenforceable due to incompliance with laws, the validity and enforceability of the other terms hereof shall nevertheless remain unaffected.

13	Amendments and Supplement

13.1	Any amendment and supplement of this Agreement shall be in writing and duly executed by the parties hereto, such amendment and supplement shall be deemed as a part of this Agreement and shall be in full force and effect as this Agreement.

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14	Governing Law and Languages

14.1	This Agreement shall be governed by and construed in accordance with the laws of the PRC.

14.2	This Agreement is executed both in Chinese and English. The Chinese version will prevail in the event of any inconsistency between the English and any Chinese version.

[THIS SPACE IS INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the both Parties have its authorized representative executed this Agreement on the date first above written.

Party A: Recon Hengda Technology (Beijing) Co., Ltd.

Legal Representative: /s/ Chen Guangqiang

Party B: Qinghai Hua You Downhole Technology Co., Ltd.

Legal Representative: /s/ Huang Baokun

7

Annex B

QHHY FINANCIAL STATEMENTS AND NOTES TO FINANCIAL STATEMENTS

8

Qinghai Hua You Downhole Technology Co., Ltd.

INDEX TO FINANCIAL STATEMENTS	PAGE

Audit Opinion for Financial Statements for the fiscal year ended June 30, 2014 and 2015	F-1

Balance Sheets as of June 30, 2014, 2015 and September 30, 2015	F-2

Statements of Operations and Income for year ended June 30, 2014 and 2015 and Unaudited Statement of Operations and Income for the three months ended September 30, 2014 and 2015	F-3

Statements of Cash Flows for the year ended June 30, 2014 and 2015 And statements of Cash Flows for the three months ended September 30, 2014 and 2015	F-4

Notes to Financial Statements	F-5

9

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Qinghai Hua You Downhole Technology Co., Ltd.

We have audited the accompanying balance sheets of Qinghai Hua You Downhole Technology Co., Ltd. (the “Company”) as of June 30, 2015 and 2014, and the related statements of operations, statements of equity, and statements of cash flows for each of the two years in the period ended June 30, 2015. Qinghai Hua You Downhole Technology Co., Ltd.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Qinghai Hua You Downhole Technology Co., Ltd. as of June 30, 2015 and 2014, and the results of its operations and its cash flows for each of the two years in the period ended June 30, 2015, in conformity with accounting principles generally accepted in the United States of America.

New York, New York
February 16, 2016

F-1

Qinghai Hua You Downhole Technology Co., Ltd.

Balance Sheets

	As of September 30,		As of June 30,
	2015	2015	2014	2015
	(Unaudited)	(Unaudited)
	RMB	U.S. Dollars	RMB	RMB	U.S. Dollars
ASSETS
Current assets
Cash and cash equivalents	¥436,668	$68,725	¥420,222	¥229,810	$36,169
Trade accounts receivable	8,937,267	1,406,602	7,980,846	6,424,933	1,011,195
Other receivables, net	1,623,949	255,587	1,011,000	990,000	155,812
Purchase advances	1,392,128	219,102	-	1,644,621	258,841
Deferred tax asset	-	-	322,206	-	-
Tax recoverable	-	-	107,486	-	-
Total current assets	12,390,012	1,950,016	9,841,760	9,289,364	1,462,017

Property and equipment, net	6,345,556	998,703	5,754,452	5,256,978	827,375
Total Assets	¥18,735,568	$2,948,719	¥15,596,212	¥14,546,342	$2,289,392

LIABILITIES AND EQUITY
Current liabilities
Trade accounts payable	¥3,870,862	$609,220	¥2,193,103	¥3,841,973	$604,673
Other payables and accrued expenses	283,016	44,543	3,279,352	639,316	100,619
Other payable- related parties	-	-	812,098	-	-
Advances from customers	-	-	598,378	-	-
Taxes payable	255,297	40,180	-	241,342	37,984
Short-term borrowings	4,000,000	629,545	-	-	-
Total current liabilities	8,409,175	1,323,488	6,882,931	4,722,631	743,276

Total Liabilities	8,409,175	1,323,488	6,882,931	4,722,631	743,276

COMMITMENTS AND CONTINGENCIES

Equity
Paid-in capital	10,000,000	1,573,861	10,000,000	10,000,000	1,573,861
Additional paid-in capital	104,500	16,447	104,500	104,500	16,447
Retained earnings (accumulated deficit)	221,893	34,923	(1,391,219)	(280,789)	(44,192)
Total equity	10,326,393	1,625,231	8,713,281	9,823,711	1,546,116
Total Liabilities and Equity	¥18,735,568	$2,948,719	¥15,596,212	¥14,546,342	$2,289,392

The accompanying notes are an integral part of these financial statements.

F-2

Qinghai Hua You Downhole Technology Co., Ltd.

Statements of operations

	For the three months ended September 30,			For the years ended June 30,
	2014	2015		2014	2015
	(Unaudited)	(Unaudited)
	RMB	RMB	USD	RMB	RMB	U.S. Dollars

Revenues	¥3,049,813	¥3,531,869	$555,867	¥11,063,965	¥12,195,278	$1,919,368
Cost of revenues	1,501,210	2,362,204	371,778	7,213,902	8,838,960	1,391,130
Gross profit	1,548,603	1,169,665	184,089	3,850,063	3,356,318	528,238

General and administrative expenses	254,132	443,186	69,751	2,329,259	1,807,072	284,408
Operating expenses	254,132	443,186	69,751	2,329,259	1,807,072	284,408

Income from operation	1,294,471	726,479	114,338	1,520,804	1,549,246	243,830

Other income (expenses)
Interest income	934	1,043	164	2,945	6,165	970
Interest expense	(978)	(57,279)	(9,015)	(5,121)	(7,545)	(1,187)
Other income (expense)	-	-	-	(338,843)	1,760	276

Income before income tax	1,294,427	670,243	105,487	1,179,785	1,549,626	243,889
Provision for income tax	323,607	167,561	26,372	382,414	439,196	69,123
Net Income	¥970,820	¥502,682	$79,115	¥797,371	¥1,110,430	$174,766

The accompanying notes are an integral part of these financial statements.

F-3

Qinghai Hua You Downhole Technology Co., Ltd.

Statements of equity

	Paid-in capital	Additional Paid-in Capital	Retained earnings (Accumulated Deficit)	Total Equity
	RMB	RMB	RMB	RMB	U.S. Dollars
Balance as of June 30, 2013	¥5,000,000	¥104,500	¥(2,188,590)	¥2,915,910	$458,924
Addition of paid-in capital	5,000,000	-	-	5,000,000	786,931
Net income	-	-	797,371	797,371	125,495
Balance as of June 30, 2014	10,000,000	104,500	(1,391,219)	8,713,281	1,371,350
Net income	-	-	1,110,430	1,110,430	174,766
Balance as of June 30, 2015	10,000,000	104,500	(280,789)	9,823,711	1,546,116
Net income	-	-	502,682	502,682	79,115
Balance as of September 30, 2015(unaudited)	¥10,000,000	¥104,500	¥221,893	¥10,326,393	$1,625,231

The accompanying notes are an integral part of these financial statements.

F-4

Qinghai Hua You Downhole Technology Co., Ltd.

Statements of Cash flows

	For the three months ended September 30,			For the years ended June 30,
	2014	2015		2014	2015
	Unaudited	Unaudited
	RMB	RMB	USD	RMB	RMB	USD
Cash flows from operating activities:
Net Income	¥970,820	¥502,682	$79,115	¥797,371	¥1,110,430	$174,766
Adjustments to reconcile net income to net cash provided by /(used in) operating activities:						-
Depreciation	123,225	193,303	30,423	629,814	670,124	105,468
Provision for doubtful non-trade accounts	350,000	-	-	350,000	-	-
Deferred income taxes provision	322,206	-	-	382,414	322,206	50,711
Change in current assets and liabilities, net of acquisition:
Accounts receivable	964,977	(2,512,334)	(395,407)	(958,228)	1,555,913	244,879
Purchase advances	-	252,493	39,739	486,820	(1,644,621)	(258,840)
Other receivables, net	7,148	(633,949)	(99,775)	539,000	21,000	3,305
Trade accounts payable	(1,016,727)	28,889	4,547	(714,344)	1,648,870	259,509
Other payables	712,862	(356,300)	(56,077)	(7,815,839)	(2,640,036)	(415,505)
Other payable- related parties	(812,098)	-	-	(360,406)	(812,098)	(127,813)
Tax payable	711,765	13,955	2,196	222,439	348,828	54,901
Advances from customers	(598,378)	-	-	598,378	(598,378)	(94,176)
Net cash provided by/(used in) operating activities	1,735,800	(2,511,261)	(395,239)	(5,842,581)	(17,762)	(2,795)
Cash flows from investing activities:
Purchase of property and equipment	(24,786)	(1,281,881)	(201,750)	(1,624,950)	(172,650)	(27,173)
Net cash used in investing activities	(24,786)	(1,281,881)	(201,750)	(1,624,948)	(172,650)	(27,173)
Cash flows from financing activities:
Proceeds from short-term bank loan	-	4,000,000	629,545	-	-	-
Proceeds from capital contribution	-	-	-	5,000,000	-	-
Net cash provided by financing activities	-	4,000,000	629,545	5,000,000	-	-

Net increase/(decrease) in cash and cash equivalents	1,711,014	206,858	32,556	(2,467,531)	(190,412)	(29,968)
Cash and cash equivalents at the beginning of the period	420,222	229,810	36,169	2,887,753	420,222	66,137
Cash and cash equivalents at the end of the period	¥2,131,236	¥436,668	$68,725	¥420,222	¥229,810	$36,169

Supplemental Disclosure of cash flow information:
Cash paid during the period for:
Interest	¥-	¥55,775	$8,778	¥-	¥-	$-
Income taxes	¥-	¥-	$-	¥-	¥116,991	$18,413

The accompanying notes are an integral part of these financial statements.

F-5

Qinghai Hua You Downhole Technology Co., Ltd.

NOtes to the financial statements

NOTE 1.	ORGANIZATION AND NATURE OF OPERATIONS

Organization –

Qinghai Hua You Downhole Technology Co., Ltd. (“QHHY” or “the Company”), established in September 2011 and validly existing entity under the laws of the People’s Republic of China (the “PRC”), is an oilfield service company providing a wide range of downhole technology support and services to oilfield companies primarily in Qinghai province. The Company has more than 130 employees and qualifies as an oilfield service provider for PetroChina Company Limited (“PetroChina”), the largest oil and gas producer and distributor, playing a dominant role in the oil and gas industry in China. QHHY’s solutions are aimed at keeping the working wells safe and helping to increase oil well production, a cost effective and important service for oil companies during periods of low oil prices.

The accompanying financial statements reflect the activities of QHHY which was registered as a PRC limited liability company with registered capital of ¥10,000,000 ($1,573,861).

QHHY was partially owned by one of the directors of Recon Technology Ltd (“Recon”), Mr. Chen Guangqiang, until he sold his ownership interest of QHHY in January, 2015. The current owners of QHHY are not affiliated with Recon Technology Ltd.

On December 1, 2015, QHHY entered into a conditional share purchase agreement (the “SPA”) with Recon, by and among the shareholders of QHHY, and Recon Hengda Technology (Beijing) Co., Ltd., a wholly owned P.R. China subsidiary (“Recon BJ”) of Recon. In conjunction with the SPA, Recon BJ entered into series agreements with QHHY and its shareholders related to the transfer of control in QHHY to Recon BJ. The Control Agreements granting Recon BJ the right to provide exclusive technical consulting services to QHHY in exchange for 100% of QHHY’s quarterly profit, among other things. Recon agreed to acquire 100% control of QHHY in exchange for $3.6 million worth of Recon’s ordinary shares and up to $4.8 million in cash. Pursuant to the SPA, the shares will be issued at 120% of the weighted average closing price of the Company’s ordinary shares and will be subject to a 12-month lock-up period. Recon’s payment of the cash consideration in the transaction is subject to QHHY achieving certain net revenue targets for fiscal year 2016 and 2017. The transaction is also subjected to Recon’s shareholders’ approval.

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation - The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for information pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”).and have been consistently applied.

The accompanying unaudited financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America for interim financial information pursuant to the rules of the SEC and have been consistently applied. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The results of operations for the interim periods presented may not be indicative of the operating results to be expected for the Company’s fiscal year ending June 30, 2016.

Currency Translation - QHHY’s functional currency is the Chinese Yuan (“RMB”) and the accompanying financial statements have been expressed in Chinese Yuan. The financial statements as of and for the year ended June 30, 2015 and the three months period ended September 30, 2015 have been translated into United States dollars (“U.S. dollars”) solely for the convenience of the readers. The translation has been made at the rate of ¥6.3538 = US$1.00, the approximate exchange rate prevailing on September 30, 2015. These translated U.S. dollar amounts should not be construed as representing Chinese Yuan amounts or that the Chinese Yuan amounts have been or could be converted into U.S. dollars.

F-6

Qinghai Hua You Downhole Technology Co., Ltd.

NOtes to the financial statements

Estimates and assumptions - The preparation of the financial statements in conformity with US GAAP requires that management make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Estimates are adjusted to reflect actual experience when necessary. Significant accounting estimates reflected in ’s consolidated financial statements include revenue recognition, allowance for doubtful accounts, deferred taxes, warrants liabilities, the useful lives of property and equipment and the fair value of share- based payments. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from those estimates.

Fair Values of Financial Instruments - The US GAAP accounting standards regarding fair value of financial instruments and related fair value measurements define fair value, establish a three-level valuation hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

The three levels of inputs are defined as follows:

Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 inputs to the valuation methodology are unobservable.

The carrying amounts reported in the balance sheets for trade accounts receivable, other receivables, purchase advances, trade accounts payable, accrued liabilities, advances from customers, short-term bank loan and short-term borrowings approximate fair value because of the immediate or short-term maturity of these financial instruments.

Cash and Cash Equivalents - Cash and cash equivalents are comprised of cash on hand and demand deposits with stated original maturities of no more than three months. Since a majority of the bank accounts are located in the PRC, those bank balances are uninsured.

Trade Accounts, Other Receivables and allowance for doubtful accounts - Accounts receivable are carried at original invoiced amount less an allowance for any potential uncollectible amounts. Accounts are considered past due when the related receivables are more than a year old. Provision is made against trade accounts and other receivables to the extent they are considered to be doubtful. Accounts are written off after extensive efforts at collection. No allowance for doubtful trade accounts receivable was considered necessary at the balance sheet dates. Other receivables arise from transactions with non-trade customers (see Note 3).

Purchase Advances - Purchase advances are the amounts prepaid to suppliers for purchases of inventory and are recognized as inventory when the final amount is paid to the suppliers and the inventory is delivered.

Property and Equipment, net - Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from three to twenty years.

Items	Useful life
Buildings	10-20 years
Equipment	5-10 years
Motor vehicles	4-10 years
Office equipment	3 years

F-7

Qinghai Hua You Downhole Technology Co., Ltd.

NOtes to the financial statements

Impairment for long-lived assets - Long-lived assets, including plant and equipment with finite lives are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated discounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Company would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of the balance sheet dates, there was no impairment of long-lived assets.

Revenue Recognition - QHHY recognizes revenue when the following four criteria are met: (1) persuasive evidence of an arrangement, (2) delivery has occurred or services have been provided, (3) the sales price is fixed or determinable, and (4) collectability is reasonably assured. Delivery does not occur until products have been shipped services have been provided to the customers and the customers have signed a completion and acceptance report, risk of loss has transferred to the customers, customers’ acceptance provisions have lapsed, or has objective evidence that the criteria specified in customers’ acceptance provisions have been satisfied. The sales price is not considered to be fixed or determinable until all contingencies related to the sale have been resolved.

QHHY provides solutions that are aimed to keep working wells safe and help to increase the oil well production. Revenue is recognized when it is probable that the Company will collect the consideration to which it will be entitled in exchange for the services completed and provided.

Income Taxes - Income taxes are provided based upon the liability method of accounting pursuant to ASC Topic 740, Accounting for Income Taxes. Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes. Deferred taxes are provided on differences between the tax bases of assets and liabilities and their reported amounts in the financial statements, and tax carry forwards. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. The Company has not been subject to any income taxes in the United States or the Cayman Islands.

Under ASC Topic 740, QHHY may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position would be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. Income tax returns for the year prior to 2010 are no longer subject to examination by tax authorities.

Commitments and Contingencies - In the normal course of business, the Company is subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss has occurred and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter.

Recently Issued Accounting Pronouncements - In April 2014, the FASB issued ASU 2014-08, “Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity,” (“ASU 2014-08”). Under ASU 2014-08, only disposals representing a strategic shift in operations that have a major effect on the Company’s operations and financial results should be presented as discontinued operations. Additionally, ASU 2014-08 requires expanded disclosures about discontinued operations that will provide financial statement users with more information about the assets, liabilities, income, and expenses of discontinued operations. The amendments in ASU 2014-08 are effective for fiscal years, and interim periods within those years, beginning after December 15, 2014. However, ASU 2014-08 should not be applied to a component that is classified as held for sale before the effective date even if the component is disposed of after the effective date. Early adoption is permitted, but only for disposals (or classifications as held for sale) that have not been reported in financial statements previously issued. The effects of ASU 2014-08 will depend on any future disposals by the Company.

F-8

Qinghai Hua You Downhole Technology Co., Ltd.

NOtes to the financial statements

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers,” (“ASU 2014-09”). Previous revenue recognition guidance in U.S. GAAP comprised broad revenue recognition concepts together with numerous revenue requirements for particular industries or transactions, which sometimes resulted in different accounting for economically similar transactions. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve this core principal, five steps are required to be applied. In addition, ASU 2014-09 expands and enhances disclosure requirements which require disclosing sufficient information to enable users of financial statements to understand the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. This includes both qualitative and quantitative information. The amendments in ASU 2014-09 are effective retrospectively for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. Early application is not permitted. Management is evaluating the effect, if any, on the Company’s financial position, results of operations or cash flows.

In June 2014, the FASB issued ASU 2014-12, “Compensation-Stock Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period,” (“ASU 2014-12”). ASU 2014-12 requires that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition. As such, the performance target should not be reflected in estimating the grant-date fair value of the award. Prior the issuance of ASU 2014-12, U.S. GAAP did not contain explicit guidance on how to account for those share-based payments. Many reporting entities accounted for performance targets that could be achieved after the requisite service period as performance conditions that affect the vesting of the award and, therefore, did not reflect the performance target in the estimate of the grant-date fair value of the award. Other reporting entities treated those performance targets as non-vesting conditions that affected the grant-date fair value of the award. We currently treat performance targets that affect vesting as a performance condition and as such, it is not included in the grant-date fair value. Therefore, the impact upon adoption would not be material to our consolidated financial position or results of operations. The amendments in ASU 2014-12 are effective for fiscal years and interim periods within those years, beginning after December 15, 2015. Earlier application is permitted. The Company does not expect the adoption of his guidance will have a significant impact on the Company’s financial position, results of operations or cash flows.

In August 2014, the FASB issued ASU 2014-15, “'Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern” (“ASU 2014-15”). ASU 2014-15 requires management to perform interim and annual assessments of an entity’s ability to continue as a going concern within one year of the date of issuance of the entity’s financial statements. Further, an entity must provide certain disclosures if "conditions or events raise substantial doubt about an entity’s ability to continue as a going concern." The amendments in ASU 2014-15 are effective for annual periods beginning after 15 December 2015, and interim periods thereafter, with early adoption permitted. The Company does not expect the adoption of his guidance will have a significant impact on the Company’s unaudited condensed consolidated financial statements. The Company does not expect the adoption of this guidance will have a significant impact on the Company’s financial position, results of operations or cash flows.

In November 2014, the FASB issued ASU No. 2014-16, “Determining Whether the Host Contract in a Hybrid Financial Instrument Issued in the Form of a Share Is More Akin to Debt or to Equity,” in response to the EITF’s final consensus on Issue 13-G. The ASU requires an entity to “determine the nature of the host contract by considering all stated and implied substantive terms and features of the hybrid financial instrument, weighing each term and feature on the basis of the relevant facts and circumstances” (commonly referred to as the whole-instrument approach). The ASU applies to all entities and is effective for annual periods beginning after December 15, 2015, and interim periods thereafter. Early adoption is permitted. The Company does not expect the adoption of this guidance will have a significant impact on the Company’s financial position, results of operations or cash flows.

F-9

Qinghai Hua You Downhole Technology Co., Ltd.

NOtes to the financial statements

In January 2015, the FASB issued ASU 2015-02, "Consolidation (Topic 810) – Amendments to the Consolidation Analysis.” The ASU concludes the FASB’s project to rescind the indefinite deferral of the VIE guidance in ASU 2009-17 for reporting entities with variable interests in legal entities that have the attributes of an investment company that meet certain criteria (ASU 2010-103). The ASU also makes changes to the VOE consolidation model. The ASU does not change the general order in which the consolidation models are applied. A reporting entity that holds an economic interest in, or is otherwise involved with, another legal entity (has a “variable interest”) should first determine if the VIE model applies, and if so, whether it holds a controlling financial interest under that model. If the entity being evaluated for consolidation is not a VIE, then the VOE model should be applied to determine whether the entity should be consolidated by the reporting entity. Since consolidation is only assessed for legal entities, the determination of whether there is a legal entity is important. It is often clear when the entity is incorporated, but unincorporated structures can also be legal entities and judgment may be required to make that determination. The amendments in this Update are effective for public business entities for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2015. For all other entities, the amendments in this Update are effective for fiscal years beginning after December 15, 2016, and for interim periods within fiscal years beginning after December 15, 2017. Early adoption is permitted, including adoption in an interim period. Management is evaluating the impact, if any, on the Company’s financial position, results of operations or cash flows.

In April 2015, the FASB issued ASU 2015-05, Intangibles—Goodwill and Other—Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Fees Paid in a Cloud Computing Arrangement (“ASU 2015-05”).  This ASU will help entities evaluate the accounting for fees paid by a customer in a cloud computing arrangement.  It provides guidance about whether a cloud computing arrangement includes a software license.  The amendments in ASU 2015-05 are effective for fiscal years, and interim periods within those years, beginning after December 15, 2015.  An entity can elect to adopt either prospectively to all arrangements entered into or materially modified after the effective date or retrospectively. Management believes there will be no effect on the Company’s financial position, results of operations or cash flows.

In June 2015, the FASB issued ASU 2015-10, “Technical Corrections and Improvements.”  This ASU corrects for differences between original guidance and the Accounting Standards Codification (“ASC”) and makes minor improvements affecting several topics. Management is currently in the process of evaluating this standard, but do not expect its adoption to have a material impact on the Company’s financial position, results of operations or cash flows.

In July 2015, the FASB issued ASU 2015-11, “Inventory (Topic 330) - Simplifying the Measurement of Inventory.” The amendments in this Update do not apply to inventory that is measured using last-in, first-out (LIFO) or the retail inventory method. The amendments apply to all other inventory, which includes inventory that is measured using first-in, first-out (FIFO) or average cost. An entity should measure inventory within the scope of this Update at the lower of cost and net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. The amendments in this Update more closely align the measurement of inventory in GAAP with the measurement of inventory in International Financial Reporting Standards (IFRS). For public business entities, The amendments in this Update are effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. Management is currently in the process of evaluating this standard, but do not expect its adoption to have a material impact on our financial position or results of operations.

In August 2015, the FASB issued ASU No. 2015-15, Interest - Imputation of Interest (Subtopic 835-30): Presentation and Subsequent Measurement of Debt Issuance Costs Associated with Line-of-Credit Arrangements - Amendments to SEC Paragraphs Pursuant to Staff Announcement at June 18, 2015 EITF Meeting. This ASU adds SEC paragraphs pursuant to the SEC Staff Announcement at the June 18, 2015, Emerging Issues Task Force meeting about the presentation and subsequent measurement of debt issuance costs associated with line-of-credit arrangements. Given the absence of authoritative guidance within ASU 2015-03 for debt issuance costs related to line-of-credit arrangements, the SEC staff would not object to an entity deferring and presenting debt issuance costs as an asset and subsequently amortizing the deferred debt issuance costs ratably over the term of the line-of-credit arrangement, regardless of whether there are any outstanding borrowings on the line-of-credit arrangement. The Company does not expect this update will have a material impact on the Company's financial position, results of operations or cash flows.

In September 2015, the FASB issued ASU 2015-16, Business Combinations (Topic 805): Simplifying the Accounting for Measurement-Period Adjustments, which eliminates the requirement to retrospectively account for changes to provisional amounts initially recorded in a business acquisition opening balance sheet. Prior to the issuance of ASU 2015-16, an acquirer was required to restate prior period financial statements as of the acquisition date for adjustments to provisional amounts. This guidance is effective for fiscal years beginning after December 15, 2015, including interim periods within fiscal years. The Company does not expect this update will have a material impact on the Company's financial position, results of operations or cash flows.

F-10

Qinghai Hua You Downhole Technology Co., Ltd.

NOtes to the financial statements

In November 2015, the FASB issued Accounting Standards Update (ASU) No. 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes, which changes how deferred taxes are classified on organizations’ balance sheets. The ASU eliminates the current requirement for organizations to present deferred tax liabilities and assets as current and noncurrent in a classified balance sheet. Instead, organizations will be required to classify all deferred tax assets and liabilities as noncurrent. The amendments apply to all organizations that present a classified balance sheet. For public companies, the amendments are effective for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. Management does not expect this update will have a material impact on the Company's consolidated financial position, results of operations or cash flows.

In January 2016, the FASB issued Accounting Standards Update (ASU) No. 2016-01, Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities. The new guidance is intended to improve the recognition and measurement of financial instruments. The new guidance makes targeted improvements to existing U.S. GAAP by: (1) Requiring equity investments (except those accounted for under the equity method of accounting, or those that result in consolidation of the investee) to be measured at fair value with changes in fair value recognized in net income;. Requiring public business entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes; (2) Requiring separate presentation of financial assets and financial liabilities by measurement category and form of financial asset (i.e., securities or loans and receivables) on the balance sheet or the accompanying notes to the financial statements; Eliminating the requirement to disclose the fair value of financial instruments measured at amortized cost for organizations that are not public business entities; (3) Eliminating the requirement for public business entities to disclose the method(s) and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized cost on the balance sheet; and. (4) Requiring a reporting organization to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk. (also referred to as “own credit”) when the organization has elected to measure the liability at fair value in accordance with the fair value option for financial instruments. The new guidance is effective for public companies for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. For private companies, not-for-profit organizations, and employee benefit plans, the new guidance becomes effective for fiscal years beginning after December 15, 2018, and for interim periods within fiscal years beginning after December 15, 2019. Management does not expect this update will have a material impact on the presentation of the Company's consolidated financial position, results of operations or cash flows.

NOTE 3. OTHER RECEIVABLES, NET

Other receivables consisted of the following:

	September 30, 2015		June 30, 2014	June 30, 2015
	Unaudited	Unaudited
	RMB	U.S. Dollars	RMB	RMB	U.S. Dollars
Due from third party individuals	¥356,949	$56,179	¥1,325,000	¥350,000	$55,085
Loans to third party entities (A)	1,557,000	245,050	-	790,000	124,335
Service fees	60,000	9,443	36,000	-	-
Deposits for projects		-	-	200,000	31,477
Allowance for doubtful non-trade accounts	(350,000)	(55,085)	(350,000)	(350,000)	(55,085)
Total	¥1,623,949	$255,587	¥1,011,000	¥990,000	$155,812

(A)	Loans to third-parties are mainly used for short-term funding to support companies or individuals that have business with the Company. These loans are due on demand bearing no interest.

F-11

Qinghai Hua You Downhole Technology Co., Ltd.

NOtes to the financial statements

NOTE 4. PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following:

	September 30, 2015		June 30, 2014	June 30, 2015
	Unaudited	Unaudited
	RMB	U.S. Dollars	RMB	RMB	U.S. Dollars
Buildings	¥769,678	$121,137	¥769,678	¥769,678	$121,137
Equipment	6,733,618	1,059,778	5,481,481	5,519,943	868,762
Motor vehicles	885,043	139,293	682,649	816,837	128,559
Office equipment	17,706	2,787	17,706	17,706	2,787
Total property and equipment	8,406,045	1,322,995	6,951,514	7,124,164	1,121,245
Less: Accumulated depreciation	(2,060,489)	(324,292)	(1,197,062)	(1,867,186)	(293,870)
Property and equipment, net	¥6,345,556	$998,703	¥5,754,452	¥5,256,978	$827,375

Depreciation expense was ¥629,814 and ¥670,124 ($105,468) for the years ended June 30, 2014 and 2015, respectively, and was ¥123,225 and ¥193,303 ($30,423) for the three months ended September 30, 2014 and 2015, respectively.

NOTE 5. OTHER PAYABLES AND ACCRUED EXPENSES

Other payables and accrued expenses consisted of the following:

	September 30, 2015		June 30, 2014	June 30, 2015
	Unaudited	Unaudited
Third Party	RMB	U.S. Dollars	RMB	RMB	U.S. Dollars
Qinghai department of Huabei Oilfield	¥-	$-	¥2,076,539	¥-	$-
Beijing Adar	-	-	310,000	-	-
Beijing BHD	-	-	-	200,000	31,476
Other payables	278,234	43,790	456,241	434,534	68,390
Accrued payroll and employees’ welfare	4,782	753	436,572	4,782	753
Total	¥283,016	$44,543	¥3,279,352	¥639,316	$100,619

	September 30, 2015		June 30, 2014	June 30, 2015
	Unaudited	Unaudited
Related Party	RMB	U.S. Dollars	RMB	RMB	U.S. Dollars
Due to related parties (A)	¥-	$-	¥812,098	¥-	$-

Total	¥-	$-	¥812,098	¥-	$-

(A)	Other payables due to related parties were related to fees paid on behalf of QHHY by its shareholders.

F-12

Qinghai Hua You Downhole Technology Co., Ltd.

NOtes to the financial statements

NOTE 6. TAXES PAYABLE

Taxes payable consisted of the following:

	September 30, 2015		June 30, 2014	June 30, 2015
	Unaudited	Unaudited
	RMB	U.S. Dollars	RMB	RMB	U.S. Dollars
Other taxes payable	¥3,056	$480	¥-	¥2,936	$462
Enterprise income tax payable	167,561	26,372	-	-	-
VAT payable	84,680	13,328	-	238,406	37,522
Total	¥255,297	$40,180	¥-	¥241,342	$37,984

NOTE 7. TAXES RECOVERABLE

Taxes recoverable consisted of the following:

	September 30, 2015		June 30, 2014	June 30, 2015
	Unaudited	Unaudited
	RMB	U.S. Dollars	RMB	RMB	U.S. Dollars
VAT deductible	¥-	$-	¥107,486	¥-	¥-
Total	¥-	$-	¥107,486	¥-	$-

NOTE 8. SHORT-TERM BORROWINGS

The short-term bank loans outstanding as of September 30, 2015 carried a weighted average interest rate of 7.2750% per annum. The borrowings were repayable within one year of their respective draw-down date. Proceeds from short-term bank borrowings were for working capital purposes. The short-term bank loans contain no financial covenants or restrictions.

	September 30, 2015		June 30, 2014	June 30, 2015
	Unaudited	Unaudited
	RMB	U.S. Dollars	RMB	RMB	U.S. Dollars
Short-term borrowing from bank, 7.2750% annual interest, due on July 9, 2016.	¥4,000,000	$629,545	¥-	¥-	$-

Total	¥4,000,000	$629,545	¥-	¥-	$-

There was no interest expense for short-term borrowings for the years ended June 30, 2014 and 2015, respectively, and ¥0 and ¥55,775 ($8,778) for three months ended September 30, 2014 and 2015, respectively.

F-13

Qinghai Hua You Downhole Technology Co., Ltd.

NOtes to the financial statements

NOTE 9. EQUITY

Appropriated Retained Earnings (Losses) - According to the Memorandum and Articles of Association, the Company is required to transfer a certain portion of its net profit, as determined under PRC accounting regulations, from current net income to the statutory reserve fund. In accordance with the PRC Company Law, companies are required to transfer 10% of their profit after tax, as determined in accordance with PRC accounting standards and regulations, to the statutory reserves until such reserves reach 50% of the registered capital or paid-in capital of the companies. As of June 30, 2014 and 2015, the balance of accumulated retained losses was ¥1,391,219 and ¥280,789 ($44,192), respectively.

NOTE 10. INCOME TAX

QHHY is a domestic company and is subject to income taxes in PRC. The Company follows Implementing Rules for the Enterprise Income Tax Law (“Implementing Rules”), which took effect on January 1, 2008 and unified the income tax rate for domestic-invested and foreign-invested enterprises at 25%.

Deferred tax asset as of June 30, 2014 represents net operating loss carry forward. Accumulated net operating loss carryforward as of June 30, 2015 and 2014 was ¥0 and ¥1,288,823, respectively. ¥1,288,823 of net operating loss carried from June 30, 2014 were fully utilized as of June 30, 2015. Per China’s tax law, net operating loss could be carried forward for the following 5 years.

Following is a reconciliation of income tax at the effective rate to income tax at the calculated statutory rates:

	For the three months ended Sep 30,			For the years ended June 30,
	2014	2015		2014	2015
	RMB	RMB	USD	RMB	RMB	USD

Income tax calculated at statutory rates	¥1,401	¥167,561	$26,372	¥-	¥116,990	$18,412
Allowance for doubtful accounts	-	-	-	87,500	-	-
Net operating loss	322,206	-	-	294,914	322,206	50,711
Provision for income tax	¥323,067	¥167,561	$26,372	¥382,414	¥439,196	$69,123

NOTE 11. CONCENTRATIONS

For the years ended June 30, 2014 and 2015, the two largest customers, China National Petroleum Corporation (“CNPC”) and China Petroleum & Chemical Corporation Limited (“SINOPEC”), represented approximately 99%, 0% and 87%, 13% of the Company’s revenue, respectively.

For the three months ended September 30, 2014 and 2015, China National Petroleum Corporation (“CNPC”) represented 100% of the Company’s revenue.

For the year ended June 30, 2014, one major supplier accounted for 48% of the Company’s total purchases. For the year ended June 30, 2015, one major supplier accounted for 37% of the Company’s total purchases.

For the three months ended September 30, 2015, four major suppliers accounted for 67.3% of the Company’s total purchases.

For the three months ended September 30, 2014, one major supplier accounted for 17.3% of the Company’s total purchases.

F-14

Qinghai Hua You Downhole Technology Co., Ltd.

NOtes to the financial statements

NOTE 12. COMMITMENTS AND CONTINGENCY

The Labor Contract Law of the PRC requires employers to assure the liability of severance payments if employees are terminated and have been working for the employers for at least two years prior to January 1, 2008. The employers will be liable for one month of severance pay for each year of the service provided by the employees. As of June 30, 2015, the Company had estimated its severance payments of approximately ¥113,650 ($18,665) which has not been reflected in its financial statements, because management cannot predict what the actual payment, if any will be in the future.

F-15

Qinghai Hua You Downhole Technology Co., Ltd.

NOtes to the financial statements

NOTE 13. PRO FORMA FINANCIAL INFORMATION

RECON TECHNOLOGY, LTD

Unaudited Combined Pro Forma Balance Sheet at September 30, 2015

	Recon	QHHY	Pro Forma Adjustments			Adjusted Pro forma total
	RMB	RMB				RMB	USD
ASSETS
Current assets
Cash and cash equivalents	¥3,877,272	¥436,668	¥			¥4,313,940	$678,954
Notes receivable	3,227,580	-				3,227,580	507,976
Trade accounts receivable, net	51,501,307	8,937,267		335,121	(a)	60,773,695	9,564,937
Inventories, net	11,876,883	-				11,876,883	1,869,257
Other receivables, net	19,137,645	1,623,949		(200,000	)(b)	20,561,594	3,236,110
Purchase advances, net	17,410,721	1,392,128				18,802,849	2,959,308
Prepaid expenses	407,220	-				407,220	64,091
Prepaid expenses - related parties	210,000	-				210,000	33,051
Deferred tax asset	1,758,555	-				1,758,555	276,772
Total current assets	109,407,183	12,390,012		135,121		121,932,316	19,190,456

Property and equipment, net	2,877,450	6,345,556				9,223,006	1,451,573
Long-term trade accounts receivable, net	3,407,973	-				3,407,973	536,368
Goodwill	-	-		19,836,726		19,836,726	3,122,026
Long-term other receivable	2,056,776	-				2,056,776	323,708
Total Assets	¥117,749,382	¥18,735,568		¥19,971,847		¥156,456,797	$24,624,131

LIABILITIES AND EQUITY
Current liabilities
Short-term bank loans	¥7,000,000	¥4,000,000	¥			¥11,000,000	$1,731,247
Trade accounts payable	13,409,825	3,870,862				17,280,687	2,719,740
Trade accounts payable- related parties	3,273,879	-				3,273,879	515,263
Other payables	1,794,205	283,016		7,424,560	(c)	9,501,781	1,495,450
Other payable- related parties	1,844,628	-				1,844,628	290,319
Deferred revenue	2,452,511	-				2,452,511	385,991
Advances from customers	370,985	-				370,985	58,388
Accrued payroll and employees' welfare	330,057	-				330,057	51,946
Accrued expenses	202,852	-				202,852	31,926
Taxes payable	2,660,650	255,297				2,915,947	458,930
Short-term borrowings - related parties	9,405,714	-				9,405,714	1,480,329
Deferred tax liability	180,186	-				180,186	28,359
Total current liabilities	42,925,492	8,409,175		7,424,560		58,759,227	9,247,888

Total Liabilities	¥42,925,492	¥8,409,175		¥7,424,560		¥58,759,227	$9,247,888

Commitments and Contingency

Equity
Common stock, ($ 0.0185 U.S. dollar par value, 100,000,000 shares authorized; 5,427,946 and 5,438,763 shares issued and outstanding as of June 30, 2015 and September 30, 2015, respectively)	¥699,013	¥-		¥49,701	(a)	¥748,714	$117,837
Paid-in Capital	-	10,000,000		(10,000,000	)(a)	-	-
Additional paid-in capital	93,802,706	104,500		22,719,479	(a)	116,626,685	18,355,423
Appropriated retained earnings	4,148,929	-		-		4,148,929	652,984
Unappropriated retained earnings	(31,873,541)	221,893		(221,893	)(a)	(31,873,541)	(5,016,453)
Accumulated other comprehensive loss	(193,333)	-		-		(193,333)	(30,428)
Total shareholders’ equity	66,583,774	10,326,393		12,547,287		89,457,454	14,079,363
Non-controlling interest	8,240,116	-		-		8,240,116	1,296,880
Total equity	74,823,890	10,326,393		12,547,287		97,697,570	15,376,243
Total Liabilities and Equity	¥117,749,382	¥18,735,568		¥19,971,847		¥156,456,797	$24,624,131

F-16

Qinghai Hua You Downhole Technology Co., Ltd.

NOtes to the financial statements

RECON TECHNOLOGY, LTD

Unaudited Combined Pro Forma Statement of Operation for Year ended June 30, 2015

			Pra Forma	Adjusted	Adjusted
	RECON	QHHY	Adjustments	Pro forma total	Pro forma total
	RMB	RMB	RMB	RMB	USD

Revenues
Hardware and software	¥48,980,953	¥-	¥	¥48,980,953	$7,708,923
Service	103,774	12,195,278		12,299,052	1,935,700
Hardware and software - related parties	2,428,173	-		2,428,173	382,161
Total revenues	51,512,900	12,195,278		63,708,178	10,026,784

Cost of revenues
Hardware and software	¥33,672,730	¥-	¥	¥33,672,730	$5,299,621
Service	-	8,838,960		8,838,960	1,391,130
Hardware and software - related parties	27,161	-		27,161	4,274
Provision for slow moving inventories	7,700,836	-		7,700,836	1,212,005
Total cost of revenues	41,400,727	8,838,960		50,239,687	7,907,030
Gross profit	10,112,173	3,356,318		13,468,491	2,119,754

Selling and distribution expenses	11,312,452	-		11,312,452	1,780,423
General and administrative expenses	30,147,141	1,807,072		31,954,213	5,029,150
Research and development expenses	4,168,813			4,168,813	656,113
Operating expenses	45,628,406	1,807,072		47,435,478	7,465,686

Income (Loss) from operation	(35,516,233)	1,549,246		(33,966,987)	(5,345,932)

Other income (expenses)
Subsidy income	781,457	-		781,457	122,990
Interest income	293,499	6,165		299,664	47,163
Interest expense	(1,110,451)	(7,545)		(1,117,996)	(175,957)
Change in fair value of warrants liability	4,034,272	-		4,034,272	634,938
Loss from foreign currency exchange	(19,190)	-		(19,190)	(3,020)
Loss from warrants redemption	(2,496,375)	-		(2,496,375)	(392,895)
Other expense	24,558	1,760		26,318	4,142

Income (loss) before income tax	(34,008,463)	1,549,626		(32,458,837)	(5,108,571)
Provision (benefit) for income tax	(2,552,075)	439,196		(2,112,879)	(332,538)
Net Income (loss)	(31,456,388)	1,110,430		(30,345,958)	(4,776,033)

Less: Net income attributable to non-controlling interest	-	-		-	-
Net Income (loss) attributable to Recon Technology, Ltd	¥(31,456,388)	¥1,110,430	¥	¥(30,345,958)	$(4,776,033)

Comprehensive income (loss)
Net income (loss)	(31,456,388)	1,110,430		(30,345,958)	(4,776,033)
Foreign currency translation adjustment	(38,276)	-		(38,276)	(6,024)
Comprehensive income (loss)	(31,494,664)	1,110,430		(30,384,234)	(4,782,057)
Less: Comprehensive income attributable to non-controlling interest	(1,982)	-		(1,982)	(312)
Comprehensive income (loss) attributable to Recon Technology, Ltd	¥(31,492,682)	¥1,110,430	¥	¥(30,382,252)	$(4,781,745)

Earnings (loss) per common share - basic	¥(6.45)	¥-	¥	¥(4.02)	$(0.63)
Earnings (loss) per common share - diluted	¥(6.45)	¥-	¥	¥(4.02)	$(0.63)
Weighted - average shares -basic	4,876,504	-	2,686,567	7,563,071	7,563,071
Weighted - average shares -diluted	4,876,504	-	2,686,567	7,563,071	7,563,071

F-17

Qinghai Hua You Downhole Technology Co., Ltd.

NOtes to the financial statements

RECON TECHNOLOGY, LTD

Unauidted Combined Pro Forma Statement of Operation for three months ended September 30, 2015

			Pro Forma	Adjusted	Adjusted
	RECON	QHHY	Adjustments	Pro forma total	Pro forma total
	RMB	RMB	RMB	RMB	USD

Revenues
Hardware and software	¥3,480,752	-	¥	¥3,480,752	$547,822
Service	113,208	3,531,869		3,645,077	573,685
Total revenues	3,593,960	3,531,869		7,125,829	1,121,507

Cost of revenues
Hardware and software	¥3,192,295	-	¥	¥3,192,295	$504,423
Service	-	2,362,204		2,362,204	371,778
Total cost of revenues	3,192,295	2,362,204		5,554,499	874,201
Gross profit	401,665	1,169,665		1,571,330	247,306

Selling and distribution expenses	1,112,670	-		1,112,670	175,119
General and administrative expenses	6,177,145	443,186		6,620,331	1,041,948
Research and development expenses	1,792,997	-		1,792,997	282,193
Operating expenses	9,082,812	443,186		9,525,998	1,499,260

Income (Loss) from operation	(8,681,147)	726,479		(7,954,668)	(1,251,954)

Other income (expenses)
Subsidy income	49,000	-		49,000	7,712
Interest income	55,510	1,043		56,553	8,901
Interest expense	(277,824)	(57,279)		(335,103)	(52,741)
Loss from foreign currency exchange	(938)	-		(938)	(148)
Other expense	(9,664)	-		(9,664)	(1,521)

Income (loss) before income tax	(8,865,063)	670,243		(8,194,820)	(1,289,751)
Provision (benefit) for income tax	(16,457)	167,561		151,104	23,782
Net Income (loss)	(8,848,606)	502,682		(8,345,924)	(1,313,533)

Less: Net income attributable to non-controlling interest	-	-		-	-
Net Income (loss) attributable to Recon Technology, Ltd	¥(8,848,606)	¥502,682	¥	¥(8,345,924)	$(1,313,533)

Comprehensive income (loss)
Net income (loss)	(8,848,606)	502,682		(8,345,924)	(1,313,533)
Foreign currency translation adjustment	124,218	-		124,218	19,551
Comprehensive income (loss)	(8,724,388)	502,682		(8,221,706)	(1,293,982)
Less: Comprehensive income attributable to non-controlling interest	16,620	-		16,620	2,616
Comprehensive income (loss) attributable to Recon Technology, Ltd	¥(8,741,008)	502,682	¥	¥(8,238,326)	$(1,296,598)

Earnings (loss) per common share - basic	¥(1.63)	-	¥	¥(1.01)	$(0.16)
Earnings (loss) per common share - diluted	¥(1.63)	-	¥	¥(1.01)	$(0.12)
Weighted - average shares -basic	5,438,763	-	2,686,567	8,125,330	10,811,897
Weighted - average shares -diluted	5,438,763	-	2,686,567	8,125,330	10,811,897

F-18

Qinghai Hua You Downhole Technology Co., Ltd.

NOtes to the financial statements

Notes to Unaudited Pro Forma Combined Financial Statements

Note 1 — Basis of presentation

The unaudited pro forma condensed combined financial statements are based on Recon’s historical consolidated financial statements and QHHY’s historical consolidated financial statements. The unaudited pro forma condensed combined statements of operations are presented for the three months ended September 30, 2015 and the 12-months ended June 30, 2015. The unaudited pro forma condensed combined balance sheet is presented as of September 30, 2015.

The pro forma combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

Note 2 — Preliminary purchase price allocation

As of December 1, 2015, Recon signed the Share Purchase Agreement (“SPA”) to acquire QHHY 100% control right. Pursuant to the SPA, the QHHY purchase price is (i) $3.60 million worth of Recon’s ordinary shares; and (ii) up to $4.8 million of cash to be paid in two years. Based on the best estimation of Recon’s management, the estimated pay out would be (i) $3.60 million worth of Recon’s ordinary shares; and (ii) $1.2 million of cash to be paid in two years. The remaining $2.4 million is contingent upon QHHY’s future performance. The possibility for QHHY to reach the performance was remote; therefore, the Company did not include the contingent liability in the purchase price allocation as of the date of this report

	RMB	USD
Estimated purchase price
Shares	¥22,873,680	$3,600,000
Cash	7,624,560	1,200,000
Purchase Price	¥30,498,240	$4,800,000

Recon financed the acquisition through the issuance of an additional common shares and cash generated from its operation. The unaudited pro forma condensed combined financial information includes various assumptions, including those related to the preliminary purchase price allocation of the assets acquired and liabilities assumed of QHHY based on management’s best estimates of fair value. The final purchase price allocation may vary based on final appraisals, valuations and analyses of the fair value of the acquired assets and assumed liabilities. Accordingly, the pro forma adjustments are preliminary and based on the management’s best estimate. The Company will obtain control of QHHY after the shareholders’ approval of the transaction. In accordance with ASC 805-10-25-6 - purchase acquisition accounting, the Company initially allocated the consideration to the net tangible and identifiable intangible assets, based on their estimated fair values as of the date of acquisition. Goodwill represents the excess of the purchase price over the fair value of the underlying net tangible and identifiable intangible assets. The following table shows the preliminary allocation of the purchase price for QHHY to the acquired identifiable assets, liabilities assumed and pro forma goodwill:

F-19

Qinghai Hua You Downhole Technology Co., Ltd.

NOtes to the financial statements

	RMB	USD

Total estimated purchase price	¥30,498,240	$4,800,000
Cash and cash equivalents	436,668	68,725
Trade accounts receivable, net	9,272,388	1,459,345
Other current assets	3,016,077	474,689
Property and equipment, net	6,345,556	998,703
Total identifiable assets	19,070,689	3,001,462
Trade accounts payable	(3,870,862)	(609,220)
Short-term bank loans	(4,000,000)	(629,545)
Other current liabilities	(538,313)	(84,723)
Total liabilities assumed	(8,409,175)	(1,323,488)
Total pro forma goodwill	¥19,836,726	$3,122,026

Note 3 — Pro forma adjustments

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

(a)	Represents the preliminary fair value adjustment of $4.8 million to the acquired property and equipment;
(b)	Represents inter-company non-trade transactions.
(c)	Represents the total cash payments on September 30, 2016 and September 30, 2017.

F-20

Annex C

RECON TECHNOLOGY, LTD.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS

*, 2016 (Beijing Time)

The undersigned hereby appoints Yin Shenping and Cheng Guangqiang, or either of them, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all of the ordinary shares of Recon Technoplogy, Ltd. (the “Company”) held of record by the undersigned at the close of business on *, 2016 at the Annual Meeting of Stockholders to be held at the offices of the Recon Technology, Ltd., Room 1902, Building C, King Long International Mansion, No. 9 Fulin Road, Beijing 100107, People’s Republic of China on *, 2016, at 9:00 a.m., Beijing Time, or any adjournment or postponement thereof (the “Meeting”) and authorizes and instructs said proxies to vote in the manner directed below.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RECON TECHNOLOGY, LTD.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2, 3 and 4.

Proposal No. 1

Election of two class III directors to serve a terms expiring at the Annual Meeting of stockholders following the fiscal year ending June 30, 2016.

Nominees:	For	Withhold

Yin Shenping	☐	☐

Chen Guangqiang	☐	☐

Proposal No. 2 To ratify the appointment of Friedman LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2016;	For ☐	Against ☐	Abstain ☐

Proposal No. 3

To approve and adopt the Share Purchase Agreement, dated as of December 1, 2015 (as it may be amended from time to time), by and between the Company, Qinghai Hua You Downhole Technology Co., Ltd., a P.R. China limited liability company (“QHYY”), the shareholders of QHHY and the Company’s wholly owned subsidiary, Recon Hengda Technology (Beijing) Co., Ltd.

For ☐	Against ☐	Abstain ☐

Proposal No. 4 To approve the issuance of an aggregate of 2,686,567 ordinary shares of the Company to QHHY Shareholders pursuant to the Share Purchase Agreement as December 1, 2017.	For ☐	Against ☐	Abstain ☐

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder(s). If no direction is made, this proxy will be voted FOR each of the nominees on proposal No. 1, and FOR each proposal No. 2, No. 3 and No. 4.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature (Please Sign Within Box)	Date	Signature (Joint Owners)	Date

PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone

VOTE BY INTERNET - www.[ ]

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - [ ]

Use any touch-tone telephone to transmit your voting instructions up until

11:59 p.m. Eastern Time the day before the cut-off date or meeting date.

Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it to [ ].